Filed Pursuant to Rule 424(b)(3)
SEC File No.: 333-259381

MERIDA MERGER CORP. I
641 Lexington Avenue, 18th Floor
New York, New York 10022

PROXY STATEMENT/PROSPECTUS/CONSENT SOLICITATION STATEMENT SUPPLEMENT

January 18, 2022

TO THE STOCKHOLDERS OF MERIDA MERGER CORP. I:

This is a supplement (this “Supplement”) to the proxy statement/prospectus/consent solicitation statement of Merida Merger Corp. I (“Merida” or the “Company”), dated December 21, 2021 (the “Proxy Statement/Prospectus/Consent Solicitation Statement”), that was sent to you in connection with the Company’s special meeting in lieu of an annual meeting to consider and vote upon a proposal, among others, to approve and adopt the Agreement and Plan of Merger, dated as of August 9, 2021 and amended on September 8, 2021 and on January 11, 2022 (as amended, the “Merger Agreement”), by and among Merida, Merida Merger Sub, Inc., a Washington corporation (“Merger Sub I”), Merida Merger Sub II, LLC, a Washington limited liability company (“Merger Sub II” and, together with Merger Sub I, the “Merger Subs”), and Leafly Holdings, Inc., a Washington corporation (“Leafly”). The special meeting was originally scheduled to be held at 10:00 a.m., Eastern Time, on January 14, 2022. However, as a result of Merida entering into the agreements discussed below, Merida has determined to adjourn the meeting until 10:00 a.m., Eastern Time, on February 1, 2022 to give stockholders sufficient time to evaluate the information contained in this Supplement. Additionally, holders of Public Shares now have until 5:00 p.m., Eastern Time, on January 28, 2022, the day that is two business days before the special meeting, to exercise their redemption rights if they desire to do so.

Due to health concerns stemming from the COVID-19 pandemic, and to support the health and well-being of our stockholders, the special meeting will be a virtual meeting, held solely over the internet by means of a live audio webcast and can be accessed at https://www.cstproxy.com/meridamergercorpi/sm2022. Capitalized terms used in this Supplement but not defined shall have the meanings ascribed to such terms in the Proxy Statement/Prospectus/Consent Solicitation Statement, unless a new definition for such term is provided herein.

On January 11, 2022, Merida, Merida Holdings, LLC (“Sponsor”) and certain purchasers (the “Note Investors”) entered into a note purchase agreement (the “NPA”), attached to this Supplement as Annex A, providing for the issuance by Merida of $30,000,000 in aggregate principal amount of unsecured convertible senior notes due 2025 (the “New Notes”), immediately prior to the closing of the transactions contemplated by the Merger Agreement and the other agreements entered into by Merida and Leafly in connection therewith (the “Business Combination”). The New Notes, the form of which is attached to this Supplement as Annex B, will also be guaranteed, after the closing of the Business Combination, by Leafly, LLC.

The New Notes will bear interest at a rate of 8.00% per annum, paid in cash semi-annually in arrears on July 31 and January 31 of each year, and will mature on January 31, 2025 (the “Maturity Date”). The New Notes are convertible into approximately 2,400,000 shares of New Leafly Common Stock at an initial conversion rate of 80 shares of New Leafly Common Stock per $1,000 principal amount of New Notes and 80 shares of New Leafly Common Stock per $1,000 amount of accrued and unpaid interest, if any, thereon, subject to adjustment for customary events prior to the Maturity Date (the “Conversion Rate”), which is equivalent to an initial conversion price of $12.50 per share. Conversion of the New Notes, together with any accrued and unpaid interest, if any, at the time of conversion will be settled in shares of New Leafly Common Stock.

The New Notes will be convertible at the option of the holders at any time prior to the close of business on the second scheduled trading day immediately before the Maturity Date. In addition, the Company may, at its election, force the conversion of the New Notes at the Conversion Rate on or after January 31, 2024, if the volume-weighted average trading price of New Leafly Common Stock exceeds $18.00 for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days. The Company also has the option, on or after January 31, 2023 and prior to the 40th trading day immediately before the Maturity Date and subject to the holders’ ability to optionally convert, to redeem all or a portion of the New Notes at a cash redemption price equal to 100% of the principal amount of the New Notes, plus accrued and unpaid interest, if any.

The holders of the New Notes will have the right to cause the Company to repurchase for cash all or a portion of the New Notes held by such holder upon the occurrence of a “fundamental change,” as defined in the New Notes or, in connection with certain asset sales, in each case at a price equal to 100% of par plus accrued and unpaid interest, if any.

The New Notes include restrictive covenants that, among other things and subject to the exceptions set forth in the New Notes, limit the ability of the Company to incur additional debt, incur liens, make restricted payments, make certain investments, enter into affiliate transactions, dispose of certain assets and enter into certain merger or asset sale transactions. The New Notes also contain customary events of default.

Pursuant to and as set forth in the NPA, the Sponsor agreed to transfer, for no additional consideration, 37,500 sponsor shares and 300,000 Private Warrants to the Note Investors.

Pursuant to the NPA, and subject to the terms and conditions thereof, the Company has also agreed to register the resale of the Common Stock issuable upon conversion of the New Notes after the closing of the Business Combination on terms similar to the terms contemplated by the Company’s amended and restated registration rights agreement.

In addition, as previously announced, on December 22, 2021, Merida and the Sponsor entered into agreements (referred to as the “Share Transfer, Non-Redemption and Forward Purchase Agreements”) with certain holders (the “Public Stockholders”), of shares of common stock issued in Merida’s initial public offering (“Public Shares”), pursuant to which such Public Stockholders agreed not to seek redemption of up to 1,400,000 Public Shares in connection with Merida’s upcoming special meeting in lieu of an annual meeting to approve its proposed business combination with Leafly (the “Business Combination Meeting”). The Share Transfer, Non-Redemption and Forward Purchase Agreements provide that, immediately after the closing of the Business Combination, the Sponsor will transfer to the Public Stockholders an aggregate of 1,000 shares of the Company’s common stock beneficially owned by it (or its designees) (“sponsor shares”) for every 45,450 Public Shares not redeemed by the Public Stockholders at the Business Combination Meeting and held at the closing. The Sponsor agreed to assign its registration rights related to all sponsor shares transferred to the Public Stockholders pursuant to such Share Transfer, Non-Redemption and Forward Purchase Agreements. The Share Transfer, Non-Redemption and Forward Purchase Agreements further provide that the Public Stockholders shall have the right, but not the obligation, to have Merida repurchase any of such Public Shares held by it as of the closing and not later sold into the market at a price of $10.01 per share on the three-month anniversary of the closing.

Furthermore, as previously announced, on December 22, 2021, Merida entered into additional agreements with two Public Stockholders and an additional agreement with a Public Stockholder on January 10, 2022 (collectively, the “Additional Non-Redemption and Forward Purchase Agreements”), pursuant to which the Public Stockholders agreed not to seek redemption of up to 1,800,000 Public Shares and up to 800,000 Public Shares, respectively, in connection with the Business Combination Meeting. The Additional Non-Redemption and Forward Purchase Agreements provide that the Public Stockholders shall have the right, but not the obligation, to have Merida repurchase any of such Public Shares held by them as of the closing and not later sold into the open market at a price of $10.16 per share on the three-month anniversary of the closing; provided, however, that if the Public Stockholders sell any of their Public Shares in the open market prior to the one-month anniversary of the closing at a price in excess of $10.06 per share, the Company will pay the Public Stockholders $0.05 per Public Share sold irrespective of the sale price received by such Public Stockholders.

In connection with the foregoing and concurrently with the execution of the NPA, Merida, Merger Sub I, Merger Sub II and Leafly entered into that certain Amendment No. 2 to the Merger Agreement (the “Merger Agreement Amendment”), attached to this Supplement as Annex C, pursuant to which the parties revised the definition of Closing Date Cash to include the proceeds received by Merida pursuant to the NPA and made certain other changes related thereto.

In connection with the foregoing and concurrently with the execution of the NPA, Merida entered into a letter agreement (the “Side Letter”), attached to this Supplement as Annex D, with the Sponsor and Leafly, pursuant to which the Sponsor has agreed to: (i) at the closing of the Business Combination, deliver and surrender for cancellation to Merida an aggregate of 13,000 shares of Common Stock held by the Sponsor at no cost and (ii) on the date that is three months following such closing date, deliver and surrender for cancellation to Merida up to an aggregate of 26,000 shares of New Leafly Common Stock at no cost, with the exact number of shares to be delivered and surrendered for cancellation to be determined based on the final amount of the cash fees to be paid by Merida pursuant to the Share Transfer, Non-Redemption and Forward Purchase Agreements at such date (i.e., one share contributed for each $10.00 of cash paid pursuant to such agreements, up to a maximum of 26,000 shares).

As a result, assuming (i) that no additional holder of Public Shares exercises redemption rights as described in the Proxy Statement/Prospectus/Consent Solicitation Statement (after giving effect to the redemption of an aggregate of 3,927,435 shares of Common Stock by holders who exercised their right to redeem their shares in connection with the submission of proposals to extend the date by which Merida has to consummate a business combination), (ii) Leafly’s capitalization at the closing of the Business Combination will be consistent with Leafly’s estimates as of September 30, 2021, (iii) the Business Combination closes in the first quarter of 2022, (iv) an Exchange Ratio of 0.3271 (estimated as of September 30, 2021 assuming the Business Combination closes in the first quarter of 2022), (v) inclusion of the effect of the conversion of the New Notes and (vi) no inclusion of the effect of any other outstanding warrants and options of Leafly and Merida and the issuance of the Earnout Shares, or any further financing of Merida or Leafly, immediately after the closing of the Business Combination, the former Leafly securityholders will hold approximately 76.5% of the issued and outstanding shares of New Leafly Common Stock, the current public stockholders of Merida will hold approximately 19.8% of the issued and outstanding shares of New Leafly Common Stock, the Note Investors will hold approximately 0.1% of the issues and outstanding shares of New Leafly Common Stock and the Sponsor will hold approximately 3.6% of the issued and outstanding shares of New Leafly Common Stock.

We are sending you this Supplement to provide you with additional information relating to the New Notes and the Merger Agreement Amendment, including updated unaudited pro forma condensed combined financial information to aid you in your analysis of the Business Combination.

Before you vote you should read the Proxy Statement/Prospectus/Consent Solicitation Statement and other documents that the Company has filed with the Securities and Exchange Commission, together with this Supplement, for more complete information about the Company and the business combination with Leafly. If you need additional copies of this Supplement, the Proxy Statement/Prospectus/Consent Solicitation Statement, or the proxy card you should contact:

Mr. Peter Lee
Merida Merger Corp. I
641 Lexington Avenue, 18th Floor
New York, NY 10022
Tel: (212) 818-8800

or:

Morrow Sodali LLC
333 Ludlow Street, 5th Floor, South Tower
Stamford CT 06902
Individuals call toll-free (800) 662-5200
Banks and brokers call (203) 658-9400
Email: MCMJ.info@investor.morrowsodali.com

You may also obtain a free copy of this Supplement, the Proxy Statement/Prospectus/Consent Solicitation Statement and other documents containing information about the Company and the Business Combination, without charge, at the SEC’s website at www.sec.gov.

This Supplement should be read together with the Proxy Statement/Prospectus/Consent Solicitation Statement. To the extent that the information in this Supplement is inconsistent with the information in the Proxy Statement/Prospectus/Consent Solicitation Statement, the information in this Supplement supersedes the information in the Proxy Statement/Prospectus/Consent Solicitation Statement.

All of the Company’s stockholders are cordially invited to attend the special meeting. If you are a stockholder of record and you have already provided a proxy, your shares will be voted in accordance with your instructions at the special meeting, unless you affirmatively change your proxy as described in the Proxy Statement/Prospectus/Consent Solicitation Statement. If you have not yet provided a proxy, you are urged to complete, sign, date and return the proxy card that was enclosed with the Proxy Statement/Prospectus/Consent Solicitation Statement previously mailed to you as soon as possible. If you have any questions or need assistance voting your Common Stock, please contact Morrow Sodali LLC, our proxy solicitor, by calling (800) 662-5200, or banks and brokers can call collect at (203) 658-9400. Questions can also be sent by email to MCMJ.info@investor.morrowsodali.com. This notice of special meeting is and the Proxy Statement/Prospectus/Consent Solicitation Statement relating to the Business Combination are available at https://www.cstproxy.com/meridamergercorpi/sm2022.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the special meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors
/s/ Peter Lee
Peter Lee
President

This Supplement is dated January 18, 2022 and is first being mailed to stockholders of the Company on or about such date.

FORWARD-LOOKING STATEMENTS

Merida believes that some of the information in this Supplement constitutes forward-looking statements within the definition of the Private Securities Litigation Reform Act of 1995. However, because Merida is a “blank check” company, the safe-harbor provisions of that act do not apply to statements made in this Supplement. You can identify these statements by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intend,” “project,” “budget,” “forecast,” “anticipate,” “plan,” “may,” “will,” “could,” “should,” “predict,” “potential,” and “continue” or similar words. You should read statements that contain these words carefully because they:

•        discuss future expectations;

•        contain projections of future results of operations or financial condition; or

•        state other “forward-looking” information.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Supplement.

All forward-looking statements included herein attributable to any of Merida, Leafly or any person acting on either party’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, Merida and Leafly undertake no obligations to update these forward-looking statements to reflect events or circumstances after the date of this Supplement or to reflect the occurrence of unanticipated events.

There may be events in the future that Merida is not able to predict accurately or over which it has no control. The forward-looking statements included herein are subject to and involve risks, uncertainties and assumptions and you should not place undue reliance on these forward-looking statements. The risk factors and cautionary language discussed in this Supplement and the Proxy Statement/Prospectus/Consent Solicitation Statement provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by Merida in such forward-looking statements.

All forward-looking statements included herein attributable to any of Merida, Leafly or any person acting on either party’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, Merida and Leafly undertake no obligations to update these forward-looking statements to reflect events or circumstances after the date of this Supplement or to reflect the occurrence of unanticipated events.

Before a stockholder grants its proxy or instructs how its vote should be cast or vote on each of the proposals presented at the special meeting, it should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in the Proxy Statement/Prospectus/Consent Solicitation Statement and this Supplement may adversely affect Merida and/or Leafly.

SUPPLEMENT TO THE PROXY STATEMENT/PROSPECTUS/CONSENT
SOLICITATION STATEMENT

The purpose of this Supplement is to advise you that the Company has entered into the NPA to sell the New Notes, the Merger Agreement Amendment, the Side Letter, the Share Transfer, Non-Redemption and Forward Purchase Agreements and the Additional Non-Redemption and Forward Purchase Agreements.

The following information supersedes and supplements any information in the Proxy Statement/Prospectus/Consent Solicitation Statement relevant to the applicable topic. Unless otherwise specified, page references listed below are references to pages in the Proxy Statement/Prospectus/Consent Solicitation Statement, not this Supplement. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Proxy Statement/Prospectus/Consent Solicitation Statement.

UPDATE TO FREQUENTLY USED TERMS

The terms below set forth in the section titled “Frequently Used Terms” beginning on page iii of the Proxy Statement/Prospectus/Consent Solicitation Statement is replaced with the disclosure below.

“Closing Cash” means: (a) the funds contained in Merida’s trust account as of the effective time of the Initial Merger; plus (b) all other cash and cash equivalents of Merida (excluding, for the avoidance of doubt, any amount in the foregoing clause “(a)”); plus (c) $31,470,010, representing the aggregate principal amount received by Leafly in connection with the issuance of an aggregate of Notes pursuant to the Note Purchase Agreement; plus (d) the amount delivered to Merida at or prior to the Closing in connection with any sale by Merida of shares of Common Stock on such terms as may be mutually agreed upon by Merida and Leafly, if any; plus (e) $30,000,000, representing the aggregate principal amount to be received by Merida in connection with the issuance of an aggregate of New Notes pursuant to the NPA minus (f) the aggregate amount of cash proceeds that will be required to satisfy the redemption of any shares of Common Stock (to the extent not already paid);

“Minimum Cash Condition” means the condition to closing the Merger Agreement requiring that Closing Cash equals or exceeds $85 million;

UPDATE TO QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

The section entitled “Questions and Answers about the Proposals” beginning page 4 of the Proxy Statement/Prospectus/Consent Solicitation Statement is supplemented with the following questions and answers. In addition, the question entitled “What happens if a substantial number of public stockholders vote in favor of the Business Combination Proposal and exercise their redemption rights?” beginning on page 8 of the Proxy Statement/Prospectus/Consent Solicitation Statement is replaced with the disclosure below under the appropriate question heading.

The following questions and answers are intended to briefly address some common anticipated questions regarding the NPA, the New Notes, the Merger Agreement Amendment, the Side Letter, the Share Transfer, Non-Redemption and Forward Purchase Agreements and the Additional Non-Redemption and Forward Purchase Agreements and this Supplement. These questions and answers do not address all questions that may be important to Merida stockholders. Merida stockholders should refer to the more detailed information contained in the Proxy Statement/Prospectus/Consent Solicitation Statement or elsewhere in this Supplement.

Q:     Why am I receiving this document?

A:     On January 11, 2022, the Company entered into the NPA, attached to this Supplement as Annex A. As a result of the Company entering into the NPA, the Company, Merger Sub I, Merger Sub II and Leafly entered into the Merger Agreement Amendment on January 11, 2022, attached to this Supplement as Annex C, and Merida, the Sponsor and Leafly entered into the Side Letter, attached to this Supplement as Annex D. This Supplement provides information regarding the NPA, the New Notes, the Merger Agreement Amendment, the Side Letter, the impact that the New Notes and the Side Letter will have on the terms of the Business Combination and updates the Proxy Statement/Prospectus/Consent Solicitation Statement.

Q:     Do I still need to read the Proxy Statement/Prospectus/Consent Solicitation Statement?

A:     Yes. This Supplement is intended to supplement the Proxy Statement/Prospectus/Consent Solicitation Statement by providing an update of certain information contained in the Proxy Statement/Prospectus/Consent Solicitation Statement, particularly information that was included in the Proxy Statement/Prospectus/Consent Solicitation Statement that has changed as a result of the Company entering into the NPA, the Merger Agreement Amendment and the Side Letter. However, this Supplement does not contain all of the information that you need to know about the Business Combination, and we urge you to read the Proxy Statement/Prospectus/Consent Solicitation Statement in conjunction with this Supplement, all of the Annexes and Appendices thereto and hereto, and the other documents to which we refer you.

Q:     Have the date and time of any of the special meeting changed?

A:     Yes. As a result of Merida entering into the NPA, the Merger Agreement Amendment and the Side Letter, Merida has determined to adjourn the meeting until 10:00 a.m., Eastern Time, on February 1, 2022 to give stockholders sufficient time to evaluate the information contained in this Supplement. Additionally, holders of Public Shares now have until 5:00 p.m., Eastern Time, January 28, 2022 to deliver their shares for redemption if they desire to do so.

Q:     Has the record date for the special meeting changed?

A:     No.

Q:     What are the terms of the New Notes?

A:     Pursuant to the NPA, Merida will issue the New Notes to the Note Investors in an aggregate principal amount of $30,000,000 immediately prior to the closing of the Business Combination. The New Notes will be guaranteed, after the closing of the Business Combination, by Leafly, LLC. The form of New Notes is attached to this Supplement as Annex B.

The New Notes will bear interest at a rate of 8.00% per annum, paid in cash semi-annually in arrears on July 31 and January 31 of each year, and will mature on January 31, 2025 (the “Maturity Date”). The New Notes are convertible into approximately 2,400,000 shares of New Leafly Common Stock at an initial conversion rate of 80 shares of New Leafly Common Stock per $1,000 principal amount of New Notes and 80 shares of New Leafly Common Stock per $1,000 amount of accrued and unpaid interest, if any, thereon, subject to adjustment for customary events prior to the Maturity Date (the “Conversion Rate”), which is equivalent to an initial conversion price of $12.50 per share. Conversion of the New Notes, together with any accrued and unpaid interest, if any, at the time of conversion will be settled in shares of New Leafly Common Stock.

The New Notes will be convertible at the option of the holders at any time prior to the close of business on the second scheduled trading day immediately before the Maturity Date. In addition, the Company may, at its election, force the conversion of the New Notes at the Conversion Rate on or after January 31, 2024, if the volume-weighted average trading price of New Leafly Common Stock exceeds $18.00 for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days. The Company also has the option, on or after January 31, 2023 and prior to the 40th trading day immediately before the Maturity Date and subject to the holders’ ability to optionally convert, to redeem all or a portion of the New Notes at a cash redemption price equal to 100% of the principal amount of the New Notes, plus accrued and unpaid interest, if any.

Q:     What terms of the transaction changed as a result of the NPA?

A:     In connection with the Company’s entry into the NPA, the Company, Merger Sub I, Merger Sub II and Leafly entered into the Merger Agreement Amendment, as described further below.

As a result of the transactions contemplated by the NPA and the Share Transfer, Non-Redemption and Forward Purchase Agreements, assuming (i) that no additional holder of Public Shares exercises redemption rights as described in the Proxy Statement/Prospectus/Consent Solicitation Statement (after giving effect to the redemption of an aggregate of 3,927,435 shares of Common Stock by holders who exercised their right to redeem their shares in connection with the submission of proposals to extend the date by which Merida has to consummate a business combination), (ii) Leafly’s capitalization at the closing of the Business Combination will be consistent with Leafly’s estimates as of September 30, 2021, (iii) the Business Combination closes in the first quarter of 2022, (iv) an Exchange Ratio of 0.3271 (estimated as of September 30, 2021 assuming the Business Combination closes in the first quarter of 2022), (v) inclusion of the effect of the conversion of the New Notes and (vi) no inclusion of the effect of any other outstanding warrants and options of Leafly and Merida and the issuance of the Earnout Shares, or any further financing of Merida or Leafly, immediately after the closing of the Business Combination, the former Leafly securityholders will hold approximately 76.5% of the issued and outstanding shares of New Leafly Common Stock, the current public stockholders of Merida will hold approximately 19.8% of the issued and outstanding shares of New Leafly Common Stock, the Note Investors will hold approximately 0.1% of the issued and outstanding shares of New Leafly Common Stock and the Sponsor will hold approximately 3.6% of the issued and outstanding shares of New Leafly Common Stock.

Q:     What terms of the Merger Agreement changed?

A:     Pursuant to the Merger Agreement Amendment, the parties revised the definition of Closing Date Cash to include the proceeds received by Merida pursuant to the NPA so that the principal amount of the Notes sold pursuant to the NPA to provide that the principal amount of the New Notes sold pursuant to the NPA would be included in determining whether the Minimum Cash Condition (as defined in the Merger Agreement) is satisfied, as well as to make certain other changes related thereto.

The satisfaction of the Minimum Cash Condition will be determined with respect to whether Closing Cash equals or exceeds $85 million. Closing Cash means: (a) the funds contained in Merida’s trust account as of the effective time of the Initial Merger; plus (b) all other cash and cash equivalents of Merida (excluding, for the avoidance of doubt, any amount in the foregoing clause “(a)”); plus (c) $31,470,010, representing the aggregate principal amount received by Leafly in connection with the issuance of an aggregate of Notes pursuant to the Note Purchase Agreement; plus (d) the amount delivered to Merida at or prior to the Closing in connection with any sale by Merida of shares of Common Stock on such terms as may be mutually agreed upon by Merida and Leafly, if any; plus (e) $30,000,000, representing the aggregate principal amount to be received by Merida in connection with the issuance of an aggregate of New Notes pursuant to the NPA minus (f) the aggregate amount of cash proceeds that will be required to satisfy the redemption of any shares of Common Stock (to the extent not already paid). Assuming that all Public Shares, other than the 4,590,000 Public Shares that public stockholders have agreed not to redeem pursuant to the Non-Redemption Agreements, the Share Transfer, Non-Redemption and Forward Purchase Agreements and the Additional Non-Redemption and Forward Purchase Agreements, are redeemed, the funds contained in Merida’s trust account after taking into account redeeming stockholders will equal $45,945,900, and Closing Cash will equal $107,415,010. As a result, this Supplement revises the disclosure in the Prospectus/Proxy Statement/Consent Solicitation Statement to remove the disclosure previously to illustrate scenarios where the Minimum Cash Condition is waived.

Q:     What are the terms of the Side Letter?

A:     Pursuant to the Side Letter, which is attached to this Supplement as Annex D, the Sponsor has agreed to: (i) at the closing of the Business Combination, deliver and surrender for cancellation to Merida an aggregate of 13,000 shares of common stock of Merida held by the Sponsor at no cost and (ii) on the date that is three months following such closing date, deliver and surrender for cancellation to Merida up to an aggregate of 26,000 shares of New Leafly Common Stock at no cost, with the exact number of shares to be delivered and surrendered for cancellation to be determined based on the final amount of the cash fees to be paid by Merida pursuant to the Share Transfer, Non-Redemption and Forward Purchase Agreements at such date (i.e., one share contributed for each $10.00 of cash paid pursuant to such agreements, up to a maximum of 26,000 shares).

Q:     What are the terms of the Share Transfer, Non-Redemption and Forward Purchase Agreements and the Additional Non-Redemption and Forward Purchase Agreements?

A:     Pursuant to the Share Transfer, Non-Redemption and Forward Purchase Agreements, the Public Stockholders party thereto agreed not to seek redemption of up to 1,400,000 Public Shares in connection with the special meeting. The Share Transfer, Non-Redemption and Forward Purchase Agreements provide that, immediately after the closing of the transactions contemplated by the Merger Agreement, the Sponsor will transfer to the Public Stockholders an aggregate of 1,000 sponsor shares beneficially owned by it (or its designees) for every 45,450 Public Shares not redeemed by the Public Stockholders at the special meeting and held at the closing. The Sponsor agreed to assign its registration rights related to all sponsor shares transferred to the Public Stockholders pursuant to such Share Transfer, Non-Redemption and Forward Purchase Agreements. The Share Transfer, Non-Redemption and Forward Purchase Agreements further provide that the Public Stockholders shall have the right, but not the obligation, to have Merida repurchase any of such Public Shares held by it as of the closing and not later sold into the open market at a price of $10.01 per share on the three-month anniversary of the closing.

Pursuant to the Additional Non-Redemption and Forward Purchase Agreements, the Public Stockholders party thereto agreed not to seek redemption of up to 2,600,000 Public Shares, in connection with the special meeting. The Additional Non-Redemption and Forward Purchase Agreements provide that the Public Stockholders shall have the right, but not the obligation, to have Merida repurchase any of such Public Shares held by them as of the closing and not later sold into the open market at a price of $10.16 per share on the three-month anniversary of the closing; provided, however, that if the Public Stockholders sell any of their Public Shares in the open market prior to the one-month anniversary of the closing of the Business Combination at a price in excess of $10.06 per share, the Company will pay the Public Stockholders $0.05 per Public Share sold irrespective of the sale price received by such Public Stockholders.

Q:     What happens if a substantial number of public stockholders vote in favor of the Business Combination Proposal and exercise their redemption rights?

A:     Merida’s public stockholders may vote in favor of the Business Combination Proposal and still exercise their redemption rights, although they are not required to vote either for or against the Business Combination, or vote at all, or to be holders on the record date, in order to exercise such redemption rights. Accordingly, the Business Combination may be consummated even though the funds available from the trust account and the number of public stockholders are substantially reduced as a result of redemption by public stockholders, subject to the requirement that Merida have at least $5,000,001 of net tangible assets immediately prior to or upon the consummation of the Business Combination. With fewer Public Shares and public stockholders, the trading markets for the Common Stock following the closing of the Business Combination may be less liquid than the market for the Common Stock prior to the Mergers, and Merida may not be able to meet the listing standards of Nasdaq, which is a condition to closing the Business Combination. For example, the combined company must meet certain distribution criteria, including having a minimum of 1,100,000 publicly held shares (excluding shares held by directors, officers, their immediate family members and other concentrated holdings of 10% or more), in order to be listed on Nasdaq. In addition, with fewer funds available from the trust account, the capital infusion from the trust account into Leafly’s business will be reduced and Leafly may not be able to fully achieve its business plans or goals.

If you are a holder of Public Shares and you exercise your redemption rights, it will not result in the loss of any Warrants that you may hold. Accordingly, even if the maximum number of shares was redeemed, there would still be 6,500,776 public Warrants and 3,950,311 private warrants outstanding. Further, if the shares of Common Stock are trading above the exercise price of $11.50 per warrant, the warrants are considered to be “in the money” and are therefore more likely to be exercised by the holders thereof (when they become exercisable). This in turn increases the risk to non-redeeming stockholders that the warrants will be exercised, which would result in immediate dilution to the non-redeeming stockholders. As of January 14, 2022, the closing price of the warrants was $0.66 per warrant.

The potential impact of different redemption levels is illustrated below through a comparison of a no redemption, illustrative redemption and contractual maximum redemption scenarios (as described below). In the Redemption Sensitivity Analysis Table below, the residual equity value owned by non-redeeming stockholders, taking into account the respective redemption amounts, is assumed to remain the deemed value of $10.00 per share. As a result of such redemption amounts and the assumed $10.00 per share value, the implied total equity value of New Leafly, assuming no dilution from any issuance of Common Stock pursuant to conversion of the New Notes or any of the Warrants, private warrants, the 2018 Plan, the 2021 Plan, the ESPP or the sponsor shares that are subject to vesting (“Additional Dilution Sources”), would be (i) $459,340,440 in the no redemption scenario, (ii) $436,919,855 in the illustrative redemption scenario and (iii) $414,499,270 in the contractual maximum redemption scenario. Additionally, the Redemption Sensitivity Analysis Table below sets forth the potential additional dilutive impact of each of the Additional Dilution Sources in each redemption scenario, as described further in Notes 9 through 18 below.

Redemption Sensitivity Analysis Table

Holders	No Redemption Scenario(1)	% of Total	Illustrative Redemption Scenario(2)	% of Total	Contractual Maximum Redemption Scenario(3)	% of Total
Public Stockholders(4)	9,104,920	19.8%	6,862,862	15.7%	4,620,803	11.1%
Merida Initial Stockholders (including Sponsor and EarlyBirdCapital)(5)	1,663,891	3.6%	1,663,891	3.8%	1,663,891	4.0%
Note Investors(6)	37,500	0.1%	37,500	0.1%	37,500	0.1%
Leafly Securityholders(7)	35,127,733	76.5%	35,127,733	80.4%	35,127,733	84.7%
Total Shares Outstanding Excluding Unvested Shares, Earnout Shares and Warrants	45,934,044	100%	43,691,986	100%	41,449,927	100%
Total Equity Value Post-Redemptions	$459,340,440		$436,919,855		$414,499,270
Per Share Value	$10.00		$10.00		$10.00
Additional Dilution Sources(8)(9)	No Redemption Scenario(1)	% of Total(10)	Illustrative Redemption Scenario(2)	% of Total(10)	Contractual Maximum Redemption Scenario(3)	% of Total(10)
Earnout Shares(10)	6,000,000	11.6%	6,000,000	12.1%	6,000,000	12.6%
New Leafly Stock Options(11)	3,642,563	7.3%	3,642,563	7.7%	3,642,563	8.1%
Merida Warrants
Warrants(12)	6,500,776	12.4%	6,500,776	13.0%	6,500,776	13.6%
Private Warrants(13)	3,950,311	8.0%	3,950,311	8.4%	3,950,311	8.8%
Equity Incentive Plans
2018 Plan(14)	193,634	0.4%	193,634	0.4%	193,634	0.5%
2021 Plan(15)	4,977,024	9.8%	4,752,818	9.8%	4,524,862	9.8%
ESPP(16)	1,244,256	2.6%	1,188,205	2.6%	1,131,216	2.7%
New Notes Shares(17)	2,400,000	5.0%	2,400,000	5.2%	2,400,000	5.5%
Sponsor Shares Subject to Vesting(18)	1,625,194	3.4%	1,625,194	3.6%	1,625,194	3.8%
Total Additional Dilutive Sources(19)	30,533,758	39.9%	30,253,501	40.9%	29,968,556	42.0%

____________

(1)      This scenario assumes that no additional shares of Common Stock is redeemed by the public stockholders (after giving effect to the redemption of 3,927,435 shares of Common Stock by holders who exercised their right to redeem their shares on either October 29, 2021 or December 22, 2021 in connection with the submission of proposals to extend the date by which Merida has to consummate a business combination).

(2)      This scenario assumes that approximately 6,169,494 shares of Common Stock (including the 3,927,435 shares of Common Stock that were redeemed on either October 29, 2021 or December 22, 2021 in connection with Merida’s submission of proposals to extend the date by which Merida has to consummate a business combination) are redeemed by the public stockholders.

(3)      This scenario assumes that approximately 8,411,552 shares of Common Stock (including the 3,927,435 shares of Common Stock that were redeemed on either October 29, 2021 or December 22, 2021 in connection with Merida’s submission of proposals to extend the date by which Merida has to consummate a business combination) are redeemed by the public stockholders, which represents an amount of redemptions assuming that all Public Stockholders, other than those who have not agreed not to redeem an aggregate of up to 4,590,000 Public Shares pursuant to the Non-Redemption Agreements, the Share Transfer, Non-Redemption and Forward Purchase Agreements and the Additional Non-Redemption and Forward Purchase Agreements, redeem their Public Shares.

(4)      This row does not include 3,219,585 of the 3,250,388 shares of Common Stock that were issued to the Merida initial stockholders prior to Merida’s initial public offering (after accounting for the transfer of 30,803 public shares to public stockholders pursuant to the Share Transfer, Non-Redemption and Forward Purchase Agreements) and does not include the 120,000 Representative Shares, which are shown under Merida initial stockholders.

(5)      This row assumes no sponsor shares will be forfeited pursuant to the Sponsor Agreement. Additionally, this row assumes that (a) of the 3,250,388 sponsor shares currently held by Sponsor, 1,625,194 sponsor shares (equal to 50% of the 3,250,388 sponsor shares issued to sponsor prior to Merida’s initial public offering) will vest upon the closing of the Mergers and (b) all 120,000 Representative Shares vest upon the closing of the Mergers, (c) 30,803 sponsor shares will be transferred to the public stockholders pursuant to the Share Transfer, Non-Redemption and Forward Purchase Agreements and (d) 37,500 sponsor shares are transferred to the Note Investors pursuant to the NPA. In each scenario, the remaining unvested shares will remain subject to vesting. This row also reflects the forfeiture and cancelation of 13,000 sponsor shares pursuant to the Side Letter, but does not reflect the potential cancelation of up to 26,000 sponsor shares on the date that is three months following the Closing Date, pursuant to the Side Letter. See the section titled “Proposal No. 1 — The Business Combination Proposal — Related Agreements.”

(6)      This row assumes the transfer of 37,500 sponsor shares from the Sponsor to the Note Investors pursuant to the terms of the NPA.

(7)      This row assumes the conversion of all outstanding Leafly notes into New Leafly Common Stock in connection with the consummation of the Business Combination (and assuming the Business Combination closes in the first quarter of 2022). This row excludes New Leafly stock options and up to 6,000,000 of Earnout Shares that are issuable to Leafly securityholders and participants upon the realization of all of the triggering events in the Earnout Plan.

(8)      All share numbers and percentages for the Additional Dilution Sources are presented without the potential reduction of any amounts paid by the holders of the given Additional Dilution Sources and therefore may overstate the presentation of dilution.

(9)      The Percentage of Total with respect to each Additional Dilution Source set forth below, including the Total Additional Dilutive Sources, includes the full amount of shares issued with respect to the applicable Additional Dilution Source in both the numerator and denominator. For example, in the illustrative redemption scenario, the Percentage of Total with respect to the Earnout Shares would be calculated as follows: (a) 6,000,000 shares issued pursuant to the Earnout Plan; divided by (b) (i) 43,691,986 shares (the number of shares outstanding prior to any issuance pursuant to the Earnout Plan) plus (ii) 6,000,000 shares issued pursuant to the Earnout Plan.

(10)    This row assumes all 6,000,000 Earnout Shares are issued to Leafly securityholders and participants.

(11)    This row assumes exercise of all New Leafly stock options for 3,642,563 shares of New Leafly Common Stock on a gross basis (based on the outstanding options of Leafly as of September 30, 2021 and assuming the Business Combination closes in the first quarter of 2022).

(12)    This row assumes exercise of all Warrants to purchase 6,500,776 shares of New Leafly Common Stock (following the reclassification of Common Stock to New Leafly Common Stock upon the effectiveness of the Proposed Charter) and does not assume any buyback of Common Stock by New Leafly.

(13)    This row assumes exercise of all Private Warrants to purchase 3,950,311 shares of New Leafly Common Stock (following the reclassification of Common Stock to New Leafly Common Stock upon the effectiveness of the Proposed Charter) and does not assume any buyback of Common Stock by New Leafly.

(14)    This row assumes the issuance of all shares of New Leafly Common Stock reserved for issuance under the 2018 Plan, which equals 193,634 shares.

(15)    This row assumes the issuance of all shares of New Leafly Common Stock reserved for issuance under the 2021 Plan, (10.0% of the sum of (x) the number of outstanding shares of New Leafly Common Stock following the consummation of the Business Combination, (y) each share of New Leafly Common Stock underlying the New Leafly stock options and (z) all shares of New Leafly Common Stock reserved for issuance under the 2018 Plan), which equals 4,977,024 shares of New Leafly Common Stock in the no redemption scenario, 4,752,818 shares of New Leafly Common Stock in the illustrative redemption scenario or 4,524,862 shares of New Leafly Common Stock in the contractual maximum redemption scenario, in each case, following the consummation of the Business Combination.

(16)    This row assumes the issuance of all shares of New Leafly Common Stock reserved for issuance under the ESPP, (2.5% of the sum of (x) the number of outstanding shares of New Leafly Common Stock following the consummation of the Business Combination, (y) each share of New Leafly Common Stock underlying the New Leafly stock options and (z) all shares of New Leafly Common Stock reserved for issuance under the 2018 Plan), which equals 1,244,256 shares of New Leafly Common Stock in the no redemption scenario, 1,188,205 shares of New Leafly Common Stock in the illustrative redemption scenario or 1,131,216 shares of New Leafly Common Stock in the contractual maximum redemption scenario, in each case, following the consummation of the Business Combination.

(17)    This row assumes that the Note Investors elect to fully exercise the right to convert the $30,000,000 principal amount under New Notes into 2,400,000 shares of Common Stock.

(18)    This row assumes no sponsor shares will be forfeited pursuant to the Sponsor Agreement. Additionally, this row assumes that of each of the remaining outstanding sponsor shares vest in accordance with the provisions of the Stock Escrow Agreement, resulting in 1,625,194 shares of Common Stock vesting in the no redemption scenario, 1,625,194 shares of Common Stock vesting the illustrative redemption scenario, and 1,625,194 shares of Common Stock vesting in the contractual maximum redemption scenario.

(19)    This row assumes the issuance of all shares of Common Stock in connection with each of the Additional Dilution Sources, as described further in Notes 9 through 18 above, which equals 30,533,758 shares of Common Stock in the no redemption scenario, 30,253,501 shares of Common Stock in the illustrative redemption scenario or 29,968,556 shares of Common Stock in the contractual maximum redemption scenario, in each case, following the consummation of the Business Combination.

The foregoing table is provided for illustrative purposes only and there can be no assurance that the New Leafly Common Stock will trade at the illustrative per share values set forth therein, regardless of the levels of redemption.

Q:     May I change my vote after I have mailed my signed proxy card?

A.     Yes. Stockholders may send a later-dated, signed proxy card to Merida’s transfer agent at the address set forth below so that it is received prior to the vote at the special meeting or attend the special meeting and vote. Stockholders also may revoke their proxy by sending a notice of revocation to Merida’s transfer agent, which must be received prior to the vote at the special meeting. Stockholders may also revoke their proxy by attending the special meeting.

Q:     Who can answer my questions?

A:     If you have questions about the Merger or if you need additional copies of this Supplement, the Proxy Statement/Prospectus/Consent Solicitation Statement or the proxy card you should contact:

Mr. Peter Lee
Merida Merger Corp. I
641 Lexington Avenue, 18th Floor
New York, NY 10022
Tel: (212) 818-8800

or:

Morrow Sodali LLC
333 Ludlow Street, 5th Floor, South Tower
Stamford CT 06902
Individuals call toll-free (800) 662-5200
Banks and brokers call (203) 658-9400
Email: MCMJ.info@investor.morrowsodali.com

You may also obtain additional information about Merida from documents filed with the SEC by following the instructions in the section of the Proxy Statement/Prospectus/Consent Solicitation Statement entitled “Where You Can Find More Information.” If you are a holder of Public Shares and you intend to seek redemption of your shares, you will need to deliver your shares (either physically or electronically) to Merida’s transfer agent at the address below prior to the vote at the extraordinary general meeting. If you have questions regarding the certification of your position or delivery of your stock, please contact:

Mr. Mark Zimkind
Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
E-mail: mzimkind@continentalstock.com

UPDATE TO SUMMARY

Update to Dilution Caused by Public Stockholder Redemptions

The section titled “Summary — Dilution Caused by Public Stockholder Redemptions” beginning on page 26 of the Proxy Statement/Prospectus/Consent Solicitation Statement is replaced with the disclosure below.

Dilution Caused by Public Stockholder Redemptions

Depending on the number of Public Stockholders that exercise their redemption rights, the remaining Public Stockholders will be subject to varying levels of dilution. In each of the no redemption, illustrative redemption and contractual maximum redemption scenarios as described below, the residual equity value owned by non-redeeming stockholders, taking into account the respective redemption amounts, is assumed to remain the deemed value of $10.00 per share as illustrated in the Redemption Sensitivity Analysis Table below. As a result of such redemption amounts and the assumed $10.00 per share value, the implied total equity value of New Leafly, assuming no dilution from any Additional Dilution Sources, would be (i) $459,340,440 in the no redemption scenario, (ii) $436,919,855 in the illustrative redemption scenario and (iii) $414,499,270 in the contractual maximum redemption scenario. Additionally, the Redemption Sensitivity Analysis Table below sets forth the potential additional dilutive impact of each of the Additional Dilution Sources in each redemption scenario, as described further in Notes 9 through 18 below.

Redemption Sensitivity Analysis Table

Holders	No Redemption Scenario(1)	% of Total	Illustrative Redemption Scenario(2)	% of Total	Contractual Maximum Redemption Scenario(3)	% of Total
Public Stockholders(4)	9,104,920	19.8%	6,862,862	15.7%	4,620,803	11.1%
Merida Initial Stockholders (including Sponsor and EarlyBirdCapital)(5)	1,663,891	3.6%	1,663,891	3.8%	1,663,891	4.0%
Note Investors(6)	37,500	0.1%	37,500	0.1%	37,500	0.1%
Leafly Securityholders(7)	35,127,733	76.5%	35,127,733	80.4%	35,127,733	84.7%
Total Shares Outstanding Excluding Unvested Shares, Earnout Shares and Warrants	45,934,044	100%	43,691,986	100%	41,449,927	100%
Total Equity Value Post-Redemptions	$459,340,440		$436,919,855		$414,499,270
Per Share Value	$10.00		$10.00		$10.00
Additional Dilution Sources(8)(9)	No Redemption Scenario(1)	% of Total(10)	Illustrative Redemption Scenario(2)	% of Total(10)	Contractual Maximum Redemption Scenario(3)	% of Total(10)
Earnout Shares(10)	6,000,000	11.6%	6,000,000	12.1%	6,000,000	12.6%
New Leafly Stock Options(11)	3,642,563	7.3%	3,642,563	7.7%	3,642,563	8.1%
Merida Warrants
Warrants(12)	6,500,776	12.4%	6,500,776	13.0%	6,500,776	13.6%
Private Warrants(13)	3,950,311	8.0%	3,950,311	8.4%	3,950,311	8.8%
Equity Incentive Plans
2018 Plan(14)	193,634	0.4%	193,634	0.4%	193,634	0.5%
2021 Plan(15)	4,977,024	9.8%	4,752,818	9.8%	4,524,862	9.8%
ESPP(16)	1,244,256	2.6%	1,188,205	2.6%	1,131,216	2.7%
New Notes Shares(17)	2,400,000	5.0%	2,400,000	5.2%	2,400,000	5.5%
Sponsor Shares Subject to Vesting(18)	1,625,194	3.4%	1,625,194	3.6%	1,625,194	3.8%
Total Additional Dilutive Sources(19)	30,533,758	39.9%	30,253,501	40.9%	29,968,556	42.0%

____________

(1)      This scenario assumes that no additional shares of Common Stock is redeemed by the public stockholders (after giving effect to the redemption of 3,927,435 shares of Common Stock by holders who exercised their right to redeem their shares on either October 29, 2021 or December 22, 2021 in connection with the submission of proposals to extend the date by which Merida has to consummate a business combination).

(2)      This scenario assumes that approximately 6,169,494 shares of Common Stock (including the 3,927,435 shares of Common Stock that were redeemed on either October 29, 2021 or December 22, 2021 in connection with Merida’s submission of proposals to extend the date by which Merida has to consummate a business combination) are redeemed by the public stockholders.

(3)      This scenario assumes that approximately 8,411,552 shares of Common Stock (including the 3,927,435 shares of Common Stock that were redeemed on either October 29, 2021 or December 22, 2021 in connection with Merida’s submission of proposals to extend the date by which Merida has to consummate a business combination) are redeemed by the public stockholders, which represents an amount of redemptions assuming that all Public Stockholders, other than those who have not agreed not to redeem an aggregate of up to 4,590,000 Public Shares pursuant to the Non-Redemption Agreements, the Share Transfer, Non-Redemption and Forward Purchase Agreements and the Additional Non-Redemption and Forward Purchase Agreements, redeem their Public Shares.

(4)      This row does not include 3,219,585 of the 3,250,388 shares of Common Stock that were issued to the Merida initial stockholders prior to Merida’s initial public offering (after accounting for the transfer of 30,803 public shares to public stockholders pursuant to the Share Transfer, Non-Redemption and Forward Purchase Agreements) and does not include the 120,000 Representative Shares, which are shown under Merida initial stockholders.

(5)      This row assumes no sponsor shares will be forfeited pursuant to the Sponsor Agreement. Additionally, this row assumes that (a) of the 3,250,388 sponsor shares currently held by Sponsor, 1,625,194 sponsor shares (equal to 50% of the 3,250,388 sponsor shares issued to sponsor prior to Merida’s initial public offering) will vest upon the closing of the Mergers and (b) all 120,000 Representative Shares vest upon the closing of the Mergers, (c) 30,803 sponsor shares will be transferred to the public stockholders pursuant to the Share Transfer, Non-Redemption and Forward Purchase Agreements and (d) 37,500 sponsor shares are transferred to the Note Investors pursuant to the NPA. In each scenario, the remaining unvested shares will remain subject to vesting. This row also reflects the forfeiture and cancelation of 13,000 sponsor shares pursuant to the Side Letter, but does not reflect the potential cancelation of up to 26,000 sponsor shares on the date that is three months following the Closing Date, pursuant to the Side Letter. See the section titled “Proposal No. 1 — The Business Combination Proposal — Related Agreements.”

(6)      This row assumes the transfer of 37,500 sponsor shares from the Sponsor to the Note Investors pursuant to the terms of the NPA.

(7)      This row assumes the conversion of all outstanding Leafly notes into New Leafly Common Stock in connection with the consummation of the Business Combination (and assuming the Business Combination closes in the first quarter of 2022). This row excludes New Leafly stock options and up to 6,000,000 of Earnout Shares that are issuable to Leafly securityholders and participants upon the realization of all of the triggering events in the Earnout Plan.

(8)      All share numbers and percentages for the Additional Dilution Sources are presented without the potential reduction of any amounts paid by the holders of the given Additional Dilution Sources and therefore may overstate the presentation of dilution.

(9)      The Percentage of Total with respect to each Additional Dilution Source set forth below, including the Total Additional Dilutive Sources, includes the full amount of shares issued with respect to the applicable Additional Dilution Source in both the numerator and denominator. For example, in the illustrative redemption scenario, the Percentage of Total with respect to the Earnout Shares would be calculated as follows: (a) 6,000,000 shares issued pursuant to the Earnout Plan; divided by (b) (i) 43,691,986 shares (the number of shares outstanding prior to any issuance pursuant to the Earnout Plan) plus (ii) 6,000,000 shares issued pursuant to the Earnout Plan.

(10)    This row assumes all 6,000,000 Earnout Shares are issued to Leafly securityholders and participants.

(11)    This row assumes exercise of all New Leafly stock options for 3,642,563 shares of New Leafly Common Stock on a gross basis (based on the outstanding options of Leafly as of September 30, 2021 and assuming the Business Combination closes in the first quarter of 2022).

(12)    This row assumes exercise of all Warrants to purchase 6,500,776 shares of New Leafly Common Stock (following the reclassification of Common Stock to New Leafly Common Stock upon the effectiveness of the Proposed Charter) and does not assume any buyback of Common Stock by New Leafly.

(13)    This row assumes exercise of all Private Warrants to purchase 3,950,311 shares of New Leafly Common Stock (following the reclassification of Common Stock to New Leafly Common Stock upon the effectiveness of the Proposed Charter) and does not assume any buyback of Common Stock by New Leafly.

(14)    This row assumes the issuance of all shares of New Leafly Common Stock reserved for issuance under the 2018 Plan, which equals 193,634 shares.

(15)    This row assumes the issuance of all shares of New Leafly Common Stock reserved for issuance under the 2021 Plan, (10.0% of the sum of (x) the number of outstanding shares of New Leafly Common Stock following the consummation of the Business Combination, (y) each share of New Leafly Common Stock underlying the New Leafly stock options and (z) all shares of New Leafly Common Stock reserved for issuance under the 2018 Plan), which equals 4,977,024 shares of New Leafly Common Stock in the no redemption scenario, 4,752,818 shares of New Leafly Common Stock in the illustrative redemption scenario or 4,524,862 shares of New Leafly Common Stock in the contractual maximum redemption scenario, in each case, following the consummation of the Business Combination.

(16)    This row assumes the issuance of all shares of New Leafly Common Stock reserved for issuance under the ESPP, (2.5% of the sum of (x) the number of outstanding shares of New Leafly Common Stock following the consummation of the Business Combination, (y) each share of New Leafly Common Stock underlying the New Leafly stock options and (z) all shares of New Leafly Common Stock reserved for issuance under the 2018 Plan), which equals 1,244,256 shares of New Leafly Common Stock in the no redemption scenario, 1,188,205 shares of New Leafly Common Stock in the illustrative redemption scenario or 1,131,216 shares of New Leafly Common Stock in the contractual maximum redemption scenario, in each case, following the consummation of the Business Combination.

(17)    This row assumes that the Note Investors elect to fully exercise the right to convert the $30,000,000 principal amount under New Notes into 2,400,000 shares of Common Stock.

(18)    This row assumes no sponsor shares will be forfeited pursuant to the Sponsor Agreement. Additionally, this row assumes that of each of the remaining outstanding sponsor shares vest in accordance with the provisions of the Stock Escrow Agreement, resulting in 1,625,194 shares of Common Stock vesting in the no redemption scenario, 1,625,194 shares of Common Stock vesting the illustrative redemption scenario, and 1,625,194 shares of Common Stock vesting in the contractual maximum redemption scenario.

(19)    This row assumes the issuance of all shares of Common Stock in connection with each of the Additional Dilution Sources, as described further in Notes 9 through 18 above, which equals 30,533,758 shares of Common Stock in the no redemption scenario, 30,253,501 shares of Common Stock in the illustrative redemption scenario or 29,968,556 shares of Common Stock in the contractual maximum redemption scenario, in each case, following the consummation of the Business Combination.

The foregoing table is provided for illustrative purposes only and there can be no assurance that the New Leafly Common Stock will trade at the illustrative per share values set forth therein, regardless of the levels of redemption.

Update to Interests of the Sponsor and Merida’s Directors and Officers in the Business Combination

The second paragraph of the section titled “Summary — Interests of the Sponsor and Merida’s Directors and Officers in the Business Combination” beginning on page 36 of the Proxy Statement/Prospectus/Consent Solicitation Statement is replaced with the disclosure below.

At the closing of the Mergers, assuming (i) that no additional holder of Public Shares exercises redemption rights as described in the Proxy Statement/Prospectus/Consent Solicitation Statement (after giving effect to the redemption of an aggregate of 3,927,435 shares of Common Stock by holders who exercised their right to redeem their shares in connection with the submission of proposals to extend the date by which Merida has to consummate a business combination), (ii) Leafly’s capitalization at the closing of the Business Combination will be consistent with Leafly’s estimates as of September 30, 2021, (iii) the Business Combination closes in the first quarter of 2022, (iv) an Exchange Ratio of 0.3271 (estimated as of September 30, 2021 assuming the Business Combination closes in the first quarter of 2022), (v) inclusion of the effect of the conversion of the New Notes and (vi) no inclusion of the effect of any other outstanding warrants and options of Leafly and Merida and the issuance of the Earnout Shares, or any further financing of Merida or Leafly, immediately after the closing of the Business Combination, Sponsor and its affiliates will own approximately 10% of the equity of the combined company.

Additionally, assuming (i) the maximum redemption scenario, (ii) Leafly’s capitalization at the closing of the Business Combination will be consistent with Leafly’s estimates as of September 30, 2021, (iii) the Business Combination closes in the first quarter of 2022, (iv) an Exchange Ratio of 0.3271 (estimated as of September 30, 2021 assuming the Business Combination closes in the first quarter of 2022), (v) inclusion of the effect of the conversion of the New Notes and (vi) no inclusion of the effect of any other outstanding warrants and options of Leafly and Merida and the issuance of the Earnout Shares, or any further financing of Merida or Leafly, immediately after the closing of the Business Combination, Sponsor and its affiliates will own approximately 15% of the equity of the combined company.

Such ownership of Sponsor and its affiliates consist of (i) approximately $31.7 million representing the value of the Sponsor’s and its affiliates’ sponsor shares (after reflecting transfers of sponsor shares pursuant to the Share Transfer, Non-Redemption and Forward Purchase Agreements and the NPA, and assuming a value of $10.00 per share, the deemed value of the Common Stock in the Business Combination), (ii) approximately $3.6 million representing the value of the Sponsor’s Warrants (after reflecting transfers of private warrants pursuant to the NPA, and based on the purchase price of $1.00 per Warrant), and (iii) $800,000 representing the aggregate principal amount of outstanding working capital loans made by the Sponsor to Merida, which loans are repayable in cash at the Closing. Such securities had an aggregate market value of $35.7 million based upon the closing price of $9.98 per share and $1.13 per warrant on Nasdaq on the record date. Affiliates of the Sponsor and of certain directors of Merida own 240,575 shares of Leafly Preferred Stock, which will be converted in accordance with the terms of the Merger Agreement into Merida’s Common Stock at Closing Affiliates of the Sponsor and of certain directors of Merida purchased Notes in an aggregate principal amount of $15 million. The aggregate principal amount of, and all accrued unpaid interest on, the Notes will be converted, in accordance with the terms of the Note Purchase Agreement, into shares of Leafly Common Stock immediately prior to the Initial Merger, and as part of the Initial Merger will be converted into New Leafly Common Stock. The Sponsor is also entitled to reimbursement of out-of-pocket expenses incurred on behalf of Merida. As of September 30, 2021, there were no reimbursable expenses outstanding. There are no fees payable to the Sponsor’s affiliates upon consummation of the Business Combination.

UPDATE TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The section entitled “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 153 of the Proxy Statement/Prospectus/Consent Solicitation Statement is replaced with the disclosure below.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Unless otherwise specified, numbers in this section are presented in thousands, except for per share numbers, conversion ratios and percentages.

Introduction

The following unaudited pro forma condensed combined financial information is presented to aid you in your analysis of the financial aspects of the Business Combination. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

Merida is a blank check company incorporated in Delaware on June 20, 2019. Merida was formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more operating businesses or entities. As of September 30, 2021, Merida had $130,204 in its trust account.

Leafly was founded in 2010 and has grown into a leading marketplace and information resource platform. Leafly offers a deep library of content, including detailed information about cannabis strains, retailers and current events. Leafly is a trusted destination to discover legal cannabis products and order them from licensed retailers. Leafly offers subscription-based products and digital advertising used by over 7,800 cannabis brands and 4,600 retailers (the preceding two numbers are not presented in thousands). The company is headquartered in Seattle, Washington.

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 combines the historical balance sheet of Merida and the historical balance sheet of Leafly on a pro forma basis as if the Business Combination and the related transactions contemplated by the Merger Agreement, summarized below, had been consummated on September 30, 2021. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and for the year ended December 31, 2020, combines the historical statements of operations of Merida and Leafly for such periods on a pro forma basis as if the Business Combination and the transactions contemplated by the Merger Agreement, summarized below, had been consummated on January 1, 2020, the beginning of the earliest period presented.

The pro forma condensed combined financial information may not be useful in predicting the future financial condition and results of operations of Leafly. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of Merida was derived from the unaudited and audited financial statements of Merida as of and for the nine months ended September 30, 2021, and for the year ended December 31, 2020, which are included elsewhere in this proxy statement/prospectus/consent solicitation statement. The historical financial information of Leafly was derived from the unaudited and audited consolidated financial statements of Leafly as of and for the nine months ended September 30, 2021, and for the year ended December 31, 2020, which are included elsewhere in this proxy statement/prospectus/consent solicitation statement. This information should be read together with Merida’s and Leafly’s unaudited and audited financial statements and related notes, the sections titled “Other Information Related to Merida — Merida’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Leafly’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this proxy statement/prospectus/consent solicitation statement.

Accounting for the Transactions

The Business Combination will be accounted for as a reverse recapitalization, in accordance with GAAP. Under this method of accounting, Merida will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Leafly issuing stock for the net assets of Merida, accompanied by a recapitalization. The net assets of Merida will be stated at historical cost, with no goodwill or other intangible assets recorded.

Leafly has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances under both the minimum and maximum redemption scenarios:

•        Without including the effect of outstanding warrants, options, the Earnout Shares, or any further financing of Merida or Leafly, immediately after the closing of the Business Combination, Leafly’s existing securityholders will have the greatest voting interest in New Leafly under the no redemption and maximum possible redemption scenarios with approximately 76% and 85% voting interest, respectively;

•        Leafly will have the ability to nominate the majority of the members of the board of directors of New Leafly following the Closing; and

•        Leafly’s senior management will be the senior management of New Leafly.

The unaudited pro forma condensed combined financial information has been prepared using the following assumptions: (a) Leafly’s capitalization at the closing of the Business Combination will be consistent with Leafly’s estimates as of September 30, 2021 assuming the Business Combination closes in the first quarter of 2022, (b) the Exchange Ratio will equal 0.3271 (estimated as of September 30, 2021 assuming the Business Combination closes in the first quarter of 2022) and (c) no inclusion of the effect of any future grants of warrants, post-Business Combination grants of options, the issuance of Earnout Shares, or any further financing of Merida or Leafly. Additionally, the unaudited pro forma condensed combined financial information has been prepared using the following assumptions with respect to the potential redemption into cash of Common Stock:

•        Assuming No Redemptions:    This presentation assumes that no additional Merida public stockholders exercise the right to have their public shares redeemed for a pro rata share of the trust account (after giving effect to the redemption of 3,927 shares of Common Stock by holders who exercised their right to redeem their shares in connection with the submission of a proposal to extend the date by which Merida has to consummate a business combination).

•        Assuming Maximum Redemptions:    This presentation assumes that public stockholders holding an aggregate of 8,412 shares of Common Stock exercise redemption rights with respect to their public shares, and assumes that all Public Shares, other than the 4,590 Public Shares that public stockholders have agreed not to redeem pursuant to the Non-Redemption Agreements, the Share Transfer, Non-Redemption and Forward Purchase Agreements and the Additional Non-Redemption and Forward Purchase Agreements, are redeemed.

The following summarizes the pro forma shares of New Leafly Common Stock issued and outstanding immediately after the Business Combination, presenting the two redemption scenarios:

	Pro Forma Combined Assuming No Redemptions (Shares)%		Pro Forma Combined Assuming Maximum Redemptions (Shares)(1)%
Merida public stockholders(2)	9,104	19.8	4,582	11.1
Merida Initial Stockholders (including Sponsor and EarlyBirdCapital)(3)	1,664	3.6	1,664	4.0
Merida convertible noteholders	38	0.0	38	0.1
Total Merida	10,806	23.5	6,284	15.2
Leafly existing securityholders(4)	35,128	76.5	35,128	84.8
Weighted average shares outstanding, basic and diluted – pro forma	45,934	100.0	41,412	100.0

____________

(1)      Amount represents the maximum redemption scenario whereby public stockholders holding an aggregate of 8,412 shares of Common Stock exercise redemption rights with respect to their public shares.

(2)      Includes an aggregate of 31 sponsor shares to be transferred by Sponsor to public stockholders pursuant to the Non-Redemption Agreements, the Share Transfer, Non-Redemption and Forward Purchase Agreements.

(3)      This row assumes no sponsor shares will be forfeited pursuant to the Sponsor Agreement. Additionally, this row assumes that (a) of the 3,250 sponsor shares currently held by Sponsor, 1,625 sponsor shares (equal to 50% of the 3,250 sponsor shares issued to sponsor prior to Merida’s initial public offering) will vest upon the closing of the Mergers and (b) all 120,000 Representative Shares vest upon the closing of the Mergers, (c) 31 sponsor shares will be transferred to the public stockholders pursuant to the Share Transfer, Non-Redemption and Forward Purchase Agreements and (d) 38 sponsor shares are transferred to the Note Investors pursuant to the NPA. .

(4)      Amount represents 24,886 shares to be converted from Leafly Common Stock, 6,117 shares to be converted from Leafly Preferred Stock, and 4,125 shares to be converted from Leafly convertible notes.

Description of the Business Combination

Upon the closing of the Business Combination, Merida will assume the name “Leafly Holdings, Inc.” The aggregate consideration for the Business Combination is estimated to be $385,000 and will be payable in the form of shares of Common Stock. Pursuant to the terms of the Merger Agreement, the following shall occur at Closing:

•        In the Initial Merger, Merger Sub I will merge with and into Leafly, with Leafly being the surviving entity of the Initial Merger, and immediately following the Initial Merger and as a part of the same overall transaction as the Initial Merger, in the Final Merger Leafly will merge with and into Merger Sub II, with Merger Sub II being the surviving entity of the Final Merger and a fully-owned subsidiary of Merida;

•        the conversion of Leafly Convertible Promissory Notes to Leafly Common Stock immediately prior to the Closing in accordance with the Leafly Charter and then 12,611 shares of New Leafly Common Stock at the Closing in accordance with the Merger Agreement; and

•        the conversion of 18,702 shares of Leafly Preferred Stock to 6,117 shares of New Leafly Common Stock at the Closing in accordance with the Merger Agreement.

In addition and in connection with the forgoing:

•        Pursuant to the NPA, Merida will issue $30,000 in aggregate principal amount of New Notes, immediately prior to the closing of the Business Combination. The New Notes will bear interest at a rate of 8.00% per annum, paid in cash semi-annually in arrears on July 31 and January 31 of each year, and will mature on the Maturity Date of January 31, 2025. The New Notes are convertible into approximately 2,400 shares of New Leafly Common Stock at an initial conversion rate of .08 shares of New Leafly Common Stock per $1 principal amount of New Notes and 0.08 shares of New Leafly Common Stock per $1 amount of accrued and unpaid interest, if any, thereon, subject to adjustment for customary events prior to the Maturity Date (the “Conversion Rate”) which is equivalent to an initial conversion price of $12.50 per share (such conversion price not in thousands). Conversion of the New Notes, together with any accrued and unpaid interest, if any, at the time of conversion will be settled in shares of New Leafly Common Stock. In addition, pursuant to the NPA, the Sponsor agreed to transfer, for no additional consideration, 38 sponsor shares and 300 Private Warrants to the Note Investors.

•        Pursuant to the Share Transfer, Non-Redemption and Forward Purchase Agreements, the Public Stockholders party thereto agreed not to seek redemption of up to 1,400 Public Shares in connection with the special meeting. The Share Transfer, Non-Redemption and Forward Purchase Agreements additionally provide that, immediately after the closing of the transactions contemplated by the Merger Agreement, the Sponsor will transfer to the Public Stockholders an aggregate of 1 sponsor shares beneficially owned by it (or its designees) for every 45 Public Shares not redeemed by the Public Stockholders at the special meeting and held at the closing.

•        Pursuant to the Additional Non-Redemption and Forward Purchase Agreements, the Public Stockholders party thereto agreed not to seek redemption of up to 2,600 Public Shares in connection with the special meeting.

•        Further, pursuant to the Non-Redemption Agreements, the Share Transfer, Non-Redemption and Forward Purchase Agreements and the Additional Non-Redemption and Forward Purchase Agreements, the Company has agreed to deposit in escrow, $40,430 of cash released from the trust.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2021 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and for the year ended December 31, 2020 are based on the historical financial statements of Merida and Leafly. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF SEPTEMBER 30, 2021

	Historical		Assuming No Redemption			Assuming Maximum Possible Redemption
(in thousands)	MCMJ	Leafly	Transaction Accounting Adjustments		Pro Forma Combined	Transaction Accounting Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$101	$33,104	$64,784	a,b,d	$97,989	$19,845	a,b,d	$53,050
Accounts receivable, net	—	2,166	—		2,166	—		2,166
Prepaid expenses and other current assets	233	3,485	(2,681)	b	1,037	(2,681)	b	1,037
Restricted cash	—	142	40,430	a	40,572	40,430	a	40,572
Total current assets	334	38,897	102,533		141,764	57,594		96,825
Cash and marketable securities held in trust account	130,203	—	(130,203)	a,c,e	—	(130,203)	a,c,e	—
Property and equipment, net	—	323	—		323	—		323
Deposits and other assets	—	82	—		82	—		82
Total assets	$130,537	$39,302	$(27,670)		$142,169	$(72,609)		$97,230

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$265	$3,182	$(2,172)	b	$1,275	$(2,172)	b	$1,275
Accrued expenses	—	6,396	(711)	d	5,685	(711)	d	5,685
Related party payables	417	24	(417)	c	24	(417)	c	24
Deferred revenue	—	2,179	—		2,179	—		2,179
Total current liabilities	682	11,781	(3,300)		9,163	(3,300)		9,163
Other liabilities	7,229	—	2,248	i	9,477	2,248	i	9,477
Convertible promissory notes	—	31,353	(2,894)	d	28,459	(2,894)	d	28,459
Total liabilities	7,911	43,134	(3,946)		47,099	(3,946)		47,099

Redeemable common stock	130,179	—	(130,179)	e	—	(130,179)	e	—

Stockholders’ equity
Series A preferred stock	—	2	(2)	f	—	(2)	f	—
Common stock	—	8	—	e,f,g	8	—	e,f,g	8
Additional paid-in-capital	—	60,784	100,920		161,704	55,981		116,765
Accumulated deficit	(7,553)	(64,626)	5,537		(66,642)	5,537		(66,642)
Total stockholders’ equity	(7,553)	(3,832)	106,455		95,070	61,516		50,131
Total liabilities and stockholders’ equity	$130,537	$39,302	$(27,670)		$142,169	$(72,609)		$97,230

Following is detail of the adjustments to additional paid-in capital and accumulated deficit:

	Historical		Assuming No Redemption			Assuming Maximum Possible Redemption
(in thousands)	MCMJ	Leafly	Transaction Accounting Adjustments		Pro Forma Combined	Transaction Accounting Adjustments		Pro Forma Combined
Additional paid-in-capital
Transaction costs			(15,263)	b		(15,263)	b
Conversion of convertible notes			32,180	d		32,180	d
Warrants and shares transferred to New Notes holders			924	d		924	d
Derivative liability for Share Transfer, Non-Redemption and Forward Purchase Agreements and the Additional Non-Redemption and Forward Purchase Agreements			(2,248)	i		(2,248)	i
Reclass of Merida redeemable stock			90,860	e		45,921	e
Conversion of Leafly Preferred Stock and Leafly Common Stock			4	f,g		4	f,g
Reclass of Merida’s historical accumulated deficit			(7,553)	h		(7,553)	h
Acceleration of CEO options			2,016	aa		2,016	aa
Total additional paid-in capital			100,920			55,981
Accumulated deficit
Reclass Merida’s historical accumulated deficit			7,553	h		7,553	h
Acceleration of CEO options			(2,016)	aa		(2,016)	aa
Total accumulated deficit			5,537			5,537

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

	Historical		Assuming No Redemption			Assuming Maximum Possible Redemption
(in thousands, except per share amounts)	MCMJ	Leafly	Transaction Accounting Adjustments		Pro Forma Combined	Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$—	$30,959	$—		$30,959	$—		$30,959
Cost of revenue		3,564	—		3,564	—		3,564
Gross margin	—	27,395	—		27,395	—		27,395

Operating expenses:
Sales and marketing	—	13,148	—		13,148	—		13,148
Product development	—	9,905	—		9,905	—		9,905
General and administrative	953	10,485	(45)	bb	11,393	(45)	bb	11,393
Total operating expenses	953	33,538	(45)		34,446	(45)		34,446
Loss from operations	(953)	(6,143)	45		(7,051)	45		(7,051)
Interest income (expense), net and unrealized gain	28	(698)	(1,217)	cc,dd	(1,887)	(1,217)	cc,dd	(1,887)
Change in fair value of warrant liability	(3,279)	—	—		(3,279)	—		(3,279)
Other expense, net	—	(39)	—		(39)	—		(39)
Loss before income taxes	(4,204)	(6,880)	(1,172)		(12,256)	(1,172)		(12,256)
Provision for income taxes	—	—	—	ee	—	—	ee	—
Net loss	$(4,204)	$(6,880)	$(1,172)		$(12,256)	$(1,172)		$(12,256)

Net loss per share – redeemable common stock:
Weighted average shares outstanding, basic and diluted	13,002	—	(13,002)		—	(13,002)		—
Net loss per share, basic and diluted	$(0.26)	$—	$0.26		$—	$0.26		$—

Net loss per share – common stock:
Weighted average shares outstanding, basic and diluted	3,370	75,630	(33,066)		45,934	(37,589)		41,412
Net loss per share, basic and diluted	$(0.26)	$(0.09)	$0.08		$(0.27)	$0.05		$(0.30)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020

	Historical		Assuming No Redemption			Assuming Maximum Possible Redemption
(in thousands, except per share amounts)	MCMJ (as Restated)	Leafly	Transaction Accounting Adjustments		Pro Forma Combined	Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$—	$36,392	$—		$36,392	$—		$36,392
Cost of revenue	—	4,962	—		4,962	—		4,962
Gross margin	—	31,430	—		31,430	—		31,430

Operating expenses:
Sales and marketing	—	13,189	—		13,189	—		13,189
Product development	—	14,485	—		14,485	—		14,485
General and administrative	661	13,052	1,956	aa,bb	15,669	1,956	aa,bb	15,669
Total operating expenses	661	40,726	1,956		43,343	1,956		43,343
Loss from operations	(661)	(9,296)	(1,956)		(11,913)	(1,956)		(11,913)
Interest income (expense), net and unrealized gain	789	(637)	(3,866)	cc,dd	(3,714)	(3,866)	cc,dd	(3,714)
Change in fair values of derivative liabilities	(1,975)	—	66	ff	(1,909)	66	ff	(1,909)
Other expense, net	—	(31)	—		(31)	—		(31)
Loss before income taxes	(1,847)	(9,964)	(5,756)		(17,567)	(5,756)		(17,567)
Provision for income taxes	(27)	—	—	ee	(27)	—	ee	(27)
Net loss	$(1,874)	$(9,964)	$(5,756)		$(17,594)	$(5,756)		$(17,594)

Net loss per share – redeemable common stock:
Weighted average shares outstanding, basic and diluted	13,002	—	(13,002)		—	(13,002)		—
Net loss per share, basic and diluted	$(0.11)	$—	$0.11		$—	$0.11		$—

Net loss per share – common stock:
Weighted average shares outstanding, basic and diluted	3,370	76,431	(33,867)		45,934	(38,389)		41,412
Net loss per share, basic and diluted	$(0.11)	$(0.13)	$(0.14)		$(0.38)	$(0.18)		$(0.42)

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Unless otherwise specified, numbers in this section are presented in thousands, except for per share numbers, conversion ratios and percentages.

1. Basis of Presentation

The Business Combination will be accounted for as a reverse recapitalization, in accordance with GAAP. Under this method of accounting, Merida will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Leafly issuing stock for the net assets of Merida, accompanied by a recapitalization. The net assets of Merida will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Leafly.

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 assumes that the Business Combination occurred on September 30, 2021. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and for the year ended December 31, 2020 gives pro forma effect to the Business Combination as if it had been completed on January 1, 2020. These periods are presented on the basis of Leafly as the accounting acquirer.

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 has been prepared using, and should be read in conjunction with, the following:

•        Merida’s unaudited balance sheet as of September 30, 2021 and the related notes for the period ended September 30, 2021, included elsewhere in this proxy statement/prospectus/consent solicitation statement;

•        Leafly’s unaudited balance sheet as of September 30, 2021 and the related notes for the period ended September 30, 2021, included elsewhere in this proxy statement/prospectus/consent solicitation statement.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021 has been prepared using, and should be read in conjunction with, the following:

•        Merida’s unaudited statement of operations for the nine months ended September 30, 2021 and the related notes, included elsewhere in this proxy statement/prospectus/consent solicitation statement; and

•        Leafly’s unaudited statement of operations for the nine months ended September 30, 2021 and the related notes, included elsewhere in this proxy statement/prospectus/consent solicitation statement.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 has been prepared using, and should be read in conjunction with, the following:

•        Merida’s audited statement of operations for the year ended December 31, 2020 and the related notes, included elsewhere in this proxy statement/prospectus/consent solicitation statement; and

•        Leafly’s audited statement of operations for the year ended December 31, 2020 and the related notes, included elsewhere in this proxy statement/prospectus/consent solicitation statement.

The unaudited pro forma condensed combined financial information has been prepared using the following assumptions: (a) Leafly’s capitalization at the closing of the Business Combination will be consistent with Leafly’s estimates as of September 30, 2021 assuming the Business Combination closes in the first quarter of 2022, (b) the Exchange Ratio will equal 0.3271 (estimated as of September 30, 2021 assuming the Business Combination closes in the first quarter of 2022) and (c) no inclusion of the effect of any future grants of warrants, post-Business Combination grants of options, the issuance of Earnout Shares, or any further financing of Merida or Leafly. Additionally, the unaudited pro forma condensed combined financial information has been prepared using the assumptions below with respect to the potential redemption into cash of Common Stock:

•        Assuming No Redemptions:    This presentation assumes that no additional Merida public stockholders exercise the right to have their public shares redeemed for a pro rata share of the trust account (after giving effect to the redemption of 3,927 shares of Common Stock by holders who exercised their right to redeem their shares in connection with the submission of a proposal to extend the date by which Merida has to consummate a business combination).

•        Assuming Maximum Redemptions:    This presentation assumes that public stockholders holding an aggregate of 8,412 shares of Common Stock exercise redemption rights with respect to their public shares, and assumes that all Public Shares, other than the 4,590 Public Shares that public stockholders have agreed not to redeem pursuant to the Non-Redemption Agreements, the Share Transfer, Non-Redemption and Forward Purchase Agreements and the Additional Non-Redemption and Forward Purchase Agreements, are redeemed.

Please see “Summary of the Proxy Statement/Prospectus/Consent Solicitation Statement — Dilution Caused by Public Stockholder Redemptions” for a more detailed analysis of the various redemption scenarios.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that Merida believes are reasonable under the circumstances. The unaudited condensed combined pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Merida believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of New Leafly. The unaudited pro forma condensed combined financial information should be read in conjunction with the historical financial statements and notes thereto of Merida and Leafly.

2. Accounting Policies

Upon consummation of the Business Combination, management will perform a comprehensive review of Merida’s and Leafly’s accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of New Leafly. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Mergers and has been prepared for informational purposes only.

Merida and Leafly are currently finalizing their accounting analysis of the New Notes, and more specifically, the analysis of the potential existence of embedded premium or derivatives that should be bifurcated from the New Notes. As a result, the adjustments to the unaudited pro forma condensed combined financial information include adjustments with respect to the issuance of the New Notes, and transfer of sponsor shares and private warrants at the time of issuance of the New Notes, with $30,000 of proceeds allocated between these instruments using the residual method, as well as the accretion of the New Notes to their par value as of the first redemption date 13 months post-issuance through entries to interest expense. However, any effect of the analysis of the potential existence of embedded premium or derivatives requiring bifurcation from the New Notes has currently been excluded from the unaudited pro forma condensed combined financial information due to the fact that the analysis has not yet been finalized. The adjustments to the unaudited pro forma condensed combined financial information reflect the best estimates of Merida and Leafly based on information currently available, and are subject to change, based on the outcome of the finalized analysis of the potential existence of embedded premium or derivatives that should be bifurcated from the New Notes. Differences between these preliminary estimates and the final accounting could be material. The excluded adjustments relate to potential non-cash expenses, the magnitude of which is currently indeterminable because a valuation would need to be performed by valuation experts if Merida and Leafly conclude that an embedded feature or features require bifurcation. Merida and Leafly expect to finalize the analysis of the potential existence of embedded premium or derivatives that should be bifurcated from the New Notes by the time it completes is overall analysis for accounting for the Mergers and the associated accounting is audited by its auditors through New Leafly’s 2021 year-end audit, no later than the date on which it files a form with the SEC fulfilling its Form 10-K obligations, currently anticipated to be no later than March 31, 2022.

The preceding unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and the option to present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Merida has elected to present Management’s Adjustments in addition to Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information. Transaction Accounting Adjustments are included in the preceding Pro Forma Condensed Combined Financial Information tables, while Management’s Adjustments are included only in note 5 within these Notes to Unaudited Pro Forma Combined Financial Information.

The unaudited pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of shares of New Leafly Common Stock outstanding, assuming the Business Combination occurred on January 1, 2020.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2021 are as follows:

(a)     Reflects the reclassification of cash held in the Merida’s trust account that becomes available at the Closing. Amounts available to New Leafly may be reduced as a result of redemptions by Merida stockholders. Under the no redemptions scenario, the entire $90,883 (after giving effect to the redemption of 3,927 shares of Common Stock by holders who exercised their right to redeem their shares in connection with the submission of a proposal to extend the date by which Merida has to consummate a business combination) held in trust is released to cash. Under a scenario of maximum redemptions by Merida stockholders, $45,946 is released to cash. In any case, at the Closing, $40,430 of cash released from the trust will be deposited in escrow in accordance with the Non-Redemption Agreements, the Share Transfer, Non-Redemption and Forward Purchase Agreements and the Additional Non-Redemption and Forward Purchase Agreements and classified as restricted cash.

(b)    Reflects the settlement at Closing of $15,263 of estimated costs direct and incremental to the transaction. Of the total, $2,681 had been recorded as of September 30, 2021, with $510 having been paid, and $12,582 had not been recorded as of September 30, 2021. These amounts will be reclassified (those already recorded) or booked (those not yet recorded) to additional paid in capital at Closing.

(c)     Reflects the settlement of amounts due from Merida to its Sponsor upon the Closing.

(d)    Reflects the conversion of $31,470 principal of Leafly convertible promissory notes, plus $711 of interest accrued at September 30, 2021, which convert to Leafly Preferred Stock and then to New Leafly Common Stock automatically upon the Closing.

Also reflects the issuance of $30,000 principal of New Notes and estimated associated debt issuance costs. Pursuant to the NPA, Merida will issue $30,000 in aggregate principal amount of New Notes, immediately prior to the closing of the Business Combination. The New Notes will bear interest at a rate of 8.00% per annum, paid in cash semi-annually in arrears on July 31 and January 31 of each year, and will mature on January 31, 2025 (the “Maturity Date”). The New Notes are convertible into approximately 2,400 shares of New Leafly Common Stock at an initial conversion rate of .08 shares of New Leafly Common Stock per $1 principal amount of New Notes and 0.08 shares of New Leafly Common Stock per $1 amount of accrued and unpaid interest, if any, thereon, subject to adjustment for customary events prior to the Maturity Date, which is equivalent to an initial conversion price of $12.50 per share (such conversion price not in thousands). Conversion of the New Notes, together with any accrued and unpaid interest, if any, at the time of conversion will be settled in shares of New Leafly Common Stock. In addition, pursuant to the NPA, the Sponsor agreed to transfer, for no additional consideration, 38 sponsor shares and 300 Private Warrants to the Note Investors. The value of these transfers is recorded as a reduction of convertible promissory notes.

(e)     Reflects the reclassification of Merida’s Common Stock subject to possible redemption to permanent equity at $0.0001 par value. Under a maximum redemption scenario, 8,412 shares of Merida’s Common Stock will be redeemed and 4,658 shares of Merida’s Common Stock will remain outstanding as non-redeemable New Leafly Common Stock, and will be reclassified to permanent equity. Under a no redemption scenario, 9,142 shares of Merida’s Common Stock remain outstanding as non-redeemable New Leafly Common Stock (after giving effect to the redemption of 3,927 shares of Common Stock by holders who exercised their right to redeem their shares in connection with the submission of a proposal to extend the date by which Merida has to consummate a business combination and the 31 Founder Shares to be transferred to the public stockholders pursuant to the Share Transfer, Non-Redemption and Forward Purchase Agreements.

(f)     Reflects the conversion of 18,702 shares of Leafly Preferred Stock to 6,117 shares New Leafly Common Stock at the Closing in accordance with the Merger Agreement.

(g)    Reflects the recapitalization of Leafly’s equity and issuance of New Leafly Common Stock as consideration for the Mergers. Aggregate consideration to be paid in the Mergers is calculated based on an enterprise value of $385,000, with further adjustments in accordance with the terms of the Merger Agreement. The total Merger Consideration will be apportioned between cash and New Leafly Common Stock as follows: (i) each issued and outstanding share of Leafly Common Stock (including shares of Leafly Common Stock issued upon conversion of the Notes) will be automatically converted into the right to receive a number of Merger Shares equal to the Exchange Ratio and (ii) each issued and outstanding share of Leafly Preferred Stock will be automatically converted into the right to receive a number of Merger Shares equal to the Exchange Ratio multiplied by the number of shares of Leafly Common Stock issuable upon conversion of such shares of Leafly Preferred Stock.

The Leafly shareholders described above are expected to receive 35,128 shares of New Leafly Common Stock and New Leafly would receive $90,883 in cash from Merida’s trust account in the no-redemption scenario (after giving effect to the redemption of 3,927 shares of Common Stock by holders who exercised their right to redeem their shares in connection with the submission of a proposal to extend the date by which Merida has to consummate a business combination). Under a maximum redemption scenario, the Leafly shareholders describe above are expected to receive the same amount of shares and New Leafly would receive $45,946 in cash. However, as described in footnote (a), at the Closing, $40,430 of cash released from the trust will be deposited in escrow in accordance with the Non-Redemption Agreements, the Share Transfer, Non-Redemption and Forward Purchase Agreements and the Additional Non-Redemption and Forward Purchase Agreements and classified as restricted cash.

Additionally, the Leafly shareholders described above and Participants combined will receive on a pro rata basis a portion of up to 6,000 restricted shares of New Leafly Common Stock that will vest if New Leafly achieves certain earnout thresholds prior to the third anniversary of the Closing. These shares are excluded from the pro forma balance sheet adjustments because the shares are subject to forfeiture as of the Closing. See “Proposal No. 1 — The Business Combination Proposal — Structure of the Mergers — Consideration to Leafly Securityholders and Earnout Plan Participants” for more details.

(h)    Reflects the reclassification of Merida’s historical retained earnings to additional paid in capital as part of the Mergers.

(i)     Reflects the recording of the fair value of derivative liabilities for the put options embedded within the Share Transfer, Non-Redemption and Forward Purchase Agreements and Additional Non-Redemption and Forward Purchase Agreements.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and for the nine months ended September 30, 2021 are as follows:

(aa)   Reflects $2,016 of stock-based compensation expense for the vesting of 50% of the CEO’s “Liquidity Event Option,” assuming the vesting occurs immediately prior to close of the Mergers. See further discussion of the terms of these option awards in “Executive and Director Compensation of Leafly — 2020 Compensation of Named Executive Officers — Option Awards — Option Award Granted to Yoko Miyashita.”

(bb)  Reflects the elimination of the Merida administrative service fee paid to the Sponsor that will cease upon the close of the Mergers.

(cc)   Reflects the elimination of interest income earned on Merida’s trust account due to the release of trust funds to cash or the reduction in trust funds due to the redemption of redeemable stock.

(dd)  Reflects the elimination of $636 and $711, respectively, of interest expense on Leafly’s outstanding convertible promissory notes that will convert to stock upon the close of the Mergers. Also reflects the addition of $3,713 and $1,900, respectively, of interest expense on the New Notes that will be issued upon the close of the Mergers, including accretion of $1,313 and $112, respectively.

(ee)   Reflects the income tax effect of pro forma adjustments using the estimated effective tax rate of 0%. In their historical periods, Leafly and Merida concluded that it is more likely than not that they will not recognize the benefits of federal and state net deferred tax assets and as a result established valuation allowances. For pro forma purposes, it is assumed that this conclusion will continue at and subsequent to the close date of the Mergers and as such, a 0% effective tax rate is reflected.

(ff)    Reflects the estimated change in fair value of the derivative liability for the shareholder agreements discussed in footnote (i) above, over their three month term.

4. Loss per Share

Net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2020. As the Business Combination and related equity transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entirety of all periods presented. If the maximum number of shares are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire period.

The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption into cash of Common Stock for the nine months ended September 30, 2021 and for the year ended December 31, 2020:

	For the Nine Months Ended September 30, 2021		For the Year Ended December 31, 2020
	Assuming No Redemption	Assuming Maximum Possible Redemption	Assuming No Redemption	Assuming Maximum Possible Redemption
Pro forma net loss	$(12,256)	$(12,256)	$(17,594)	$(17,594)
Weighted average shares outstanding, basic and diluted	45,934	41,412	45,934	41,412
Net loss per share, basic and diluted	$(0.27)	$(0.30)	$(0.38)	$(0.42)

The following table provides details of the weighted average shares outstanding included in both periods presented in the table above:

	For the Nine Months Ended September 30, 2021 and Year Ended December 31, 2020
	Assuming No Redemption	Assuming Maximum Possible Redemption(1)
Merida public stockholders(2)	9,104	4,582
Merida Initial Stockholders (including Sponsor and EarlyBirdCapital)(3)	1,664	1,664
Merida convertible noteholders	38	38
Total Merida	10,806	6,284
Leafly existing securityholders(4)	35,128	35,128
Weighted average shares outstanding, basic and diluted – pro forma	45,934	41,412

____________

(1)      Amount represents the maximum redemption scenario whereby public stockholders holding an aggregate of 8,412 shares of Common Stock exercise redemption rights with respect to their public shares.

(2)      Includes an aggregate of 31 sponsor shares to be transferred by Sponsor to public stockholders pursuant to the Non-Redemption Agreements, the Share Transfer, Non-Redemption and Forward Purchase Agreements.

(3)      This row assumes no sponsor shares will be forfeited pursuant to the Sponsor Agreement. Additionally, this row assumes that (a) of the 3,250 sponsor shares currently held by Sponsor, 1,625 sponsor shares (equal to 50% of the 3,250 sponsor shares issued to sponsor prior to Merida’s initial public offering) will vest upon the closing of the Mergers and (b) all 120,000 Representative Shares vest upon the closing of the Mergers, (c) 31 sponsor shares will be transferred to the public stockholders pursuant to the Share Transfer, Non-Redemption and Forward Purchase Agreements and (d) 38 sponsor shares are transferred to the Note Investors pursuant to the NPA.

(4)      Amount represents 24,886 shares to be converted from Leafly Common Stock, 6,117 shares to be converted from Leafly Preferred Stock, and 4,125 shares to be converted from Leafly convertible notes.

The following potentially dilutive outstanding securities were excluded from the pro forma weighted average shares outstanding because they are not participating securities and their effect would have been anti-dilutive, or issuance of such shares is contingent upon the satisfaction of certain conditions which were not satisfied by September 30, 2021:

	For the Nine Months Ended September 30, 2021 and Year Ended December 31, 2020
	Assuming No Redemption		Assuming Maximum Possible Redemption
Earnout Shares	6,000	(1)	6,000	(1)
Merida private placement and public Warrants	10,451	(2)	10,451	(2)
Merida sponsor shares and Representative Shares that will be subject to earnout	1,625	(3)	1,625	(3)
Shares subject to potential conversion of the New Notes	2,400	(4)	2,400	(4)
Shares subject to outstanding Leafly stock options	3,643	(5)	3,643	(5)
Total potentially dilutive securities	24,119		24,119

____________

(1)      Up to 6,000 shares of Common Stock may be issuable to Leafly securityholders and Participants in respect of the Earnout Shares. We cannot predict whether or to what extent any or all of the Earnout Shares will be issued.

(2)      Amount represents 10,451 Warrants outstanding at September 30, 2021.

(3)      Amount represents the 50% of sponsor shares that will be subject to forfeiture per the conditions described under “Proposal No. 1 — The Business Combination Proposal — Related Agreements” if the Business Combination closes.

(4)      This amount represents 2,400 shares of New Leafly Common Stock potentially issuable upon conversion of the New Notes. The New Notes are convertible into shares of New Leafly Common Stock at an initial conversion rate of 0.08 shares of New Leafly Common Stock per $1 principal amount of New Notes and 0.08 shares of New Leafly Common Stock per $1 amount of accrued and unpaid interest, if any, thereon, subject to adjustment for customary events prior to the Maturity Date, which is equivalent to an initial conversion price of $12.50 per share (such conversion price not in thousands). Conversion of the

New Notes, together with any accrued and unpaid interest, if any, at the time of conversion will be settled in shares of New Leafly Common Stock. In addition, pursuant to the NPA, the Sponsor agreed to transfer, for no additional consideration, 38 sponsor shares and 300 Private Warrants to the Note Investors.

(5)      Amount represents 11,137 options outstanding at September 30, 2021 converted to New Leafly Common Stock using an exchange ratio of 0.3271 (estimated as of September 30, 2021 assuming the Business Combination closes in the first quarter of 2022).

Also excluded are any future grants of warrants, any grants of stock options beyond September 30, 2021 under existing or future incentive plans, or any further financing of Merida or Leafly.

5. Management’s Adjustments

The tables below show the estimated incremental costs related to Leafly’s change in status from a privately held company to a publicly traded company after the closing of the Business Combination. Management expects the company to incur additional costs, including higher director and officer insurance costs, costs for accounting and legal staff, and other costs of complying with SEC and other public company regulations. The estimated costs are presented below as if they had occurred on January 1, 2020, and the statutory tax rate used is 0%, consistent with note (ee) above. The adjustments shown below include those that Leafly’s management deemed necessary for a fair statement of the pro forma information presented. The adjustments include forward-looking information that is subject to the safe harbor protections of the Securities Exchange Act of 1934, and actual results could differ materially from what is presented below as Leafly transitions to being a public company.

	Assuming No Redemption			Assuming Maximum Possible Redemption
($ in thousands, except per share amounts)	Net Loss	Basic and Diluted Loss per Share	Weighted Average Shares	Net Loss	Basic and Diluted Loss per Share	Weighted Average Shares
For the Nine Months Ended September 30, 2021
Pro forma combined(1)	$(12,256)	$(0.27)	45,934	$(12,256)	$(0.30)	41,412
Public company costs	5,342		—	5,342		—
Pro forma combined after management’s adjustments	$(17,598)	$(0.38)	45,934	$(17,598)	$(0.42)	41,412

For the Year Ended December 31, 2020
Pro forma combined(2)	$(17,594)	$(0.38)	45,934	$(17,594)	$(0.42)	41,412
Public company costs	8,107		—	8,107		—
Pro forma combined after management’s adjustments	$(25,700)	$(0.56)	45,934	$(25,700)	$(0.62)	41,412

____________

(1)      As shown in the Unaudited Pro Forma Condensed Combined Statement of Operations for the Nine Months Ended September 30, 2021 in this Supplement.

(2)      As shown in the Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2020 on page in this Supplement.

UPDATE TO RISK FACTORS

The section titled “Risk Factors” beginning on page 51 of the Proxy Statement/Prospectus/Consent Solicitation Statement is supplemented with the disclosure below, except that the Risk Factor entitled “The public stockholders will experience dilution as a consequence of the issuance of Common Stock as consideration in the Business Combination and may experience dilution from several additional sources in connection with and after the Business Combination. Having a minority share position may reduce the influence that the public stockholders have on the management of New Leafly” beginning on page 93 of the Proxy Statement/Prospectus/Consent Solicitation Statement is replaced with the disclosure below under the appropriate risk factor heading.

The public stockholders will experience dilution as a consequence of the issuance of Common Stock as consideration in the Business Combination and may experience dilution from several additional sources in connection with and after the Business Combination. Having a minority share position may reduce the influence that the public stockholders have on the management of New Leafly.

The issuance of additional shares of Common Stock in the Business Combination will dilute the equity interests of the public stockholders and may adversely affect prevailing market prices for the public shares and Warrants. The public stockholders who do not redeem their Public Shares may experience dilution from several additional sources to varying degrees in connection with and after the Business Combination, including in each of the following instances:

•        Approximately 38,500,000 shares of New Leafly Common Stock may be issued to Leafly securityholders (assuming that all outstanding stock options of Leafly are fully vested and exercised on a net exercise basis) as consideration in the Business Combination, valued at $10.00 per share. This represents approximately 78.1% of the number of shares of New Leafly Common Stock that will be outstanding following the consummation of the Business Combination (assuming no public stockholders exercise redemption rights with respect to their public shares, referred to herein as the “no redemption scenario”) or 85.9% of the number of shares of New Leafly Common Stock that will be outstanding following the consummation of the Business Combination (assuming that (i) the public stockholders redeem 8,411,551 shares of Common Stock (including the 3,927,435 shares of Common Stock that were redeemed in connection with Merida’s submission of proposals to extend the date by which Merida has to consummate a business combination), referred to herein as the “maximum redemption scenario,” (ii) 1,625,194 sponsor shares vest pursuant to the Stock Escrow Agreement at Closing, and (iii) the Sponsor purchases 1,000,000 shares of Common Stock pursuant to the Financing Commitment).

•        Up to 6,000,000 shares of New Leafly Common Stock may be issuable to Leafly securityholders and Participants in respect of the Earnout Shares. Assuming all Earnout Shares are issued, the Earnout Shares issuable to Leafly securityholders and Participants as consideration in the Business Combination represent approximately 11.6% or 12.6% of the remaining number of shares of New Leafly Common Stock that may be outstanding following the consummation of the Business Combination (provided, that 6,000,000 Earnout Shares are included in the number of shares of New Leafly Common Stock that may be outstanding following the consummation of the Business Combination for the purposes of calculating this percentage, and no shares from other Additional Dilution Sources are included, consistent with the presentation in the Redemption Sensitivity Analysis Table below), assuming the no redemption scenario and the maximum redemption scenario, respectively. We cannot predict whether or to what extent any or all of the Earnout Shares will be issued.

•        An aggregate of 10,451,087 Warrants will be outstanding following the Business Combination. The shares of Common Stock underlying the Warrants represent approximately 18.54% of the fully-diluted number of shares of New Leafly Common Stock immediately following the consummation of the Business Combination (provided, that the 10,451,087 shares of Common Stock underlying the Warrants are included in the number of shares of New Leafly Common Stock that may be outstanding following the consummation of the Business Combination for the purposes of calculating this percentage, and no shares from other Additional Dilution Sources are included, consistent with the presentation in the Redemption Sensitivity Analysis Table below), assuming the no redemption scenario and the maximum redemption scenario, respectively.

•        New Leafly will reserve approximately 10% and 2.5% of the number of outstanding shares of New Leafly Common Stock on a fully diluted basis (as of immediately following the Business Combination) pursuant to the 2021 Plan and the ESPP, respectively. The granted awards, when vested and settled or exercisable, may result in the issuance of additional shares up to the amount of the share reserve under the 2021 Plan and the ESPP, respectively.

•        New Leafly may determine, subject to the receipt of any stockholder or stock exchange approvals that may be required, to issue additional shares of New Leafly Common Stock or other equity securities of equal or senior rank in connection with privately negotiated transactions following the consummation of the Business Combination.

•        Up to approximately 2,400,000 shares of Common Stock are issuable in respect of conversion of the New Notes. Pursuant to the NPA, Merida will issue the New Notes to the Note Investors in an aggregate principal amount of $30,000,000 immediately prior to the closing of the Business Combination. The New Notes are convertible into approximately 2,400,000 shares of New Leafly Common Stock at an initial conversion rate of 80 shares of New Leafly Common Stock per $1,000 principal amount of New Notes and 80 shares of New Leafly Common Stock per $1,000 amount of accrued and unpaid interest, if any, thereon, subject to adjustment for customary events prior to the Maturity Date (the “Conversion Rate”), which is equivalent to an initial conversion price of $12.50 per share. Conversion of the New Notes, together with any accrued and unpaid interest, if any, at the time of conversion will be settled in shares of New Leafly Common Stock.

Depending on the number of public stockholders that exercise their redemption rights, the remaining public stockholders will be subject to varying levels of dilution. In each of the no redemption, illustrative redemption and contractual maximum redemption scenarios as described below, the residual equity value owned by non-redeeming stockholders, taking into account the respective redemption amounts, is assumed to remain the deemed value of $10.00 per share as illustrated in the Redemption Sensitivity Analysis Table below. As a result of such redemption amounts and the assumed $10.00 per share value, the implied total equity value of New Leafly, assuming no dilution from any Additional Dilution Sources, would be (i) $459,340,440 in the no redemption scenario, (ii) $436,919,855 in the illustrative redemption scenario and (iii) $414,499,270 in the contractual maximum redemption scenario. Additionally, the Redemption Sensitivity Analysis Table below sets forth the potential additional dilutive impact of each of the Additional Dilution Sources in each redemption scenario, as described further in Notes 9 through 18 below.

Redemption Sensitivity Analysis Table

Holders	No Redemption Scenario(1)	% of Total	Illustrative Redemption Scenario(2)	% of Total	Contractual Maximum Redemption Scenario(3)	% of Total
Public Stockholders(4)	9,104,920	19.8%	6,862,862	15.7%	4,620,803	11.1%
Merida Initial Stockholders (including Sponsor and EarlyBirdCapital)(5)	1,663,891	3.6%	1,663,891	3.8%	1,663,891	4.0%
Note Investors(6)	37,500	0.1%	37,500	0.1%	37,500	0.1%
Leafly Securityholders(7)	35,127,733	76.5%	35,127,733	80.4%	35,127,733	84.7%
Total Shares Outstanding Excluding Unvested Shares, Earnout Shares and Warrants	45,934,044	100%	43,691,986	100%	41,449,927	100%
Total Equity Value Post-Redemptions	$459,340,440		$436,919,855		$414,499,270
Per Share Value	$10.00		$10.00		$10.00

Additional Dilution Sources(8)(9)	No Redemption Scenario(1)	% of Total(10)	Illustrative Redemption Scenario(2)	% of Total(10)	Contractual Maximum Redemption Scenario(3)	% of Total(10)
Earnout Shares(10)	6,000,000	11.6%	6,000,000	12.1%	6,000,000	12.6%
New Leafly Stock Options(11)	3,642,563	7.3%	3,642,563	7.7%	3,642,563	8.1%
Merida Warrants
Warrants(12)	6,500,776	12.4%	6,500,776	13.0%	6,500,776	13.6%
Private Warrants(13)	3,950,311	8.0%	3,950,311	8.4%	3,950,311	8.8%
Equity Incentive Plans
2018 Plan(14)	193,634	0.4%	193,634	0.4%	193,634	0.5%
2021 Plan(15)	4,977,024	9.8%	4,752,818	9.8%	4,524,862	9.8%
ESPP(16)	1,244,256	2.6%	1,188,205	2.6%	1,131,216	2.7%
New Notes Shares(17)	2,400,000	5.0%	2,400,000	5.2%	2,400,000	5.5%
Sponsor Shares Subject to Vesting(18)	1,625,194	3.4%	1,625,194	3.6%	1,625,194	3.8%
Total Additional Dilutive Sources(19)	30,533,758	39.9%	30,253,501	40.9%	29,968,556	42.0%

____________

(1)      This scenario assumes that no additional shares of Common Stock is redeemed by the public stockholders (after giving effect to the redemption of 3,927,435 shares of Common Stock by holders who exercised their right to redeem their shares on either October 29, 2021 or December 22, 2021 in connection with the submission of proposals to extend the date by which Merida has to consummate a business combination).

(2)      This scenario assumes that approximately 6,169,494 shares of Common Stock (including the 3,927,435 shares of Common Stock that were redeemed on either October 29, 2021 or December 22, 2021 in connection with Merida’s submission of proposals to extend the date by which Merida has to consummate a business combination) are redeemed by the public stockholders.

(3)      This scenario assumes that approximately 8,411,552 shares of Common Stock (including the 3,927,435 shares of Common Stock that were redeemed on either October 29, 2021 or December 22, 2021 in connection with Merida’s submission of proposals to extend the date by which Merida has to consummate a business combination) are redeemed by the public stockholders, which represents an amount of redemptions assuming that all Public Stockholders, other than those who have not agreed not to redeem an aggregate of up to 4,590,000 Public Shares pursuant to the Non-Redemption Agreements, the Share Transfer, Non-Redemption and Forward Purchase Agreements and the Additional Non-Redemption and Forward Purchase Agreements, redeem their Public Shares.

(4)      This row does not include 3,219,585 of the 3,250,388 shares of Common Stock that were issued to the Merida initial stockholders prior to Merida’s initial public offering (after accounting for the transfer of 30,803 public shares to public stockholders pursuant to the Share Transfer, Non-Redemption and Forward Purchase Agreements) and does not include the 120,000 Representative Shares, which are shown under Merida initial stockholders.

(5)      This row assumes no sponsor shares will be forfeited pursuant to the Sponsor Agreement. Additionally, this row assumes that (a) of the 3,250,388 sponsor shares currently held by Sponsor, 1,625,194 sponsor shares (equal to 50% of the 3,250,388 sponsor shares issued to sponsor prior to Merida’s initial public offering) will vest upon the closing of the Mergers and (b) all 120,000 Representative Shares vest upon the closing of the Mergers, (c) 30,803 sponsor shares will be transferred to the public stockholders pursuant to the Share Transfer, Non-Redemption and Forward Purchase Agreements and (d) 37,500 sponsor shares are transferred to the Note Investors pursuant to the NPA. In each scenario, the remaining unvested shares will remain subject to vesting. This row also reflects the forfeiture and cancelation of 13,000 sponsor shares pursuant to the Side Letter, but does not reflect the potential cancelation of up to 26,000 sponsor shares on the date that is three months following the Closing Date, pursuant to the Side Letter. See the section titled “Proposal No. 1 — The Business Combination Proposal — Related Agreements.”

(6)      This row assumes the transfer of 37,500 sponsor shares from the Sponsor to the Note Investors pursuant to the terms of the NPA.

(7)      This row assumes the conversion of all outstanding Leafly notes into New Leafly Common Stock in connection with the consummation of the Business Combination (and assuming the Business Combination closes in the first quarter of 2022). This row excludes New Leafly stock options and up to 6,000,000 of Earnout Shares that are issuable to Leafly securityholders and participants upon the realization of all of the triggering events in the Earnout Plan.

(8)      All share numbers and percentages for the Additional Dilution Sources are presented without the potential reduction of any amounts paid by the holders of the given Additional Dilution Sources and therefore may overstate the presentation of dilution.

(9)      The Percentage of Total with respect to each Additional Dilution Source set forth below, including the Total Additional Dilutive Sources, includes the full amount of shares issued with respect to the applicable Additional Dilution Source in both the numerator and denominator. For example, in the illustrative redemption scenario, the Percentage of Total with respect to the Earnout Shares would be calculated as follows: (a) 6,000,000 shares issued pursuant to the Earnout Plan; divided by (b) (i) 43,691,986 shares (the number of shares outstanding prior to any issuance pursuant to the Earnout Plan) plus (ii) 6,000,000 shares issued pursuant to the Earnout Plan.

(10)    This row assumes all 6,000,000 Earnout Shares are issued to Leafly securityholders and participants.

(11)    This row assumes exercise of all New Leafly stock options for 3,642,563 shares of New Leafly Common Stock on a gross basis (based on the outstanding options of Leafly as of September 30, 2021 and assuming the Business Combination closes in the first quarter of 2022).

(12)    This row assumes exercise of all Warrants to purchase 6,500,776 shares of New Leafly Common Stock (following the reclassification of Common Stock to New Leafly Common Stock upon the effectiveness of the Proposed Charter) and does not assume any buyback of Common Stock by New Leafly.

(13)    This row assumes exercise of all Private Warrants to purchase 3,950,311 shares of New Leafly Common Stock (following the reclassification of Common Stock to New Leafly Common Stock upon the effectiveness of the Proposed Charter) and does not assume any buyback of Common Stock by New Leafly.

(14)    This row assumes the issuance of all shares of New Leafly Common Stock reserved for issuance under the 2018 Plan, which equals 193,634 shares.

(15)    This row assumes the issuance of all shares of New Leafly Common Stock reserved for issuance under the 2021 Plan, (10.0% of the sum of (x) the number of outstanding shares of New Leafly Common Stock following the consummation of the Business Combination, (y) each share of New Leafly Common Stock underlying the New Leafly stock options and (z) all shares of New Leafly Common Stock reserved for issuance under the 2018 Plan), which equals 4,977,024 shares of New Leafly Common Stock in the no redemption scenario, 4,752,818 shares of New Leafly Common Stock in the illustrative redemption scenario or 4,524,862 shares of New Leafly Common Stock in the contractual maximum redemption scenario, in each case, following the consummation of the Business Combination.

(16)    This row assumes the issuance of all shares of New Leafly Common Stock reserved for issuance under the ESPP, (2.5% of the sum of (x) the number of outstanding shares of New Leafly Common Stock following the consummation of the Business Combination, (y) each share of New Leafly Common Stock underlying the New Leafly stock options and (z) all shares of New Leafly Common Stock reserved for issuance under the 2018 Plan), which equals 1,244,256 shares of New Leafly Common Stock in the no redemption scenario, 1,188,205 shares of New Leafly Common Stock in the illustrative redemption scenario or 1,131,216 shares of New Leafly Common Stock in the contractual maximum redemption scenario, in each case, following the consummation of the Business Combination.

(17)    This row assumes that the Note Investors elect to fully exercise the right to convert the $30,000,000 principal amount under New Notes into 2,400,000 shares of Common Stock.

(18)    This row assumes no sponsor shares will be forfeited pursuant to the Sponsor Agreement. Additionally, this row assumes that of each of the remaining outstanding sponsor shares vest in accordance with the provisions of the Stock Escrow Agreement, resulting in 1,625,194 shares of Common Stock vesting in the no redemption scenario, 1,625,194 shares of Common Stock vesting the illustrative redemption scenario, and 1,625,194 shares of Common Stock vesting in the contractual maximum redemption scenario.

(19)    This row assumes the issuance of all shares of Common Stock in connection with each of the Additional Dilution Sources, as described further in Notes 9 through 18 above, which equals 30,533,758 shares of Common Stock in the no redemption scenario, 30,253,501 shares of Common Stock in the illustrative redemption scenario or 29,968,556 shares of Common Stock in the contractual maximum redemption scenario, in each case, following the consummation of the Business Combination.

The foregoing table is provided for illustrative purposes only and there can be no assurance that the New Leafly Common Stock will trade at the illustrative per share values set forth therein, regardless of the levels of redemption.

The New Notes to be issued immediately prior to the consummation of the Business Combination may impact our financial results, result in the dilution of our stockholders, create downward pressure on the price of New Leafly Common Stock, and restrict our ability to raise additional capital or take advantage of future opportunities.

In connection with the Business Combination, Merida, the Sponsor and the Note Investors entered into the NPA, pursuant to which Merida agreed to issue and sell, in private placements to close immediately prior to the consummation of the Business Combination, an aggregate of $30,000,000 principal amount of New Notes. The New Notes will be convertible at an initial conversion rate of 80 shares of New Leafly Common Stock per $1,000 principal amount of New Notes and 80 shares of New Leafly Common Stock per $1,000 amount of accrued and unpaid interest, if any, thereon, subject to adjustment for customary events prior to the Maturity Date (the “Conversion Rate”), which is equivalent to an initial conversion price of $12.50 per share. The sale of the New Notes may affect our earnings per share figures, as accounting procedures may require that we include in our calculation of earnings per share the number of shares of New Leafly Common Stock into which the New Notes are convertible. If shares of New Leafly Common Stock are issued to the holders of the New Notes upon conversion, there will be dilution to New Leafly’s stockholders and the market price of New Leafly Common Stock may decrease due to the additional selling pressure in the market. Any downward pressure on the price of New Leafly Common Stock caused by the sale, or potential sale, of shares issuable upon conversion of the New Notes could also encourage short sales by third parties, creating additional selling pressure on our share price.

We may not have the ability to raise the funds necessary to repurchase the New Notes upon a fundamental change or repay the New Notes in cash at their maturity, and our future debt may contain limitations on our ability to pay cash upon redemption or repurchase of the New Notes.

Holders of the New Notes will have the right under the terms of the Notes to require us to repurchase all or a portion of their New Notes upon the occurrence of a fundamental change before the applicable maturity date at a repurchase price equal to 100% of the principal amount of such New Notes to be repurchased plus accrued and unpaid interest to, but not including, the repurchase date. Moreover, we will be required to repay the New Notes in cash at their maturity, unless earlier converted, redeemed or repurchased. We may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of such New Notes surrendered or pay cash with respect to the accrued and unpaid interest on such New Notes being converted.

In addition, our ability to repurchase, redeem or to pay the accrued and unpaid interest in cash upon conversion of New Notes may be limited by law, regulatory authority, or agreements governing our future indebtedness. Our failure to repurchase the New Notes at a time when the repurchase is required by terms of the New Notes or to pay the accrued and unpaid interest in cash upon conversion of such New Notes as required by the terms of the New Notes would constitute a default under such New Notes. A default under the New Notes or the fundamental change itself could also lead to a default under agreements governing our future indebtedness. If the payment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the interest on such indebtedness and repurchase the New Notes or to pay accrued and unpaid interest in cash upon conversion of the New Notes.

We may still incur substantially more debt or take other actions that would diminish our ability to make payments on the New Notes when due.

We and our subsidiaries may be able to incur substantial additional debt in the future, subject to the restrictions contained in our debt instruments. Upon consummation of the Business Combination, pursuant to the NPA, we will be subject to certain restrictions under the terms of the New Notes, including limitations regarding incurring future indebtedness, subject to specific allowances in the New Notes. However, we will not be restricted from recapitalizing our debt or taking a number of other actions that are not limited by the terms of the New Notes that could have the effect of diminishing our ability to make payments on the New Notes when due.

Our indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations under our debt instruments and executing on our business plan.

After the consummation of the Business Combination, our total long-term debt is expected to be approximately $30,000,000, represented by the New Notes. Our indebtedness could have important consequences to our current and potential investors. These risks include:

•        inability to satisfy our obligations with respect to our debt instruments;

•        inability to make borrowings to fund future working capital, capital expenditures and strategic opportunities, including acquisitions, further organic development of our business and expansions into adjacent businesses, and other general corporate requirements;

•        limits on our distributions to stockholders;

•        limits on future borrowings under our existing or future credit arrangements, which could affect our ability to pay our indebtedness or to fund our other liquidity needs;

•        inability to generate sufficient funds to cover required interest payments;

•        restrictions on our ability to refinance our indebtedness on commercially reasonable terms;

•        limits on our flexibility in planning for, or reacting to, changes in our business and the cannabis industry; and

•        inability to adjust to adverse economic conditions that could place us at a disadvantage to our competitors with less debt and who, therefore, may be able to take advantage of opportunities that our indebtedness prevents us from pursuing.

We are subject to risks associated with debt financing, including the risk that our cash flow could be insufficient to meet required payments on our debt. In particular, if as a result of the COVID-19 pandemic our revenues, cash flows and/or EBITDA continue to decline or we incur additional indebtedness, we may be unable to make required payments on our debt or to satisfy the financial and other covenants contained in the New Note.

Restrictive debt covenants may limit our ability to pursue our growth strategy.

The New Notes contain covenants restricting or limiting our ability to, among other things:

•        incur additional indebtedness;

•        pay dividends or make other restricted payments;

•        make certain investments;

•        create or permit liens;

•        enter into mergers; and

•        sell, transfer or exchange assets.

These restrictions may adversely affect our ability to pursue our growth strategy.

UPDATE TO THE BUSINESS COMBINATION PROPOSAL

Update to Related Agreements

The section titled “Proposal No. 1 — The Business Combination Proposal — Related Agreements” beginning on page 111 of the Proxy Statement/Prospectus/Consent Solicitation Statement is supplemented with the disclosure below.

Side Letter

Pursuant to the Side Letter, the Sponsor has agreed to: (i) at the closing of the Business Combination, deliver and surrender for cancellation to Merida an aggregate of 13,000 shares of common stock of Merida held by the Sponsor at no cost and (ii) on the date that is three months following such closing date, deliver and surrender for cancellation to Merida up to an aggregate of 26,000 shares of New Leafly Common Stock at no cost, with the exact number of shares to be delivered and surrendered for cancellation to be determined based on the final amount of the cash fees to be paid by Merida pursuant to the Share Transfer, Non-Redemption and Forward Purchase Agreements at such date (i.e., one share contributed for each $10.00 of cash paid pursuant to such agreements, up to a maximum of 26,000 shares).

Share Transfer, Non-Redemption and Forward Purchase Agreements

Pursuant to the Share Transfer, Non-Redemption and Forward Purchase Agreements, the Public Stockholders party thereto agreed not to seek redemption of up to 1,400,000 Public Shares in connection with the special meeting. The Share Transfer, Non-Redemption and Forward Purchase Agreements provide that, immediately after the closing of the transactions contemplated by the Merger Agreement, the Sponsor will transfer to the Public Stockholders an aggregate of 1,000 sponsor shares beneficially owned by it (or its designees) for every 45,450 Public Shares not redeemed by the Public Stockholders at the special meeting and held at the closing. The Sponsor agreed to assign its registration rights related to all sponsor shares transferred to the Public Stockholders pursuant to such Share Transfer, Non-Redemption and Forward Purchase Agreements. The Share Transfer, Non-Redemption and Forward Purchase Agreements further provide that the Public Stockholders shall have the right, but not the obligation, to have Merida repurchase any of such Public Shares held by it as of the closing and not later sold into the open market at a price of $10.01 per share on the three-month anniversary of the closing.

Additional Non-Redemption and Forward Purchase Agreements

Pursuant to the Additional Non-Redemption and Forward Purchase Agreements, the Public Stockholders party thereto agreed not to seek redemption of up to 2,600,000 Public Shares, in connection with the special meeting. The Additional Non-Redemption and Forward Purchase Agreements provide that the Public Stockholders shall have the right, but not the obligation, to have Merida repurchase any of such Public Shares held by them as of the closing and not later sold into the open market at a price of $10.16 per share on the three-month anniversary of the closing; provided, however, that if the Public Stockholders sell any of their Public Shares in the open market prior to the one-month anniversary of the closing of the Business Combination at a price in excess of $10.06 per share, the Company will pay the Public Stockholders $0.05 per Public Share sold irrespective of the sale price received by such Public Stockholders.

Update to Background of the Business Combination

The section titled “Proposal No. 1 — The Business Combination Proposal — Background of the Business Combination” beginning on page 112 of the Proxy Statement/Prospectus/Consent Solicitation Statement describes the background of the transaction up to and including October 29, 2021, the date of Merida’s first special meeting to extend the time it had to consummate its business combination. The discussion below supplements that description up to and including the date of announcement of the NPA, the Merger Agreement Amendment and the Side Letter.

On December 22, 2021, Merida held a special meeting of stockholders (the “Second Extension Meeting”). At the Second Extension Meeting, Merida stockholders voted on a proposal to amend the Existing Charter to extend the date by which Merida had to consummate a business combination from December 31, 2021 to February 28, 2022. The proposal received the requisite votes “for” the proposal and accordingly it was approved. In connection with the vote, the holders of 2,537,568 Public Shares exercised their redemption rights and such shares were redeemed for an aggregate redemption amount of approximately $25,400,000.

Also on December 22, 2021, Merida and the Sponsor entered into the Share Transfer, Non-Redemption and Forward Purchase Agreements with certain Public Stockholders, pursuant to which the Public Stockholders party thereto agreed not to seek redemption of up to 1,400,000 Public Shares in connection with the special meeting. The Share Transfer, Non-Redemption and Forward Purchase Agreements provide that, immediately after the closing of the transactions contemplated by the Merger Agreement, the Sponsor will transfer to the Public Stockholders an aggregate of 1,000 sponsor shares beneficially owned by it (or its designees) for every 45,450 Public Shares not redeemed by the Public Stockholders at the special meeting and held at the closing. The Sponsor agreed to assign its registration rights related to all sponsor shares transferred to the Public Stockholders pursuant to such Share Transfer, Non-Redemption and Forward Purchase Agreements. The Share Transfer, Non-Redemption and Forward Purchase Agreements further provide that the Public Stockholders shall have the right, but not the obligation, to have Merida repurchase any of such Public Shares held by it as of the closing and not later sold into the open market at a price of $10.01 per share on the three-month anniversary of the closing.

Also on December 22, 2021 and on January 10, 2022, Merida entered into the Additional Non-Redemption and Forward Purchase Agreements with certain Public Stockholders, pursuant to which the Public Stockholders party thereto agreed not to seek redemption of up to 1,800,000 Public Shares and up to 800,000 Public Shares, respectively, in connection with the special meeting. The Additional Non-Redemption and Forward Purchase Agreements provide that the Public Stockholders shall have the right, but not the obligation, to have Merida repurchase any of such Public Shares held by them as of the closing and not later sold into the open market at a price of $10.16 per share on the three-month anniversary of the closing; provided, however, that if the Public Stockholders sell any of their Public Shares in the open market prior to the one-month anniversary of the closing of the Business Combination at a price in excess of $10.06 per share, the Company will pay the Public Stockholders $0.05 per Public Share sold irrespective of the sale price received by such Public Stockholders.

On January 8, 2022, Peter Lee from Merida and Yoko Miyashita of Leafly had a telephone conversation to discuss the payments required by the Additional Non-Redemption and Forward Purchase Agreements and it was agreed that the Sponsor would forfeit the 13,000 shares of common stock of Merida held by it at no cost at closing and the up to 26,000 shares of New Leafly Common Stock at no cost following the closing, as ultimately detailed in the Side Letter.

On January 11, 2022, Merida’s board of directors, along with Graubard Miller, met telephonically to review the terms of the NPA, the terms of the New Notes and Merger Agreement Amendment. Prior to the meeting, copies of the final drafts of the foregoing documents were delivered to Merida’s directors. After detailed discussions regarding the foregoing, Merida’s board unanimously determined that the proposed transactions were in the best interests of Merida’s stockholders and unanimously approved Merida entering into the NPA, New Notes and Merger Agreement Amendment.

On January 11, 2022, Merida entered into the NPA to issue the New Notes and the Side Letter. Pursuant to the NPA, Merida will issue the New Notes to the Note Investors in an aggregate principal amount of $30,000,000 immediately prior to the closing of the Business Combination.

Additionally, on January 11, 2022, Merida, Merger Sub I, Merger Sub II and Leafly entered into the Merger Agreement Amendment, pursuant to which the parties revised the definition of Closing Date Cash to include the proceeds received by Merida pursuant to the NPA to provide that the principal amount of the New Notes sold pursuant to the NPA would be included in determining whether the Minimum Cash Condition (as defined in the Merger Agreement) is satisfied, as well as to make certain other changes related thereto.

On January 11, 2022, the parties issued a press release announcing entry into the NPA and the Merger Agreement Amendment.

Update to Interests of the Sponsor and Merida’s Directors and Officers in the Business Combination

The second paragraph of the section titled “Proposal No. 1 — The Business Combination Proposal — Interests of the Sponsor and Merida’s Directors and Officers in the Business Combination” beginning on page 130 of the Proxy Statement/Prospectus/Consent Solicitation Statement is replaced with the disclosure below.

At the closing of the Mergers, assuming (i) that no additional holder of Public Shares exercises redemption rights as described in the Proxy Statement/Prospectus/Consent Solicitation Statement (after giving effect to the redemption of an aggregate of 3,927,435 shares of Common Stock by holders who exercised their right to redeem their shares in connection with the submission of proposals to extend the date by which Merida has to consummate a business combination), (ii) Leafly’s capitalization at the closing of the Business Combination will be consistent with Leafly’s estimates as of September 30, 2021, (iii) the Business Combination closes in the first quarter of 2022, (iv) an Exchange Ratio of 0.3271 (estimated as of September 30, 2021 assuming the Business Combination closes in the first quarter of 2022), (v) inclusion of the effect of the conversion of the New Notes and (vi) no inclusion of the effect of any other outstanding warrants and options of Leafly and Merida and the issuance of the Earnout Shares, or any further financing of Merida or Leafly, immediately after the closing of the Business Combination, Sponsor and its affiliates will own approximately 10% of the equity of the combined company.

Additionally, assuming (i) the maximum redemption scenario, (ii) Leafly’s capitalization at the closing of the Business Combination will be consistent with Leafly’s estimates as of September 30, 2021, (iii) the Business Combination closes in the first quarter of 2022, (iv) an Exchange Ratio of 0.3271 (estimated as of September 30, 2021 assuming the Business Combination closes in the first quarter of 2022), (v) inclusion of the effect of the conversion of the New Notes and (vi) no inclusion of the effect of any other outstanding warrants and options of Leafly and Merida and the issuance of the Earnout Shares, or any further financing of Merida or Leafly, immediately after the closing of the Business Combination, Sponsor and its affiliates will own approximately 15% of the equity of the combined company.

Such ownership of Sponsor and its affiliates consist of (i) approximately $31.7 million representing the value of the Sponsor’s and its affiliates’ sponsor shares (after reflecting transfers of sponsor shares pursuant to the Share Transfer, Non-Redemption and Forward Purchase Agreements and the NPA, and assuming a value of $10.00 per share, the deemed value of the Common Stock in the Business Combination), (ii) approximately $3.6 million representing the value of the Sponsor’s Warrants (after reflecting transfers of private warrants pursuant to the NPA, and based on the purchase price of $1.00 per Warrant), and (iii) $800,000 representing the aggregate principal amount of outstanding working capital loans made by the Sponsor to Merida, which loans are repayable in cash at the Closing. Such securities had an aggregate market value of $35.7 million based upon the closing price of $9.98 per share and $1.13 per warrant on Nasdaq on the record date. Affiliates of the Sponsor and of certain directors of Merida own 240,575 shares of Leafly Preferred Stock, which will be converted in accordance with the terms of the Merger Agreement into Merida’s Common Stock at Closing Affiliates of the Sponsor and of certain directors of Merida purchased Notes in an aggregate principal amount of $15 million. The aggregate principal amount of, and all accrued unpaid interest on, the Notes will be converted, in accordance with the terms of the Note Purchase Agreement, into shares of Leafly Common Stock immediately prior to the Initial Merger, and as part of the Initial Merger will be converted into New Leafly Common Stock. The Sponsor is also entitled to reimbursement of out-of-pocket expenses incurred on behalf of Merida. As of September 30, 2021, there were no reimbursable expenses outstanding. There are no fees payable to the Sponsor’s affiliates upon consummation of the Business Combination.

UPDATE TO MANAGEMENT OF NEW LEAFLY

The table included under section titled “Management of New Leafly — Executive Officers and Directors After the Business Combination” beginning on page 174 of the Proxy Statement/Prospectus/Consent Solicitation Statement is replaced with the disclosure below.

Name	Age	Position
Executive Officers
Yoko Miyashita	47	Chief Executive Officer, Director
Suresh Krishnaswamy	52	Chief Financial Officer
Dave Cotter	51	Chief Product Officer
Samuel Martin	38	Chief Operating Officer
Kimberly Boler	54	General Counsel
Non-Employee Directors
Peter Lee	45	Director
Michael Blue	43	Director
Cassandra Chandler	67	Director
Blaise Judja-Sato	57	Director
Alan Pickerill	55	Director

The section titled “Management of New Leafly — Information about New Leafly’s Non-Employee Directors” beginning on page 174 of the Proxy Statement/Prospectus/Consent Solicitation Statement is replaced with the disclosure below.

Information about New Leafly’s Non-Employee Directors

Cassandra “Cassi” Chandler is President & CEO of Vigeo Alliance, which partners with businesses to grow emerging leaders, retain diverse talent and build an inclusive culture that thrives. Ms. Chandler also has served as an independent federal monitor with the New York Police Department since January 2017 and as an Adjunct Professor for Intelligence and Terrorism courses at Pace University’s Masters in Public Safety and Homeland Security Graduate Program since January 2019. Previously, Ms. Chandler was Senior Vice President for Business Operations at Bank of America from February 2015 to December 2017, where she was responsible for building an integrated framework to identify, evaluate and assess emerging regulatory risks and the operational effectiveness of enterprise coverage areas. She also served on its Global Diversity and Inclusion Advisory Board. Before joining the bank, Ms. Chandler spent nearly 24 years with the Federal Bureau of Investigation (“FBI”), where she directed white collar crimes, financial crimes, terrorism, cybercrimes investigations and foreign intelligence activities. She led the FBI’s training division, redesigned the FBI’s health care fraud and its criminal and domestic terrorism intelligence programs, and was appointed to the U.S. Senior Executive Service as the agency’s first Black female Special Agent Assistant Director and the FBI’s first female National Spokesperson and director of Public Affairs. Ms. Chandler has received awards such as the Senior Executive Service Presidential Rank Award of Meritorious Executive under President George W. Bush, the National Center for Women & Policing’s “Breaking the Glass Ceiling” award and the Norfolk NAACP Trailblazer Award. She served on the U.S. Marine Corps Red Team, which monitored the Corps’ assessment of expanding infantry officer roles to women and has served on many charitable and diversity boards. Ms. Chandler received her B.A. from Louisiana State University and her J.D. from Loyola University School of Law.

Blaise Judja-Sato is passionate about using technology to address global challenges in creating opportunities. His professional global experience ranges from startups to large multinationals; from governments to non-governmental organizations; and from the United Nations to social ventures and philanthropic institutions. Mr. Judja-Sato has been serving on the Supervisory Board of Jumia Technology AG (NYSE: JMIA) since 2019 and is a member of the Risk and Audit, Nomination and Governance, and Compensation committees. He also has been serving on the global board of Grassroot Soccer, a global health non-profit, since July 2021. He is the founder of VillageReach, a nonprofit helping governments solve healthcare delivery challenges in low-resource communities; and the founder of the Resilience Trust, an organization dedicated to reimagining cardiovascular care in resource-challenged settings with a focus on Africa. He has previously held numerous senior leadership positions with global responsibilities, including Executive Director of the International Telecommunication Union; founder and President of the Nelson Mandela Foundation USA; co-head of global development initiatives at Google; director of international business development at Teledesic;

regional managing director at AT&T; and senior consultant at Accenture. Mr. Judja-Sato earned an MBA from The Wharton School at the University of Pennsylvania, an M.S. in engineering from Telecom ParisTech, and a Master’s degree in mathematics from the University of Montpellier.

Alan Pickerill has served in a variety of finance and accounting roles over a 30+ year career, mainly for publicly traded technology companies. He is currently a board member and audit committee chair for Porch Group (NASDAQ: PRCH) and sits on the board of the YMCA of Greater Seattle. He is also an adjunct faculty member for the University of Washington Foster School EMBA program. Mr. Pickerill served as Expedia Group’s Executive Vice President, Chief Financial Officer and Treasurer from September 2017 to December 2019 and had been with the Company since 2008. Mr. Pickerill oversaw Expedia Group’s accounting, financial reporting and analysis, investor relations, treasury, internal audit, tax and global real estate teams. Previously, he served as Expedia Group’s Senior Vice President of Investor Relations and Treasurer. Mr. Pickerill began his career as an accountant for seven years at Deloitte and Touche before working at a variety of publicly traded technology and internet companies, including serving as Chief Financial Officer of INTERLINQ Software Corporation, as well as roles at Microsoft and Getty Images. Mr. Pickerill was licensed as a certified public accountant in Washington in 1991. Mr. Pickerill received a B.A. in Business and Accounting from the University of Washington’s Michael G. Foster School of Business.

UPDATE TO THE INCENTIVE PLAN PROPOSAL

Update to Shares Available

The section titled “Proposal No. 6 — Incentive Plan Proposal — Shares Available” beginning on page 182 of the Proxy Statement/Prospectus/Consent Solicitation Statement is replaced with the disclosure below.

Shares Available

Approximately 4,977,024 shares of New Leafly Common Stock as of the consummation of the Business Combination will be available for awards under the 2021 Plan, assuming (i) that no additional holder of Public Shares exercises redemption rights as described in the Proxy Statement/Prospectus/Consent Solicitation Statement (after giving effect to the redemption of an aggregate of 3,927,435 shares of Common Stock by holders who exercised their right to redeem their shares in connection with the submission of proposals to extend the date by which Merida has to consummate a business combination), (ii) Leafly’s capitalization at the closing of the Business Combination will be consistent with Leafly’s estimates as of September 30, 2021, (iii) the Business Combination closes in the first quarter of 2022, (iv) an Exchange Ratio of 0.3271 (estimated as of September 30, 2021 assuming the Business Combination closes in the first quarter of 2022), (v) inclusion of the effect of the conversion of the New Notes and (vi) no inclusion of the effect of any other outstanding warrants and options of Leafly and Merida and the issuance of the Earnout Shares, or any further financing of Merida or Leafly, immediately after the closing of the Business Combination.

We refer to the aggregate number of shares available for awards under the 2021 Plan as the “share reserve.” On the first day of each fiscal year of New Leafly during the term of the 2021 Plan, commencing on January 1, 2022 and ending on (and including) January 1, 2031, the share reserve will automatically increase by a number of shares of New Leafly Common Stock such that the number of shares that may be issued under the 2021 Plan shall equal 10% of the fully diluted shares of New Leafly Common Stock as of the last day of the preceding fiscal year (for this purpose each share subject to an outstanding award will reduce the share reserve by one share), but shall in no event be increased by more than 4,977,024 shares of New Leafly Common Stock per fiscal year, assuming (i) that no additional holder of Public Shares exercises redemption rights as described in the Proxy Statement/Prospectus/Consent Solicitation Statement (after giving effect to the redemption of an aggregate of 3,927,435 shares of Common Stock by holders who exercised their right to redeem their shares in connection with the submission of proposals to extend the date by which Merida has to consummate a business combination), (ii) Leafly’s capitalization at the closing of the Business Combination will be consistent with Leafly’s estimates as of September 30, 2021, (iii) the Business Combination closes in the first quarter of 2022, (iv) an Exchange Ratio of 0.3271 (estimated as of September 30, 2021 assuming the Business Combination closes in the first quarter of 2022), (v) inclusion of the effect of the conversion of the New Notes and (vi) no inclusion of the effect of any other outstanding warrants and options of Leafly and Merida and the issuance of the Earnout Shares, or any further financing of Merida or Leafly, immediately after the closing of the Business Combination.. Within the share reserve, the total number of shares of New Leafly Common Stock available for issuance as incentive stock options shall equal the maximum number of shares available for issuance under the 2021 Plan.

If any award granted under the 2021 Plan is cancelled, expired, repurchased, forfeited, surrendered, exchanged for cash, settled in cash or by delivery of fewer shares of New Leafly Common Stock than the number underlying the award, or otherwise terminated without consideration or delivery of the shares to the participant, then such unissued shares will be returned to the 2021 Plan and be available for future awards under the 2021 Plan. Shares that are withheld from any award in payment of the exercise, base or purchase price or taxes related to such an award will be available for future awards under the 2021 Plan and will increase the share reserve by one share for each share that is retained or returned to New Leafly. Shares of New Leafly Common Stock repurchased by New Leafly on the open market with the proceeds of a stock option will not be returned to the 2021 Plan nor be available for future awards under the 2021 Plan. The payment of dividend equivalents in cash in conjunction with any outstanding award shall not count against the share reserve.

The share reserve will be reduced by one share of New Leafly Common Stock for each share of New Leafly Common Stock subject to an award. If a share of New Leafly Common Stock that was subject to an award is returned to the share reserve, the share reserve will be credited with one share of New Leafly Common Stock.

UPDATE TO THE ESPP PROPOSAL

Update to New Leafly Common Stock Subject to the ESPP

The section titled “Proposal No. 7 — The ESPP Proposal — New Leafly Common Stock Subject to the ESPP” beginning on page 189 of the Proxy Statement/Prospectus/Consent Solicitation Statement is replaced with the disclosure below.

New Leafly Common Stock Subject to the ESPP

Subject to adjustments as provided in the ESPP, the maximum number of shares of New Leafly Common Stock that may be issued under the ESPP will not exceed 1,244,256 shares of New Leafly Common Stock, assuming (i) that no additional holder of Public Shares exercises redemption rights as described in the Proxy Statement/Prospectus/Consent Solicitation Statement (after giving effect to the redemption of an aggregate of 3,927,435 shares of Common Stock by holders who exercised their right to redeem their shares in connection with the submission of proposals to extend the date by which Merida has to consummate a business combination), (ii) Leafly’s capitalization at the closing of the Business Combination will be consistent with Leafly’s estimates as of September 30, 2021, (iii) the Business Combination closes in the first quarter of 2022, (iv) an Exchange Ratio of 0.3271 (estimated as of September 30, 2021 assuming the Business Combination closes in the first quarter of 2022), (v) inclusion of the effect of the conversion of the New Notes and (vi) no inclusion of the effect of any other outstanding warrants and options of Leafly and Merida and the issuance of the Earnout Shares, or any further financing of Merida or Leafly, immediately after the closing of the Business Combination. On the first day of each fiscal year of New Leafly during the term of the ESPP, commencing on January 1, 2022 and ending on (and including) January 1, 2031, the share reserve shall automatically increase by a number of shares of New Leafly Common Stock such that the number of shares that may be issued under the ESPP shall equal 2.5% of the fully diluted shares of New Leafly Common Stock as of the last day of the preceding fiscal year (for this purpose each share subject to an outstanding award will reduce the share reserve by one share), but shall in no event be increased more than 1,244,256 shares of New Leafly Common Stock, assuming (i) that no additional holder of Public Shares exercises redemption rights as described in the Proxy Statement/Prospectus/Consent Solicitation Statement (after giving effect to the redemption of an aggregate of 3,927,435 shares of Common Stock by holders who exercised their right to redeem their shares in connection with the submission of proposals to extend the date by which Merida has to consummate a business combination), (ii) Leafly’s capitalization at the closing of the Business Combination will be consistent with Leafly’s estimates as of September 30, 2021, (iii) the Business Combination closes in the first quarter of 2022, (iv) an Exchange Ratio of 0.3271 (estimated as of September 30, 2021 assuming the Business Combination closes in the first quarter of 2022), (v) inclusion of the effect of the conversion of the New Notes and (vi) no inclusion of the effect of any other outstanding warrants and options of Leafly and Merida and the issuance of the Earnout Shares, or any further financing of Merida or Leafly, immediately after the closing of the Business Combination. The share reserve will be reduced by one share of New Leafly Common Stock for each share of New Leafly Common Stock subject to an award. If any purchase right granted under the ESPP terminates without having been exercised in full, the shares of New Leafly Common Stock not purchased under such purchase right will again become available for issuance under the ESPP. For the avoidance of doubt, up to the maximum number of shares of New Leafly Common Stock reserved may be used to satisfy purchases of New Leafly Common Stock under the 423 Component and any remaining portion of such maximum number of shares may be used to satisfy purchases of New Leafly Common Stock under the Non-423 Component.

UPDATE TO THE MERGER AGREEMENT

The section titled “The Merger Agreement” beginning on page 141 of the Proxy Statement/Prospectus/Consent Solicitation Statement is supplemented with the disclosure below.

Merger Agreement Amendment

Pursuant to the Merger Agreement Amendment, the definition of Closing Date Cash contained in the Merger Agreement was amended to include the proceeds received by Merida pursuant to the NPA to provide that the principal amount of the New Notes sold pursuant to the NPA would be included in determining whether the Minimum Cash Condition (as defined in the Merger Agreement) is satisfied. The Merger Agreement Amendment also made certain other ministerial changes related thereto.

UPDATE TO BENEFICIAL OWNERSHIP OF SECURITIES

The section titled “Update to Beneficial Ownership of Securities” beginning on page 251 of the Proxy Statement/Prospectus/Consent Solicitation Statement is replaced with the disclosure below.

BENEFICIAL OWNERSHIP OF SECURITIES

Security Ownership of Certain Beneficial Owners and Management of Merida

The following table sets forth information regarding (a) the actual beneficial ownership of Common Stock as of December 28, 2021, the record date for Merida stockholders entitled to notice of, and to attend and vote at, the special meeting (prior to consummation of the Business Combination) and (b) immediately following the consummation of the Business Combination by:

•        each person known by Merida to be the beneficial owner of more than 5% of Merida’s outstanding shares of common stock either on the record date or after the consummation of the Business Combination;

•        each of Merida’s current executive officers and directors;

•        each person who will become an executive officer or a director of Merida upon the consummation of the Business Combination, assuming both no redemption and maximum redemption;

•        all of Merida’s current executive officers and directors as a group; and

•        all of Merida’s executive officers and directors as a group immediately following the consummation of the Business Combination, assuming both no redemption and maximum redemption.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

At any time prior to the special meeting, during a period when they are not in possession of any material nonpublic information regarding Merida or its securities, the Sponsor, Merida’s officers and directors, Leafly or Leafly’s shareholders and/or their respective affiliates may purchase shares from institutional and other investors who vote, or indicate an intention to vote, against the Business Combination Proposal, or who elect to convert, or indicate an intention to convert, their public shares into a pro rata portion of the trust account, or they may execute agreements to purchase shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire shares of New Leafly Common Stock, to vote their shares in favor of the Business Combination Proposal or to refrain from exercising their redemption rights. The purpose of such share purchases and other transactions would be to increase the likelihood of satisfaction of the requirement that the holders of a majority of the outstanding shares present and entitled to vote at the special meeting to approve the Business Combination Proposal vote in its favor and that the conditions to the closing of the Mergers (such as the condition that the New Leafly Common Stock be listed on Nasdaq) otherwise will be met, where it appears that such requirement would otherwise not be met. While the exact nature of any such incentives has not been determined as of the date of this proxy statement/prospectus/consent solicitation statement, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options and the transfer to such investors or holders of shares or warrants owned by the Merida initial stockholders for nominal value.

Entering into any such arrangements may have a depressive effect on New Leafly Common Stock. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than the then-current market price and may therefore be more likely to sell the shares he, she or it owns, either prior to or immediately after the special meeting.

No agreements dealing with the above arrangements or purchases have been entered into as of the date of this proxy statement/prospectus/consent solicitation statement. Merida will file a Current Report on Form 8-K to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the Business Combination Proposal or the satisfaction of any closing conditions. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

	Before the Business Combination(1)		After the Business Combination
Name and Address of Beneficial Owner			Assuming No Redemption(2)		Assuming Maximum Redemption(3)
	Number of Shares of Common Stock	Approximate Percentage of Outstanding Shares	Number of Shares of Common Stock	Approximate Percentage of Outstanding Shares	Number of Shares of Common Stock	Approximate Percentage of Outstanding Shares
Directors and Executive officers
Pre-Business Combination(4)
Peter Lee(5)	3,169,085	25.5%	6,769,396	13.2%	6,769,396	14.5%
Richard Sellers	—	0%	—	0.0%	—	0.0%
Mitchell Baruchowitz(5)	3,169,085	25.5%	6,769,396	13.2%	6,769,396	14.5%
Jeffrey Monat(5)	3,169,085	25.5%	6,769,396	13.2%	6,769,396	14.5%
Andres Nannetti(5)	3,169,085	25.5%	6,769,396	13.2%	6,769,396	14.5%
All executive officers and directors as a group (five individuals)(5)	3,169,085	25.5%	6,769,396	13.2%	6,769,396	14.5%

Directors and Executive Officers
Post-Business Combination
Yoko Miyashita(10)	—	0%	636,569	1.3%	636,569	1.5%
Dave Cotter	—	0%	172,734	0.4%	172,734	0.4%
Samuel Martin(11)	—	0%	246,726	0.5%	246,726	0.6%
Suresh Krishnaswamy	—	0%	—	0.0%	—	0.0%
Kimberly Boler	—	0%	—	0.0%	—	0.0%
Alan Pickerill	—	0%	—	0.0%	—	0.0%
Cassandra Chandler	—	0%	—	0.0%	—	0.0%
Blaise Judja-Sato	—	0%	—	0.0%	—	0.0%
Michael Blue	—	0%	2,916,503	6.1%	2,916,503	6.8%
Peter Lee(5)	3,169,085	25.5%	6,769,396	13.2%	6,769,396	14.5%
All executive officers and directors as a group (10 individuals)	3,169,085	25.5%	10,741,927	20.5%	10,741,927	22.5%

5% Beneficial Holders
Brendan Kennedy	—	0%	4,641,543	9.7%	4,641,543	10.8%
Merida Holdings LLC(5)	3,169,085	25.5%	6,769,396	13.2%	6,769,396	14.5%
Peter Lee(5)	3,169,085	25.5%	6,769,396	13.2%	6,769,396	14.5%
Michael Blue	—	0%	2,916,503	6.1%	2,916,503	6.8%
Christian Groh(9)	—	0%	2,735,658	5.7%	2,735,658	6.3%
Linden Advisors(6)	1,075,300	8.6%	1,075,300	2.3%	1,075,300	2.5%
Castle Creek Arbitrage, LLC(7)	1,040,729	8.4%	1,040,729	2.2%	1,040,729	2.4%
Highbridge Capital Management LLC(8)	846,699	6.8%	846,699	1.8%	846,699	2.0%
Tenor Capital Management Company, LP(12)	760,532	6.1%	760,532	1.6%	760,532	1.8%

____________

*        Less than 1%.

(1)      The pre-Business Combination percentage of beneficial ownership of Merida in the table above is calculated based on 12,444,505 shares of Common Stock outstanding after giving effect to the redemption of 3,927,435 shares of Common Stock on or prior to December 22, 2021. The amount of beneficial ownership does not reflect the Common Stock issuable upon exercise of Merida’s Warrants, as such Warrants may not be exercisable within 60 days if the Business Combination is not consummated.

(2)      Assuming no redemptions beyond the redemption of 3,927,435 shares of Common Stock noted in footnote 1 to this table, the post-Business Combination percentage of beneficial ownership of New Leafly is calculated based on 47,653,223 shares of Common Stock outstanding, which includes 35,221,718 shares of Common Stock estimated to be issued to Leafly securityholders in connection with the Business Combination, and assumes no sponsor shares will be forfeited pursuant to the Sponsor Agreement. Where applicable, the amount of beneficial ownership for each individual or entity post-Business Combination also reflects Common Stock issuable upon exercise of Merida’s 3,600,311 private warrants held by the sponsor (after giving effect to the transfer of 300,000 private warrants to the Note Investors pursuant to the NPA), which have an exercise price of $11.50 per share, and upon exercise of stock options that will be exercisable within 60 days after the consummation of the Business Combination. Unless otherwise indicated, Merida believes that all persons named in the table have sole voting and investment power with respect to all Common Stock beneficially owned by them upon consummation of the Business Combination.

(3)      Assuming maximum redemptions, the post-Business Combination percentage of beneficial ownership of Merida is calculated based on 43,131,606 shares of Common Stock outstanding, which (a) assumes redemption of 8,411,552 Public Shares by the Public Stockholders, (b) includes 35,221,718 shares of Common Stock estimated to be issued to Leafly securityholders, in connection with the Business Combination, and (c) assumes that no sponsor shares will be forfeited pursuant to the Sponsor Agreement. Where applicable, the amount of beneficial ownership for each individual or entity post-Business Combination also reflects Common Stock issuable upon exercise of Merida’s 3,600,311 private warrants held by the sponsor (after giving effect to the transfer of 300,000 private warrants to the Note Investors pursuant to the NPA) and upon exercise of stock options that will be exercisable within 60 days after the consummation of the Business Combination. Unless otherwise indicated, Merida believes that all persons named in the table have sole voting and investment power with respect to all Common Stock beneficially owned by them upon consummation of the Business Combination.

(4)      Unless otherwise indicated, the business address of each of the individuals is c/o Merida Merger Corp., 641 Lexington Avenue, 18th Floor, New York, NY 10022.

(5)      Represents securities held by Merida Holdings, LLC, of which each of Messrs. Lee, Baruchowitz, Monat and Nannetti is a managing member. Each individual has one vote, and the approval of three of the four managing members is required for approval of an action of the entity. Under the so-called “rule of three”, if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and a voting or dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. Based on the foregoing, no individual of the committee exercises voting or dipositive control over any of the securities held by such entity, even those in which he directly owns a pecuniary interest. Accordingly, none of them will be deemed to have or share beneficial ownership of such shares. The shares referred to include sponsor shares that may be subject to forfeiture pursuant to the Sponsor Agreement, for which zero shares are assumed to be forfeit in this presentation. The 3,169,085 shown in the table reflects 1,543,891 sponsor shares (after reflecting the transfer of 30,803 sponsor shares pursuant to the Share Transfer, Non-Redemption and Forward Purchase Agreements and the 37,500 sponsor shares pursuant to the NPA and the forfeiture of 13,000 sponsor shares pursuant to the Side Letter) of the 1,625,194 sponsor shares that are expected to vest upon the closing of the Mergers and the remaining 1,625,194 sponsor shares subject to additional vesting conditions, as described elsewhere in the prospectus. This row does not reflect the potential cancelation of up to 26,000 sponsor shares on the date that is three months following the Closing Date, pursuant to the Side Letter.

(6)      Represents shares beneficially held by Linden Advisors and Siu Min (Joe) Wong. This amount consists of 965,053 shares held by Linden Capital and 110,247 shares held by separately managed accounts. Based on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 3, 2021.

(7)      Represents 876,294 shares beneficially held by CC Arb West, LLC and 164,435 shares beneficially held by CC Arbitrage, Ltd. Castle Creek Arbitrage, LLC serves as a registered investment adviser whose clients are CC Arb West, LLC and CC Arbitrage, Ltd. Mr. Allan Weine is the managing member of Castle Creek Arbitrage and may be deemed to be the beneficial owner of such securities and have voting and dispositive power over such shares. Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 16, 2021.

(8)      Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on August 6, 2021.

(9)      Includes 269,187 shares (post-conversion) owned by Mr. Groh’s wife, for which he disclaims beneficial ownership.

(10)    Includes options that will vest immediately upon closing of the Mergers, as discussed in the section titled “Other Compensation of Named Executive Officers — Option Award Granted to Yoko Miyashita.”

(11)    Includes 65,414 RSUs (post-conversion) that were promised to Mr. Martin, which will be immediately vested upon grant early in 2022, subject to shareholder approval of the 2021 Plan and subsequent approval of the awards by the New Leafly board of directors.

(12)    Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on December 3, 2021.

The Sponsor beneficially owns approximately 25.5% of Merida’s issued and outstanding Common Stock as of December 28, 2021 (after deducting the shares of Common Stock that were redeemed on or prior to December 22, 2021). Because of this ownership block, the Sponsor may be able to effectively exercise control over all matters requiring approval by Merida’s stockholders, including the election of directors and approval of significant corporate transactions other than approval of its initial business combination.

Pursuant to the Merger Agreement, all of the Merger Shares and Earnout Shares, if issued, will be subject to transfer restrictions for a period of 180 days following completion of the Business Combination.

Concurrently with the execution of the Merger Agreement, Leafly, Merida, and the Sponsor entered into the Sponsor Agreement, which provides that (a) at the closing of the Mergers, the Forfeited Shares will be forfeited by the Sponsor and cancelled by Merida, (b) the parties will enter into the Stock Escrow Amendment, and (c) the sponsor shares will be subject to transfer restrictions for a period of 180 days following the completion of the Business Combination.

Concurrently with the execution of the Merger Agreement, Leafly, Merida, and the Sponsor entered into the Stock Escrow Amendment which provides that, following the Closing, after giving effect to the forfeiture of the Forfeited Shares, the Net Sponsor Shares will remain in escrow and be released from escrow as follows: (i) fifty percent of the Net Sponsor Shares will be released from escrow on the Closing Date in the event that the Minimum Cash Condition is satisfied (with a reduced number of shares to be released based on the cash actually delivered by Merida on the Closing Date in the event that Leafly waives compliance with the Minimum Cash Condition), (ii) twenty-five percent of the Net Sponsor Shares will be released from escrow upon the occurrence of the First Price Triggering Event, (iii) all of the sponsor shares then held in escrow will be released from escrow upon the occurrence of the Second Price Triggering Event, and (iv) if a Change of Control that will result in the holders of New Leafly Common Stock receiving a per share price equal to or in excess of the applicable per share price required in connection with the First Price Triggering Event or the Second Price Triggering Event occurs at a time when sponsor shares are held in escrow, then immediately prior to the consummation of such Change of Control (a) the applicable triggering event that has not previously occurred shall be deemed to have occurred and (b) the applicable Net Sponsor Shares will be released from escrow. On the business day following the end of the Second Earn Out Period, all sponsor shares not released from escrow will be forfeited and cancelled.

UPDATE TO ANNEXES

The 2021 Plan attached as Annex C to the Proxy Statement/Prospectus/Consent Solicitation Statement is replaced in its entirety with Annex E to this Supplement.

The ESPP Plan attached as Annex D to the Proxy Statement/Prospectus/Consent Solicitation Statement is replaced in their entirety with Annex F to this Supplement.

Annex A

MERIDA MERGER CORP. I

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (the “Agreement”) is made as of January 11, 2022 (the “Effective Date”) by and among Merida Merger Corp. I, to be renamed Leafly Holdings, Inc., pursuant to the Agreement and Plan of Merger (as defined herein), a Delaware corporation (the “Company”), the persons and entities whose names are set forth on the signature pages hereto as “Purchasers” (individually, a “Purchaser” and collectively, the “Purchasers”), and for the limited purposes set forth herein, Merida Holdings, LLC, a Delaware limited liability company (the “Sponsor”), and, following the execution and delivery of the Joinder Agreement (as defined herein), Leafly, LLC, a Washington limited liability company (the “Guarantor”).

RECITAL

On the terms and subject to the conditions set forth herein, each Purchaser is willing to purchase from the Company, severally and not jointly, and the Company is willing to sell to each Purchaser, severally and not jointly, that principal amount of the Company’s 8.00% Senior Convertible Notes due 2025 (the “Notes”) shown on Schedule 1.1 attached hereto. On the Closing Date, promptly following the Effective Time (as defined in the Agreement and Plan of Merger) (the “Joinder Time”), (i) the Company will cause the Guarantor to fully and unconditionally guarantee the payment of the Company’s obligations under the Notes on a senior unsecured basis by executing a Notation of Guarantee (the “Notation of Guarantee”) substantially in the form attached hereto as Exhibit A and (ii) the Company will cause the Guarantor to execute and deliver a joinder agreement (the “Joinder Agreement”) substantially in the form attached hereto as Exhibit B, pursuant to which the Guarantor will agree to observe and fully perform all of the rights, obligations and liabilities contemplated under this Agreement as if it were an original signatory hereto.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the Company, each Purchaser and, as applicable, the Sponsor and Guarantor, intending to be legally bound, hereby agree as follows, provided that, notwithstanding anything in this Agreement to the contrary, the representations, warranties, authorizations, acknowledgments, covenants and agreements of the Guarantor contained in this Agreement shall not become effective until the delivery of the Joinder Agreement:

1.    Notes

1.1 Issuance of Notes. On the terms and subject to the conditions set forth herein, the Company shall sell and issue to each Purchaser, severally and not jointly, and each Purchaser shall purchase from the Company, severally and not jointly, Notes in the original principal amount set forth opposite such Purchaser’s name on Schedule 1.1 attached hereto at a price of 100% of the principal amount thereof. Each Purchaser’s obligations to purchase the Notes are several and not joint. The aggregate original principal amount for the Notes issued hereunder shall not exceed $30,000,000, all of which shall be funded in one closing as contemplated below.

1.2 Form of Notes. The Notes shall be issued in substantially the form attached hereto as Schedule 1.2 (the “Global Note”).

2.      Closing

2.1 Closing. Subject to Sections 2.2, 2.3 and 2.4, the sale and issuance of the Notes (the “Note Closing”) shall be held on the date of the closing (and immediately prior to) (the “Closing Date”) of the mergers contemplated by the Agreement and Plan of Merger dated as of August 9, 2021 and as amended on September 8, 2021 and January 11, 2022, between Merida Merger Corp. I, Leafly Holdings, Inc. and the other signatories thereto (the “Agreement and Plan of Merger” and the transactions contemplated by the Agreement and Plan of Merger, the “Transaction”). At the Note Closing, the Company shall deliver to each Purchaser the Notes in book entry form pursuant to the procedures of The Depository Trust Company (“DTC”) which will act as securities depository for the Notes, in the name of a custodian designated by the Purchaser (which custodian shall have properly posted a Deposit/Withdrawal At Custodian (“DWAC”) for release by the Company or its agent, as applicable, through the facilities of DTC), against receipt by the Company from such Purchaser, by wire transfer of immediately available funds, of the principal amount of Notes

Annex A-1

being purchased by such Purchaser (the “Purchase Price”); provided, however, that the aggregate principal amount of Notes purchased by such Purchaser pursuant to this Agreement shall not exceed the amount set forth opposite such Purchaser’s name on Schedule 1.1 attached hereto (the “Note Amount”).

2.2 Conditions of Each Party. The Note Closing shall be subject to the satisfaction or waiver by the Company, on the one hand, and each Purchaser, on the other, of the following conditions:

(a) all conditions precedent to the closing of the Transaction, including the approval of the Company’s stockholders shall have been satisfied or waived, as determined by the parties to the Agreement and Plan of Merger (other than those conditions under the Agreement and Plan of Merger which, by their nature, are to be fulfilled simultaneously with the closing of the Transaction), and the closing of the Transaction shall occur concurrently with or immediately following the Note Closing.

(b) no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining, prohibiting or enjoining consummation of the transactions contemplated hereby; and no such governmental authority shall have instituted or threatened in writing any proceeding seeking to impose any such restraint or prohibition.

2.3 Conditions of Purchaser. Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Note Closing shall be subject to the satisfaction or waiver by such Purchaser of the following additional conditions:

(a) The representations and warranties of the Company and the Guarantor, as applicable, contained in this Agreement and the Notation of Guarantee, shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, Material Adverse Effect, which representations and warranties shall be true and correct in all respects) when made and at the Note Closing as if made on the date thereof (except to the extent that any such representation or warranty expressly relates to a specified earlier date, in which case such representation or warranty shall be true and correct as of such earlier date).

(b) The Company and the Guarantor shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement, the Notes, the Joinder Agreement and the Notation of Guarantee (collectively, the “Notes Documents”) to which it is a party required to be performed or complied with by the Company or the Guarantor prior to or at such Note Closing or Joinder Time, as applicable, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof), no Default or Event of Default (each as defined in the Global Note) shall have occurred and be continuing.

(c) The Company shall have delivered to such Purchaser an officer’s certificate, dated the date of the Note Closing, certifying that the conditions specified in Sections 2.3(a) and 2.3(b) have been satisfied and that there has not occurred any Material Adverse Effect (as defined in the Agreement and Plan of Merger) since December 31, 2020.

(d)  The Company shall have delivered to such Purchaser a certificate of its Secretary, dated the date of the Note Closing, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of this Agreement, (ii) the incumbency of the signatories of the Company, and (iii) such other items as the Purchasers may reasonably require to evidence the identity, authority and capacity of each Responsible Officers (as defined below) authorized to act as a Responsible Officer in connection with the Notes Documents to which it is a party.

(e) The Guarantor shall have delivered to such Purchaser a certificate of an officer, to be effective as of the Joinder Time, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Joinder Agreement and the Notation of Guarantee, (ii) the incumbency of the signatories of the Guarantor, and (iii) such other items as the Purchasers may reasonably require to evidence the identity, authority and capacity of the signatories of the Guarantor.

(f) Such Purchaser shall have received (i) an opinion dated the date of the Note Closing from Weil, Gotshal & Manges LLP, substantially in the forms attached hereto as Schedule 2.3(f) and (ii) an opinion dated as of the date of the Note Closing from a law firm or attorney reasonably satisfactory to Purchasers with respect to the Guarantor, in a form reasonably satisfactory to Purchasers giving customary opinions regarding the Notation of Guarantee and Joinder Agreement.

Annex A-2

(g) Subject to Section 8.8, the Company shall have paid on or before the Note Closing the reasonable and documented fees, charges and disbursements of the Purchasers’ counsel to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Note Closing.

(h) At least five (5) Business Days (as defined in the Agreement and Plan of Merger) prior to the date of the Note Closing, each Purchaser shall have received written instructions signed by the chief financial officer, principal accounting officer, treasurer or controller of the Company (a “Senior Financial Officer” and, together with any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement, a “Responsible Officer”) on letterhead of the Company confirming (i) the name and address of the bank that should receive the purchase price for the Notes, (b) such bank’s ABA number and (c) the account name and number into which the purchase price for the Notes is to be deposited. Each Purchaser has the right, but not the obligation, upon written notice (which may be by email) to the Company, to elect to deliver a micro deposit (less than $50.00) to the account identified in the written instructions no later than two (2) Business Days prior to the Note Closing. If a Purchaser delivers a micro deposit, a Responsible Officer must verbally verify the receipt and amount of the micro deposit to such Purchaser on a telephone call initiated by such Purchaser prior to the Note Closing. The Company shall not be obligated to return the amount of the micro deposit, nor will the amount of the micro deposit be netted against the Purchaser’s purchase price of the Notes.

(i) There shall have been no amendment, waiver or modification to the Agreement and Plan of Merger following the date hereof that would reasonably be expected to materially and adversely affect the Purchasers without such Purchaser’s prior written consent; provided that the Company may, in its sole discretion, waive the Minimum Cash Condition (as defined in the Agreement and Plan of Merger) and nothing in this Agreement shall give the Purchaser any right to consent to, receive information or otherwise contest such waiver.

(j) Each of the Company and the Purchasers shall have taken all actions necessary to ensure that the Notes are eligible at DTC on the Note Closing (provided such actions shall not result in changes to the economic terms of the Notes).

2.4 Conditions of the Company. The obligation of the Company to consummate the Note Closing shall be subject to the satisfaction or waiver by the Company of the additional conditions:

(a) all representations and warranties of the Purchasers contained in this Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which shall be true and correct in all respects) at and as of the Closing Date.

(b) the Purchasers shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with at or prior to the Note Closing.

2.5 Additional Deliverables. At the Note Closing (a) each Purchaser shall deliver to the Company (i) a wire transfer of funds in the amount of such Purchaser’s aggregate Note Amount for such Note Closing, (ii) a duly executed counterpart signature page to this Agreement, (iii) a duly completed and executed Internal Revenue Service Form W-9 or W-8, as applicable, and (iv) an updated Schedule 1.1 reflecting any assignments made pursuant to Section 8.2 prior to the Note Closing, any such Schedule 1.1 delivered pursuant to this clause (iv) shall automatically amend and restate the Schedule 1.1 attached hereto without any further action by the parties hereto; (b) the Company shall deliver to the Purchasers the Notes in book entry form pursuant to the DWAC procedures of DTC, free and clear of any liens or other restrictions (other than those arising under this Agreement, the Global Note or state or federal securities laws), in the name of a custodian designated by the Purchasers (which custodian shall have properly posted such DWAC for release by the Company or agent, as applicable through the facilities of DTC); and (c) Sponsor shall deliver duly executed Securities Transfer Agreements with respect to the Sponsor Shares and Private Placement Warrants to be transferred in accordance with Sections 5.1 and 5.2 and otherwise comply with its obligation to deliver the Sponsor Shares and Private Placement Warrants in accordance therewith. At the Joinder Time, the Company shall cause the Guarantor to deliver a duly executed Joinder Agreement and Notation of Guarantee to each Purchaser.

Annex A-3

3.      Representations, Warranties and Covenants of the Company

The Company hereby represents and warrants, as of the date hereof and as of the Note Closing to each Purchaser as set forth below. For purposes of this Section 3, the term “Company” shall refer to (x) with respect to the representation and warranties made as of the date hereof (except as provided in clause (y)), the Company and (y) with respect to representations and warranties in Sections 3.11, 3.12, 3.13, 3.14, 3.15, 3.16, 3.17, 3.18, 3.19, 3.20, and 3.21 made as of the date hereof and the representations and warranties made as of the Closing Date, the combined company after giving effect to the Transaction as of the Closing Date. Further, upon execution and delivery of the Joinder Agreement, the Guarantor hereby represents and warrants, as of the Joinder Time, to each Purchaser as follows:

3.1 Organization, Good Standing and Qualification.

(a) The Company and the Guarantor are each duly organized, validly existing and in good standing (to the extent such concept is applicable) as a corporation or limited liability company, as applicable, under the laws of its jurisdiction of organization and each has the requisite corporate or limited liability company power, as applicable, to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Company and the Guarantor are each duly qualified and authorized to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not reasonably be expected to have a Material Adverse Effect on the Company, the Guarantor or their respective businesses. “Material Adverse Effect,” as used in this Agreement, means (a) a Material Adverse Effect (as defined in the Agreement and Plan of Merger) together with (b) any event, circumstance, change, development, effect or occurrence that, would reasonably be expected to prevent, materially delay or materially impede or materially adversely affect (i) the performance by the Company or the Guarantor of their respective obligations, as applicable, under the Notes Documents, (ii) the rights and remedies of the Purchasers under the Notes Documents, or (iii) the legality, validity, binding effect or enforceability against the Company and the Guarantor of the Notes Documents to which they are a party.

3.2 Corporate Power.

(a) The Company will have at the Note Closing all requisite corporate power to execute and deliver the Notes Documents to which it is a party and to carry out and perform its obligations under the terms of the Notes Documents. The Company’s Board of Directors has approved the Notes Documents based upon a reasonable belief that the Notes are appropriate for the Company after reasonable inquiry concerning the Company’s financing objectives and financial situation after giving effect to the Transaction.

(b) The Guarantor will have at the Joinder Time all requisite limited liability company power to execute and deliver the Notes Documents to which it is a party and to carry out and perform each of its obligations under the terms of the Notes Documents to which it is a party.

3.3 Authorization.

(a) All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization, execution, delivery and performance of the Notes Documents to which it is a party and the performance of the Company’s obligations hereunder, including the issuance and delivery of the Notes and the reservation of the equity securities issuable upon conversion of the Notes (the “Conversion Shares”) has been taken or will be taken prior to the issuance of such Conversion Shares. The Notes Documents to which the Company is a party, when executed and delivered by the Company, shall constitute a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws. The Conversion Shares, when issued in compliance with the Notes, will be validly issued, fully paid and nonassessable and free of any liens or encumbrances and issued in compliance with all applicable federal and securities laws.

(b) All corporate action on the part of the Guarantor, its directors and its stockholders necessary for the authorization, execution, delivery and performance of the Notes Documents to which it is a party and the performance of the Guarantor obligations thereunder has been taken or will be taken prior to the delivery of the Notes Documents to which it is a party.

Annex A-4

3.4 Governmental and Third Party Consents.

(a) All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority or any other Person, required on the part of the Company in connection with the valid execution and delivery of this Agreement, the Joinder Agreement, the offer, sale or issuance of the Notes and the Conversion Shares or the consummation of any other transaction contemplated hereby shall have been obtained effective at the Note Closing, Joinder Time or, solely in the case of the conversion of the Notes, will be obtained prior to the issuance of the Conversion Shares, as applicable.

(b) All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority or any other Person, required on the part of the Guarantor in connection with the valid execution and delivery of the Joinder Agreement shall have been obtained effective at the Joinder Time.

3.5 Compliance with Laws. Neither the Company nor the Guarantor is in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties other than any such violation which would not reasonably be expected to have a Material Adverse Effect on the Company or the Guarantor. Notwithstanding the foregoing, the Company and the Guarantor do not make any statement or representation about the current inconsistencies between U.S. federal law and what is permitted by the laws of the states that permit the production, sale and/or use of cannabis, such as California, Washington and Colorado, or the laws of other countries, such as Canada, Germany, Israel, Uruguay, Spain and the Netherlands, regarding cannabis.

3.6 Compliance with Other Instruments.

(a) Assuming the truth and accuracy of the representations and warranties of the Purchasers set forth in Section 4 hereof, and the Sponsor set forth in Section 5 hereof, the execution, delivery and performance by the Company of the Notes Documents to which it is a party and the consummation of the transactions contemplated thereby will not violate the Company’s articles of incorporation or bylaws (the “Company Organizational Documents”), each as in effect on the Closing Date, or of any material judgment, decree, order or writ, other than such violation(s) that would not reasonably be expected to have a Material Adverse Effect on the Company. Without limiting the foregoing, the Company has obtained all waivers reasonably necessary with respect to any preemptive rights, rights of first refusal or similar rights, including any notice or offering periods provided for as part of any such rights, in order for the Company to consummate the transactions contemplated hereunder without any third party obtaining any rights to cause the Company to offer or issue any securities of the Company as a result of the consummation of the transactions contemplated hereunder.

(b) Assuming the truth and accuracy of the representations and warranties of the Purchasers set forth in Section 4 hereof, the Sponsor set forth in Section 5 hereof, the execution, delivery and performance by the Guarantor of the Notes Documents to which it is a party and the consummation of the transactions contemplated thereby, will not violate the Guarantor’s articles of formation or operating agreement (the “Guarantor Organizational Documents” and together with the Company Organizational Documents, the “Organizational Documents”), each as in effect as of the Joinder Time, or of any material judgment, decree, order or writ, other than such violation(s) that would not reasonably be expected to have a Material Adverse Effect on the Guarantor.

3.7 No “Bad Actor” Disqualification. The Company has exercised reasonable care to determine whether any Company Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii), as modified by Rules 506(d)(2) and (d)(3), under the Securities Act of 1933, as amended (the “Act”) (“Disqualification Events”). To the Company’s knowledge, no Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent required, with any disclosure obligations under Rule 506(e) under the Act. For purposes of the Note, “Company Covered Persons” are those persons specified in Rule 506(d)(1) under the Act; provided, however, that Company Covered Persons do not include (a) any Purchaser, or (b) any person or entity that is deemed to be an affiliated issuer of the Company solely as a result of the relationship between the Company and any Purchaser.

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3.8 Offering. Assuming the accuracy of the representations and warranties of the Purchasers set forth in Section 4 hereof, the offer, issue, and sale of the Notes and the Conversion Shares are and will be exempt from the registration and prospectus delivery requirements of the Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

3.9 Use of Proceeds. The Company shall use the proceeds of the Notes in connection with the Agreement and Plan of Merger and shall use any additional proceeds for general corporate purposes as it deems fit in its sole discretion.

3.10 Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or, to the Company’s or the Guarantor’s knowledge, currently threatened against the Company or the Guarantor that, to the Company’s or the Guarantor’s knowledge, would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company or the Guarantor.

3.11 Financial Condition. The Financial Statements (as defined in the Agreement and Plan of Merger) present fairly, in all material respects, the consolidated financial position, income (loss) and changes in equity of the Company and its Subsidiaries (as defined in the Agreement and Plan of Merger) as of the dates and for the periods indicated in the Financial Statements in conformity with GAAP (as defined in the Agreement and Plan of Merger) (except for the absence of footnotes or the inclusion of limited footnotes and other presentation items and normal year-end adjustments, none of which will be material) and were derived from, and accurately reflect in all material respects, the books and records of the Company and its Subsidiaries.

3.12 No Change. Since the Most Recent Financial Statements Date (as defined in the Agreement and Plan of Merger), there has not been any change, development, condition, occurrence, event or effect relating to the Company or any of its Subsidiaries that, individually or in the aggregate, resulted in, or would reasonably be expected to result in, a Material Adverse Effect.

3.13 No Default. Neither the Company nor the Guarantor is in default under or with respect to its Organizational Documents or, except for any such defaults that would not reasonably be expected either individually or in the aggregate to have a Material Adverse Effect, under or with respect to its Indebtedness (as defined in the Agreement and Plan of Merger). No Event of Default (as defined in the Global Note) has occurred and is continuing.

3.14 Intellectual Property.

(a) The Company or one of its Subsidiaries owns and has good and marketable title to, or a valid leasehold interest in or right to use, all of its material tangible assets or personal property, free and clear of all Liens (as defined in the Agreement and Plan of Merger) other than (i) Permitted Liens (as defined in the Agreement and Plan of Merger) and (ii) the rights of lessors under any Real Estate Lease Documents (as defined in the Agreement and Plan of Merger). The material tangible assets or personal property (together with the material Intellectual Property (as defined in the Agreement and Plan of Merger) rights and contractual rights) of the Company and its Subsidiaries (A) constitute all of the assets, rights and properties that are necessary in all material respects for the operation of the businesses of the Company and its Subsidiaries as they are now conducted, and taken together, are adequate and sufficient for the operation of the businesses of the Company and its Subsidiaries as currently conducted and (B) have been maintained in all material respects in accordance with generally applicable accepted industry practice and are in good working order and condition, except for ordinary wear and tear and as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(b) Schedule 5.14(a) of the Agreement and Plan of Merger sets forth, as of the date thereof, a true, correct and complete list of: (i) all Company Registered Intellectual Property (as defined in the Agreement and Plan of Merger) material to the Company or any of its Subsidiaries (specifying for each item, as applicable (A) the record owner, (B) the jurisdiction in which such item has been issued, registered or filed, (C) the issuance, registration or application date and (D) the issuance, registration or application number); and (ii) all material unregistered Trademarks (as defined in the Agreement and Plan of Merger) included in Owned Intellectual Property (as defined in the Agreement and Plan of Merger). All renewal, maintenance and other necessary filings and fees due and payable to any relevant Governmental Authority (as defined in the Agreement and Plan of Merger) or Internet domain name registrar to maintain all Company Registered Intellectual Property in full force and effect have been timely submitted or paid in full. All Company Registered Intellectual Property is subsisting and, to the knowledge of the Company, all issuances and registrations included in the Company Registered Intellectual Property are valid and enforceable in accordance with applicable Law (as defined in the Agreement and Plan of Merger).

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(c) The Company or one of its Subsidiaries is the sole and exclusive owner of all right, title, and interest in and to all Owned Intellectual Property free and clear of all Liens (other than Permitted Liens), except where the failure to own any Owned Intellectual Property would not be material to the conduct and operation of the business of the Company or any of its Subsidiaries. The Company or one of its Subsidiaries has valid and enforceable rights to use, pursuant to a written license, sublicense, agreement or permission, all Licensed Intellectual Property (as defined in the Agreement and Plan of Merger), free and clear of all Liens (other than Permitted Liens), except where the failure to have valid and enforceable rights to use any Licensed Intellectual Property would not be material to the conduct and operation of the business of the Company or any of its Subsidiaries.

(d) To the knowledge of the Company, none of the Company or any of its Subsidiaries, the conduct of the business of the Company or any of its Subsidiaries or any Owned Intellectual Property has infringed, misappropriated (or constituted or resulted from a misappropriation of) or otherwise violated, or is infringing, misappropriating (or constitutes or results from the misappropriation of) or otherwise violating any Intellectual Property of any Person (as defined in the Agreement and Plan of Merger). Except as set forth on Schedule 5.14(c) of the Agreement and Plan of Merger, none of the Company or any of its Subsidiaries has received from any Person in the last year any written (or, to the knowledge of the Company, unwritten) notice, charge, complaint, claim or other assertion: (i) of any infringement, misappropriation or other violation of any Intellectual Property of any Person; (ii) inviting the Company or any of its Subsidiaries to take a license under any Intellectual Property of any Person (which could be reasonably construed as a claim of infringement); (iii) challenging the ownership, use, validity or enforceability of any material Owned Intellectual Property; or (iv) challenging the use by the Company or any Subsidiary of any material Licensed Intellectual Property. To the knowledge of the Company, no other Person has infringed, misappropriated, or violated, or is infringing, misappropriating, or violating, any material Owned Intellectual Property. No such claims have been made in writing against any Person by the Company or any of its Subsidiaries in the last three years. None of the Owned Intellectual Property is subject to any outstanding order, settlement, consent order or other disposition of any dispute that materially adversely restricts the use, transfer or registration of, or materially adversely affects the validity or enforceability of, such Owned Intellectual Property.

(e) No past or present director, officer or employee of the Company or any of its Subsidiaries owns (or, to the knowledge of the Company, has made any written claim or asserted any right to any ownership interest, in or to) any Owned Intellectual Property material to the conduct and operation of the business of the Company or such Subsidiary. Each of the past and present directors, officers, employees, consultants and independent contractors of the Company or any of its Subsidiaries who has been or is engaged in creating or developing for or on behalf of the Company or any of its Subsidiaries any Intellectual Property material to the conduct and operation of the business of the Company or such Subsidiary in the course of such Person’s employment or engagement by the Company or such Subsidiary has executed a written agreement, pursuant to which such Person has (i) agreed to hold all confidential information of the Company or such subsidiary in confidence both during and after such Person’s employment or retention by the Company or such Subsidiary, as applicable, and (ii) presently assigned to the Company or one or more of its Subsidiaries all of such Person’s rights, title and interest in and to all such Intellectual Property created or developed for the Company or any of its Subsidiaries in the course of such Person’s employment or retention by the Company or such Subsidiary, as applicable (each, an “Invention Assignment Agreement”). To the knowledge of the Company, there is no material uncured breach by any such Person under any such Invention Assignment Agreement with respect to material Intellectual Property created or developed by such Person for or on behalf of the Company or any of its Subsidiaries.

(f) No funding, facilities or personnel of any Governmental Authority or any university, college, research institute or other educational institution has been or is being used to create, in whole or in part, any material Owned Intellectual Property.

(g) The Company and each of its Subsidiaries has taken adequate and commercially reasonable steps to maintain the secrecy and confidentiality of all material Trade Secrets (as defined in the Agreement and Plan of Merger) included in the Owned Intellectual Property and all Trade Secrets of any Person to whom the Company or any of its Subsidiaries has a confidentiality obligation with respect to such Trade Secrets. To the knowledge of the Company, no Trade Secret that is material to the business of the Company or any of its Subsidiaries has been authorized by the Company or any of its Subsidiaries to be disclosed or has been disclosed to any Person other than (i) pursuant to a written agreement adequately restricting the disclosure and use of such Trade Secret or (ii) to a Person who otherwise has a duty to protect such Trade Secret.

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(h) None of the source code or related source code materials for any material Owned Company Software (as defined in the Agreement and Plan of Merger) has been licensed or provided to, or used or accessed by, any Person (other than employees, contractors or other service providers of the Company or any of its Subsidiaries who have entered into written agreements restricting the disclosure and use of such source code or related materials). None of the Company or any of its Subsidiaries is a party to any source code escrow Contract or any other Contract requiring the deposit of any source code or related source code materials for any material Owned Company Software. To the knowledge of the Company, no Person other than the Company and its Subsidiaries is in possession of, or has rights to possess, any source code or related source code materials for any material Owned Company Software.

(i) To the knowledge of the Company, the Company and each of its Subsidiaries have complied in the last three years, and do currently comply, with all material license terms applicable to any item of Open Source Software (as defined in the Agreement and Plan of Merger) that is or has been included, incorporated or embedded in, linked to, combined or distributed with, or used in the delivery or provision of any material Owned Company Software. No Open Source Software is or has been included, incorporated or embedded in, linked to, combined or distributed with or used in the delivery or provision of any material Owned Company Software, in each case, in a manner that requires or obligates the Company or any of its Subsidiaries to: (i) disclose, contribute, distribute, license or otherwise make available to any Person (including the open source community) any source code included in the material Owned Company Software; (ii) license any material Owned Company Software for making modifications or derivative works; (iii) disclose, contribute, distribute, license or otherwise make available to any Person any material Owned Company Software for no or nominal charge; or (iv) grant a license to, or refrain from asserting or enforcing, any of its material Patents (as defined in the Agreement and Plan of Merger).

(j) To the knowledge of the Company, the Owned Company Software is free from any defect, virus or programming, design, or documentation error or corruptant that would have a material effect on the operation or use of the Owned Company Software. To the knowledge of the Company, none of the Owned Company Software: (i) contains any Contaminants (as defined in the Agreement and Plan of Merger); (ii) constitutes, contains or is considered “spyware” or “trackware” (as such terms are commonly understood in the software industry); (iii) records a user’s actions without such user’s knowledge; or (iv) employs a user’s Internet connection without such user’s knowledge to gather or transmit information on such user or such user’s behavior. The Company and each of its Subsidiaries implement and maintain in all material respects, and have during the last three years implemented and maintained in all material respects, industry standard procedures to mitigate against the likelihood that the Owned Company Software contains any Contaminant or other Software (as defined in the Agreement and Plan of Merger) routines or hardware components that permit unauthorized access to or disable, erase or otherwise harm Software, hardware or data.

(k) The Company or one of its Subsidiaries owns or has a valid right to access and use pursuant to a written agreement all IT Systems (as defined in the Agreement and Plan of Merger) in the manner in which they are currently accessed or used in the conduct of the business. To the knowledge of the Company, the IT Systems (i) are adequate in all material respects for the operation and conduct of the business of the Company and its Subsidiaries as currently conducted (it being understood that the Company and its Subsidiaries authorize projects to upgrade and improve certain IT Systems from time to time in the ordinary course of business) and (ii) do not contain any viruses, worms, Trojan horses, bugs, faults or other devices, errors, contaminants or effects that (A) materially disrupt or materially adversely affect the functionality of the IT Systems, except as disclosed in their documentation or (B) enable or assist any Person to access without authorization any IT Systems. To the knowledge of the Company, during the last year, there has been no unauthorized access to or breach or violation of any IT Systems, in each case, that has had a material adverse impact on the conduct and operation of the business of the Company or any of its Subsidiaries. In the last three years, there have been no failures, breakdowns, continued substandard performance, data loss, material outages, material unscheduled downtime or other adverse events affecting any such IT Systems that have caused or could reasonably be expected to result in the substantial disruption of or substantial interruption in or to the use of such IT Systems or the conduct and operation of the business of the Company or any of its Subsidiaries.

(l) Neither the execution and delivery of the Agreement and Plan of Merger or any of the other Transaction Agreements (as defined in the Agreement and Plan of Merger) nor the consummation of the transactions contemplated thereby (either alone or in combination with any other event) will result in: (i) the loss or impairment of, or any Lien on, any material Owned Intellectual Property or material Licensed Intellectual Property; (ii) the release, disclosure or delivery of any source code included in the material Owned Company Software to any Person; (iii) the grant, assignment or transfer to any other Person of any license or other right or interest under, to or in any

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material Owned Intellectual Property or material Licensed Intellectual Property; (iv) the payment of any additional consideration to, or the reduction of any payments from, any Person with respect to any Owned Intellectual Property or Licensed Intellectual Property; or (v) the breach of, or creation on behalf of any Person of the right to terminate or modify any Contract (as defined in the Agreement and Plan of Merger) relating to any material Owned Intellectual Property or material Licensed Intellectual Property.

3.15 Taxes.

(a) All income and other material Tax Returns (as defined in the Agreement and Plan of Merger) required by Law to be filed by the Company or any of its Subsidiaries have been duly and timely filed (after giving effect to any valid extensions of time in which to make such filings) and all such Tax Returns are true, correct and complete in all material respects.

(b) All income and other material amounts of Taxes (as defined in the Agreement and Plan of Merger) due and payable by the Company or any of its Subsidiaries have been timely paid.

(c) Each of the Company and its Subsidiaries has (i) collected and withheld all material amounts of Taxes required to have been withheld or collected by it in connection with amounts paid to or by any employee, independent contractor, creditor, shareholder or any other third party, and (ii) remitted such amounts required to have been remitted to the appropriate Governmental Authority in material compliance with applicable Law.

(d) Neither the Company nor any of its Subsidiaries are currently engaged in any audit, administrative or judicial proceeding with a Governmental Authority with respect to material amounts of Taxes due from such entities. Neither the Company nor any of its Subsidiaries have received any written notice from a Governmental Authority of a proposed deficiency of any material amounts of Taxes due from such entities, which deficiency has not been paid or resolved. There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, Taxes of the Company or any of its Subsidiaries, and no written request for any such waiver or extension is currently pending (in each case, other than such waivers or extensions of time entered into the ordinary course of business).

(e) No written claim has been made by any Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not file a Tax Return that such entity is or may be subject to income or other material Taxes by, or required to file income or other material Tax Returns in, that jurisdiction, which claim has not been resolved. Neither the Company nor any of its Subsidiaries engages (or has engaged in the five years immediately prior to the date of the Agreement and Plan of Merger) in a trade or business or has (or has had in the five years immediately prior to the date of the Agreement and Plan of Merger) a permanent establishment in a country other than the country in which such entity is incorporated or otherwise organized.

(f) Neither the Company nor any of its Subsidiaries have been a party to any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

(g) There are no Liens for material amounts of Taxes on any of the assets of the Company or any of its Subsidiaries, other than Permitted Liens.

(h) Neither the Company nor any of its Subsidiaries have any liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law), or as a transferee or successor (except, in each case, under any agreements that are commercial contracts entered into in the ordinary course of business not primarily related to Taxes).

(i) Neither the Company nor any of its Subsidiaries are a party to, or bound by, any Tax allocation, Tax sharing or Tax indemnification agreements under which the Company or any of its Subsidiaries could be liable after the Closing Date for the Tax liability of any Person other than the Company or any of its Subsidiaries (except, in each case, for any such agreements that are commercial contracts entered into in the ordinary course of business not primarily relating to Taxes).

(j) The Company has not been at any time during the five-year period ending on the Closing Date, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

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(k) To the knowledge of the Company, there are no facts, circumstances or plans that, either alone or in combination, could reasonably be expected to prevent the Transactions (as defined in the Agreement and Plan of Merger) from qualifying for the Intended Tax Treatment (as defined in the Agreement and Plan of Merger).

(l) Neither the Company nor any of its Subsidiaries are bound with respect to any current or any future taxable period by any closing agreement (within the meaning of Section 7121 of the Code), private letter ruling, technical advice or other ruling or written agreement with a Governmental Authority, in each case, that could affect the liability for Taxes of the Company or any of its Subsidiaries following the Closing (as defined in the Agreement and Plan of Merger).

3.16 Investment Company Act. The Company is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

3.17 Subsidiaries. The Subsidiaries of the Company as of the date of the Agreement and Plan of Merger are set forth on Schedule 5.02 of the Agreement and Plan of Merger, including a description, in each case as of the date hereof, of the capitalization of each such Subsidiary and the names of the record owners of all securities and other equity interests in each Subsidiary. Each Subsidiary has been duly formed or organized and is validly existing under the Laws of its jurisdiction of incorporation or organization and has the organizational power and authority to own, lease and operate its assets and properties and to conduct its business as it is now being conducted, in each case, except where the failure to be so licensed or qualified or to have such power and authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Subsidiary is duly licensed or qualified and in good standing as a foreign corporation (or other entity, if applicable) in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, as applicable, except where the failure to be so licensed or qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The certificate of incorporation and bylaws (or analogous organizational documents) of each of the Company’s Subsidiaries previously made available by the Company to Parent (as defined in the Agreement and Plan of Merger) are true, correct, and complete and are in effect as of the date of the Agreement and Plan of Merger.

3.18 Certain Documents. The Company has delivered to the Purchaser a complete and correct copy of the Agreement and Plan of Merger, including any amendments, supplements or modifications with respect to any of the foregoing. The Agreement and Plan of Merger is the legal, valid and binding obligation of each party thereto, enforceable against each such party in accordance with its terms, in each case, except (i) as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting generally the enforcement of creditors’ rights, and (ii) the availability of the remedy of specific performance or injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought.

3.19 Indebtedness. The Company has completed the Convertible Note Financing (as defined in the Agreement and Plan of Merger). Neither the Company nor its Subsidiaries are a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness (as defined in the Agreement and Plan of Merger) of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including its charter or any other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness (as defined in the Agreement and Plan of Merger) of the Company or such Subsidiary, other than the Convertible Note Financing.

3.20 Anti-Terrorism Law; Foreign Corrupt Practices Act.

(a) Neither the Company nor, to the knowledge of the Company, its Affiliates (as defined in the Agreement and Plan of Merger) is in violation of any applicable law relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), the Patriot Act, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), Part II.1 of the Criminal Code (Canada), the United Nations Act (Canada) and the Special Economic Measures Act (Canada).

(b) Neither the Company nor to the knowledge of the Company, any Affiliate or broker or other agent of the Company is acting or benefiting in any capacity in connection with the proceeds of the Notes currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”)

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or by any other Governmental Authority under applicable Anti-Terrorism Laws (collectively, “Sanctions”); and the Company will not directly or indirectly use the proceeds of the Notes or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person currently subject to Sanctions.

(c) Neither the Company nor, to the knowledge of the Company, any broker or other agent of the Company acting in any capacity in connection with the Notes (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in Section 3.20(b), (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or other applicable Anti-Terrorism Laws, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(d) Neither the Company nor any director or officer, nor to the knowledge of the Company, agent, employee or other Person acting, directly or indirectly, on behalf of the Company or any of its subsidiaries, has, in the course of its actions for, or on behalf of, the Company or any of its subsidiaries directly or indirectly (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 or the Corruption of Foreign Public Officials Act (Canada); or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

3.21 Data Protection and Privacy Laws. The Company and its Subsidiaries (a) have complied at all times with applicable privacy and security laws, rules, regulations, governmental or industry-guidance and self-regulatory requirements (including but not limited to, the California Consumer Protection Act, the General Data Protection Regulation, the FTC’s Fair Information Practice Principles, Payment Card Information Data Security Standards, the Digital Advertising Alliance privacy programs, the Fair Credit Reporting Act, the Telephone Consumer Protection Act, the CAN-SPAM Act, and the Telemarketing Sales Rule) (“Privacy Laws”) other than any non-compliance that would not reasonably be expected to have a Material Adverse Effect and (b) represent and warrant that the Company’s and its Subsidiaries’ policies governing the collection, receipt, access, transfer, processing, use, storage, disclosure, disposal, and security of personal information (“Privacy Policies”) accurately and appropriately describe the Company’s and its Subsidiaries’ collection, receipt, access, transfer, processing, use, storage, disclosure, disposal, and security of personal information. The Company and its Subsidiaries have implemented, maintain and comply with an appropriate and comprehensive written information security program that complies with Privacy Laws and applicable contractual obligations, and has taken all steps reasonably necessary to protect personal information, IT assets, Intellectual Property, and other confidential or proprietary information against loss and unauthorized access, acquisition, use, modification, disclosure or other misuse and has taken measures to ensure third parties acting on Company or its Subsidiaries behalf provide similar safeguards. The Company’s and its Subsidiaries’ receipt, collection, monitoring, maintenance, creation, transmission, use, processing, analysis, disclosure, storage, disposal and security of personal information was, is, and at all times has complied in all material respects with (i) all contractual obligations applicable to the collection, use, storage, processing, access, transfer, disclosure and protection of personal information, (ii) applicable Privacy Laws, and (iii) all notices, consents, or disclosures that apply to the Company’s and its Subsidiaries’ receipt, access, use, processing, storage, and disclosure of personal information. The Company and its Subsidiaries have not experienced or been notified of any unauthorized acquisition of, access to, use of, temporary or permanent loss of or disclosure of personal information, Intellectual Property, or confidential information obtained from or on behalf of the Company or its customers and requiring notification to a government entity (collectively, a “breach of security”) pertaining to Company’s current security and vendor architecture. The Company and its Subsidiaries have not been notified by any third party vendor or service provider that such third party vendor or service provider has suffered a breach of security. The Company and its Subsidiaries, and its directors and officers, have not received any complaints, claims, or causes of action by any person arising out of or relating to any breach of security nor (i) are they or have they been under investigation or subject to any order or action by any governmental authority for an alleged or actual violation of any Privacy Laws; (ii) received any written notice that it is under an investigation by any governmental authority, consumer advocacy groups, industry or trade organizations, for a violation of any Privacy Laws; or (iii) is or has been subject to any action with respect to the loss, damage or unauthorized access, use, disclosure, modification or other misuse of personal information or confidential, non-public data or alleging non-compliance with Privacy Laws, and no such claim has been threatened in writing. The Company and its Subsidiaries do not collect, and have taken appropriate measures in compliance with the Children’s Online Privacy Protection Act and other Privacy Laws to ensure that it has not collected and will not collect, any personal information from children under the age of 13.

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4.      Representations and Warranties of the Purchasers

Each Purchaser hereby represents and warrants to the Company, severally and not jointly, as follows:

4.1 Purchase for Own Account. Each Purchaser represents that it is acquiring the Notes (collectively, with the underlying Conversion Shares, the “Securities”) solely for such Purchaser’s own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, in each case, in contravention of the Act, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention, in each case, in contravention of the Act.

4.2 Information and Sophistication. Without lessening or obviating the representations and warranties of the Company set forth in Section 3 hereof, each Purchaser hereby: (a) acknowledges that it has received all documents and other information, requested by it, to make an informed decision with respect to the purchase of the Notes, (b) represents that such Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given the Purchaser and (c) represents that such Purchaser has such knowledge and experience in financial and business matters that such Purchaser is capable of evaluating the merits and risks of such investment. Such Purchaser has furnished or made available any and all information requested by the Company or otherwise necessary to satisfy any applicable verification requirements as to accredited investor status. Any such information is true, correct, timely and complete. The residency of the Purchaser (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth beneath such Purchaser’s name on Schedule 1.1 hereto.

4.3 Ability to Bear Economic Risk. Each Purchaser acknowledges that investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities and bear the economic risk of such investment for an indefinite period of time and to suffer a complete loss of its investment.

4.4 Further Limitations on Disposition. The Purchaser understands that the Securities are being offered in a transaction not involving any public offering within the meaning of the Act and that the Securities have not been registered under the Act. The Purchaser understands that the Securities may not be resold, transferred, pledged or otherwise disposed of by the Purchaser absent an effective registration statement under the Act, except (i) to the Company or a Subsidiary thereof, or (ii) pursuant to an applicable exemption from the registration requirements of the Act, and, in each case, in accordance with any applicable securities laws of the applicable states, other jurisdictions of the United States and other applicable jurisdictions, and that any book-entry position or certificates representing the Securities shall contain a restrictive legend to such effect. The Purchaser understands and agrees that the Notes and the Conversion Shares will be subject to transfer restrictions under applicable securities laws and, as a result of these transfer restrictions, the Purchaser may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Notes and the Conversion Shares and may be required to bear the financial risk of an investment in the Securities for an indefinite period of time. Without limiting any other exemptions that may be available to the Purchaser, the Purchaser understands and agrees that the Notes will not be immediately eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Act until at least one year from the Closing Date. The Purchaser understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Notes and the Conversion Shares. The Global Note and the Conversion Shares shall contain notations included in the form of Global Note attached as Schedule 1.2 to the extent required by Annex A to the Global Note.

4.5 Accredited Investor Status. Each Purchaser is an “accredited investor” as such term is defined in Rule 501 under the Act.

4.6 No “Bad Actor” Disqualification. Each Purchaser represents and warrants that neither (a) the Purchaser, (b) any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members nor (c) any entity that controls the Purchaser or is under the control of, or under common control with, the Purchaser, is subject to any Disqualification Event, except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Act and disclosed in writing in reasonable detail to the Company. Each Purchaser represents that the Purchaser has exercised reasonable care to determine the accuracy of the representation made by the Purchaser in this paragraph, and agrees to notify the Company if the Purchaser becomes aware of any fact that makes the representation given by the Purchaser hereunder inaccurate.

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4.7 Foreign Purchaser. Each Purchaser that is a foreign person or a US subsidiary or affiliate of a foreign parent company (a “Foreign Purchaser”) shall notify the Company of its status as a Foreign Purchaser and the aggregate number of shares of the Company’s capital stock and any security held, directly or indirectly, by the Foreign Purchaser that is convertible into shares of the Company’s capital stock.

4.8 Forward-Looking Statements. With respect to any forecasts, projections of results and other forward-looking statements and information provided to each Purchaser, each Purchaser acknowledges that such statements were prepared based upon assumptions deemed reasonable by the Company at the time of preparation. There is no assurance that such statements will prove accurate, and the Company has no obligation to update such statements.

4.9 Further Assurances. Each Purchaser agrees and covenants that at any time and from time to time it will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Agreement and to comply with state or federal securities laws or other regulatory approvals.

5.      Sponsor Shares and Private Placement Warrants; Representations and Warranties of the Sponsor

5.1 Sponsor Shares. Concurrent with the Note Closing, Sponsor shall transfer and deliver to the Purchasers or their designees as set forth on Schedule 1.1 prior to the Note Closing, an upfront fee of 1.25% of the aggregate principal amount of the Notes issued pursuant to this Agreement as consideration for the commitments to purchase the Notes pursuant to this Agreement, payable in the form of 37,500 shares of common stock that were issued to the Sponsor prior to the initial public offering of the Company (the “Sponsor Shares”). The Sponsor shall transfer the Sponsor Shares as provided above as a condition to the Note Closing pursuant to Section 2.5 and the securities transfer agreement in the form attached hereto as Schedule 5.1 (the “Securities Transfer Agreement”).

5.2 Private Placement Warrants. Concurrent with the Note Closing, the Sponsor shall transfer and deliver to the Purchasers or their designees as set forth on Schedule 1.1 hereto as a condition precedent to the Note Closing pursuant to Section 2.5 the number of Private Placement Warrants that is equal to 10,000 warrants for every $1,000,000 in aggregate principal amount of Notes purchased, such Private Placement Warrants being issued to the Sponsor in connection with the initial public offering of the Company; each whole Private Placement Warrant is exercisable to purchase one share of Common Stock at an exercise price of $11.50 per share of Common Stock (the “Private Placement Warrants”). The Private Placement Warrants will be transferred at the Note Closing pursuant to the Securities Transfer Agreement.

5.3 Authorization. All corporate action on the part of the Sponsor, its directors and its members necessary for the authorization, execution, delivery and performance of the Agreement and the Sponsor’s obligations pursuant to Section 5.1 and Section 5.2 above, including the transfer and delivery of the Sponsor Shares and Private Placement Warrants has been taken or will be taken prior to the transfer of such Sponsor Shares and Private Placement Warrants. This Agreement and the Securities Transfer Agreements, when executed and delivered by the Sponsor, shall constitute valid and binding obligations of the Sponsor enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws. The Sponsor Shares, when issued in compliance with the provisions of this Agreement and the Securities Transfer Agreements will be validly issued, fully paid and nonassessable and free of any liens or encumbrances and issued in compliance with all applicable federal and securities laws.

5.4 Organization, Good Standing and Qualification. The Sponsor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Sponsor is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Sponsor or its business.

5.5 Corporate Power. The Sponsor will have at the Note Closing all requisite corporate power to execute and deliver this Agreement and the Securities Transfer Agreements (collectively, the “Sponsor Documents”) and to carry out and perform its obligations under the terms of this Agreement and under the terms of each Securities Transfer Agreement. The Sponsor’s Board of Directors has approved the Sponsor Documents based upon a reasonable belief that this Agreement and the Securities Transfer Agreements are appropriate for the Company after reasonable inquiry concerning the Company’s financing objectives and financial situation.

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5.6 Compliance with Other Instruments. Assuming the truth and accuracy of the representations and warranties of the Purchasers set forth in Section 4 hereof, and the Company set forth in Section 3 hereof, the execution, delivery and performance by the Sponsor of the Sponsor Documents and the consummation of the transactions contemplated thereby will not violate the Sponsor’s certification of formation and limited liability company agreement, each as in effect on the Effective Date, or of any material judgment, decree, order or writ, other than such violation(s) that would not have a material adverse effect on the Sponsor. Without limiting the foregoing, the Sponsor has obtained all waivers reasonably necessary with respect to any preemptive rights, rights of first refusal or similar rights, including any notice or offering periods provided for as part of any such rights, in order for the Sponsor to consummate the transactions contemplated hereunder without any third party obtaining any rights to cause the Sponsor to offer or issue any securities of the Sponsor as a result of the consummation of the transactions contemplated hereunder.

6.      Further Agreements

6.1 Trust Account Waiver. Each Purchaser hereby acknowledges that the Company has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the Company’s public stockholders and certain other parties (including the underwriters of the IPO). For and in consideration of the Company entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser hereby (i) agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account, and shall not make any claim against the Trust Account, regardless of whether such claim arises as a result of, in connection with or relating in any way to this Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”), (ii) irrevocably waives any Released Claims that it may have against the Trust Account now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company, and (iii) will not seek recourse against the Trust Account for any reason whatsoever; provided however, that nothing in this Section 6 shall be deemed to limit any Purchaser’s right to distributions or redemptions from the Trust Account in accordance with the Company’s amended and restated certificate of incorporation in respect of any redemptions by the Purchaser of its shares of public Common Stock of the Company acquired by any means other than pursuant to this Agreement. The Purchaser agrees not to seek recourse or make or bring any action, suit, claim or other proceeding against the Trust Account as a result of, or arising out of, this Agreement, the transactions contemplated hereby or the Notes regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability. Each Purchaser acknowledges and agrees that it shall not have any redemption rights with respect to the Notes pursuant to the Company’s organizational documents in connection with the Transaction or any other business combination, any subsequent liquidation of the Trust Account, the Company or otherwise, except as to be set forth in this Agreement and the Global Note attached hereto. In the event a Purchaser has any claim against the Company as a result of, or arising out of, this Agreement, the transactions contemplated hereby or the Notes, it shall pursue such claim solely against the Company and its assets outside the Trust Account and not against the Trust Account or any monies or other assets in the Trust Account.

6.2 No Short Sales. The Purchaser agrees that, from the date hereof and for the six (6) month period following the Closing Date, none of the Purchaser or any person or entity acting on behalf of the Purchaser or pursuant to any understanding with the Purchaser will engage in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or similar instrument, including without limitation equity repurchase agreements and securities lending arrangements, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale, loan, pledge or other disposition or transfer (whether by the Purchaser or any other person), in each case, solely to the extent it has the same economic effect as a “short sale” (as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act), of any economic consequences of ownership (excluding, for the avoidance of doubt, any consequences resulting solely from foreign exchange fluctuations), in whole or in part, directly or indirectly, physically or synthetically, of any shares or any securities of Company, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of securities of the Company, in cash or otherwise, or to publicly disclose the intention to undertake any of the foregoing; provided, however, that the provisions of this Section 6.2 shall not apply to long sales (including sales of securities held by the Purchaser, its controlled affiliates or any person or entity acting on behalf of the Purchaser or any of its controlled affiliates prior to the date hereof and securities purchased by the Purchaser in the

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open market after the date hereof) other than those effectuated through derivative transactions and similar instruments; and provided, further, that this Section 6.2 shall not apply to any subsequent purchaser that acquires Notes following the Closing Date.

6.3 Confidentiality. Each Purchaser agrees that such Purchaser will keep confidential and will not disclose, divulge, or use for any purpose (other than to evaluate such Purchaser’s participation in the transactions contemplated by this Agreement) any confidential information obtained from the Company in connection with this Agreement and the transactions contemplated hereby, unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 6.3 by such Purchaser), (b) is or has been independently developed or conceived by such Purchaser without use of the Company’s confidential information, or (c) is or has been made known or disclosed to such Purchaser by a third party without the Purchaser being aware of a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that a Purchaser may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals (collectively, “Representatives”) to the extent necessary to obtain their services solely in connection with such Purchaser’s investment in the Company, (ii) to any existing affiliate, partner, member, stockholder, or wholly owned subsidiary of such Purchaser in the ordinary course of business; or (iii) to the extent requested or required by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), including any regulatory filings, (iv) to any other Purchaser, (v) in connection with the exercise of any remedies hereunder or under any other Note Document or any action or proceeding relating to this Agreement or any other Note Document or the enforcement of rights hereunder or thereunder, (vi) to (A) any actual or prospective assignee of a Purchaser, assignee or successor of a Purchaser, or pledgee of or participant in any of its rights or obligations under this Agreement, or (B) any counterparty to any subordination agreement to the extent required by the provisions of such subordination agreement, and to the Representatives of the foregoing parties in clauses (A) and (B), (vii) with the prior written consent of the Company, or (vii) as may otherwise be required by applicable law; provided, that (x) to the extent allowed by applicable law, such Purchaser promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure, and (y) in the case of clauses (ii), (iv) and (vi) that such Purchaser informs such Person that such information is confidential and each such Person agrees in writing to be bound by obligations at least as restrictive as those set forth in this Section 6.3 with respect to such information.

6.4 Agent. Each Purchaser agrees that the Company may retain an agent to perform administrative functions in connection with the Notes, including but not limited to establishing a register, acting as agent for payment, conversion, redemption, offers to purchase, interfacing with the Depositary or other similar functions, by written instrument and without the prior consent of the Purchasers.

7.      Registration Rights

7.1 The Company will file with the Securities and Exchange Commission (the “SEC”) a registration statement (the “Registration Statement”) registering the resale of the number of shares of Common Stock issuable upon conversion of the aggregate principal amount of the Notes at the Conversion Price (the “Registrable Shares”) within forty-five (45) calendar days after the Closing Date, and it shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than sixty (60) days after the filing thereof (or ninety (90) days after the filing thereof if the SEC notifies the Company that it will “review” the Registration Statement). The Company shall provide a draft of the Registration Statement to the Purchaser for review at least five (5) days in advance of the filing of the Registration Statement. The Company agrees to cause such Registration Statement, or another shelf registration statement that includes the Registrable Shares, to remain effective until the date on which the Purchaser ceases to hold any Registrable Shares issued pursuant to this Purchase Agreement. Notwithstanding the foregoing, if the SEC prevents the Purchaser from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Registrable Shares by the applicable shareholders or otherwise, such Registration Statement shall register for resale such number of Registrable Shares which is equal to the maximum number of Registrable Shares as is permitted by the SEC. In such event, the number of Registrable Shares to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders. In such event, the number of Registrable Shares to be registered for each Purchaser named in the Registration Statement shall be reduced pro rata among all such Purchasers.  If the SEC requests that a Purchaser be identified as a statutory underwriter in the Registration Statement, such Purchaser will have an opportunity to withdraw from the Registration Statement. The Company may amend the Registration Statement so as to convert the Registration Statement to a Registration Statement on Form S-3 at such time after Company becomes eligible to use such Form S-3. For as long

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as the Registration Statement shall remain effective pursuant to the immediately preceding sentence, and for so long as the Company remains a reporting company under the Exchange Act, the Company will use commercially reasonable efforts to file all reports, and provide all customary and reasonable cooperation, necessary to enable the undersigned to resell the Registrable Shares pursuant to the Registration Statement, qualify the Registrable Shares for listing on the applicable stock exchange on which the Company’s shares of Common Stock are then listed, and update or amend the Registration Statement as necessary to include the Registrable Shares. For purposes of clarification, any failure by the Company to file the Registration Statement by the filing deadline set forth in the Section or to have such Registration Statement effective by the effectiveness date as set forth above shall not otherwise relieve the Company of its obligations to file or effect the Registration Statement set forth in this Section 7.1.

7.2 The Purchaser acknowledges and agrees that the Company may delay the filing or suspend the use of the Registration Statement if the Company determines that in order for such registration statement not to contain a material misstatement or omission, an amendment thereto would be needed, or if such filing or use could materially affect a bona fide business or financing transaction of the Company, would require premature disclosure of information that would adversely affect the Company that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act or would require the inclusion of financial statements that are unavailable to the Company for reasons beyond the Company’s control (each such circumstance, a “Suspension Event”); provided, that, (I) the Company shall not so delay filing or so suspend the use of the Registration Statement for a period of more than forty five (45) total calendar days during any twelve (12) month period and (II) the Company shall use commercially reasonable efforts to make such Registration Statement available for the sale by the Purchaser of such securities as soon as practicable thereafter; provided, further that notwithstanding clause (I), (i) if the Company is unable to file the Registration Statement or have it declared effective, as applicable, prior to the date on which the Company’s financial statements for the nine months ended September 30, 2021 become stale, the Company shall be permitted to delay the filing of the Registration Statement, or any required amendment to the Registration Statement to include the audited financial statements of the Company for the year ended December 31, 2021, until the Company would be required to file its Annual Report on Form 10-K for the year ended December 31, 2021, and (ii) if the Company is required to file a post-effective amendment to the Registration Statement in order to include the audited consolidated financial statements of Leafly Holdings, Inc. for the year ended December 31, 2021 and update certain disclosures in connection therewith, the use of Registration Statement prior to the SEC’s declaration of the effectiveness of the post-effective amendment shall be suspended (together with clause (i), the “Anticipated Suspension Events”); the Purchasers agree that the occurrence of the Anticipated Suspension Events shall not count toward the forty five (45) total calendar day period set forth in clause (I) above. The Company will provide a Purchaser with written notice of the occurrence of any Suspension Event (which notice shall not contain material non-public information). If so directed by the Company, the Purchaser will destroy all copies of the prospectus covering the Registrable Shares in the Purchaser’s possession; provided, however, that this obligation to destroy all copies of the prospectus covering the Registrable Shares shall not apply (x) to the extent the Purchaser is required to retain a copy of such prospectus (A) in order to comply with applicable legal or regulatory requirements or (B) in accordance with a bona fide pre-existing document retention policy or (y) to copies stored electronically on archival servers as a result of automatic data back-up. The Company’s obligations to include the Registrable Shares issued pursuant to the Notes for resale in the Registration Statement are contingent upon the Purchaser furnishing in writing to the Company such information regarding the Purchaser, the securities of the Company held by the Purchaser and the intended method of disposition of such Registrable Shares, which shall be limited to non-underwritten public offerings, as shall be reasonably requested by the Company to effect the registration of such Registrable Shares, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling shareholder in similar situations. At its expense, the Company shall advise a Purchaser promptly: (A) of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose; (B) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (C) subject to the provisions in this Agreement, of the occurrence of a Suspension Event or any other event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading. Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising a Purchaser of such events, provide a Purchaser with any material, nonpublic information regarding the Company other than to the extent that providing notice to a Purchaser of the occurrence of such events. At its expense, the Company shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any

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Registration Statement as soon as reasonably practicable, and upon the occurrence of any event contemplated above (other than a permitted Suspension Event), the Company shall use its commercially reasonable efforts to, as soon as reasonably practicable, prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

7.3 “Registrable Shares” shall have the meaning ascribed thereto in Section 7.1 above, provided that such shares shall cease to be Registrable Shares when: (i) a Registration Statement with respect to the sale of such shares shall have become effective under the Securities Act and such shares shall have been sold, transferred, disposed of or exchanged by the applicable Purchaser in accordance with such Registration Statement; (ii) such shares shall have ceased to be outstanding; (iii) such shares have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction; or (iv) any of such shares may be sold without volume or manner of sale limitations pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”). The Purchaser agrees to disclose its, his or her ownership to the Company upon request to assist it, in making the determination with respect to Rule 144 described in clause (iv) above.

7.4 The Company shall, at its sole expense, upon appropriate notice from a Purchaser stating that Registrable Shares of such Purchaser has been sold or transferred pursuant to an effective Registration Statement, timely prepare and deliver certificates or evidence of book-entry positions representing the shares of the Registrable Shares to be delivered to a purchaser or transferee (or its nominee or custodian) pursuant to such Registration Statement, which certificates or book-entry positions shall be free of any restrictive legends and in such denominations and registered in such names as such Purchaser may request.

7.5 Each Purchaser may deliver written notice (an “Opt-Out Notice”) to the Company requesting that such Purchaser not receive notices from the Company otherwise required by this Section 7; provided, however, that such Purchaser may later revoke any such Opt-Out Notice by giving written notice to Company. Following receipt of an Opt-Out Notice from a Purchaser (unless subsequently revoked), (i) the Company shall not deliver any such notices to such Purchaser and such Purchaser shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to a Purchaser’s intended use of an effective Registration Statement, such Purchaser will notify the Company in writing at least two (2) Business Days in advance of such intended use, and if a notice of a Suspension Event was previously delivered and the related suspension period remains in effect, the Company will so notify such Purchaser, within one (1) business day of such Purchaser’s notification to the Company, by delivering to such Purchaser a copy of such previous notice of Suspension Event, and thereafter will provide such Purchaser with the related notice of the conclusion of such Suspension Event immediately upon its availability.

7.6 The Company shall indemnify, defend and hold harmless each Purchaser (if such Purchaser is named as a selling shareholder under the Registration Statement), the officers, directors and agents of each of them, and each person who controls such Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the fullest extent permitted by applicable law, from and against any and all losses, as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except insofar as the loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such filing in reliance upon and in conformity with information furnished in writing to the Company by such Purchaser expressly for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Registrable Shares by such Purchaser.

7.7 Each Purchaser that acquires Registrable Shares in connection with this Agreement shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, and each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all losses, as incurred, arising out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any

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preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding such Purchaser furnished in writing to the Company by such Purchaser expressly for use therein; provided, however, that the indemnification contained in this Section 7.7 shall not apply to amounts paid in settlement of any losses if such settlement is effected without the consent of such Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed). In no event shall the liability of any Purchaser be greater in amount than the dollar amount of the net proceeds received by such Purchaser upon the sale of the Registrable Shares giving rise to such indemnification obligation. Each Purchaser shall notify the Company promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 7.7 of which the Purchaser is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Registrable Shares by the Purchaser.

7.8 Any person or entity entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one (1) counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement), which settlement shall not include a statement or admission of fault and culpability on the part of such indemnified party, and which settlement shall include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

7.9 The indemnification provided for under this Section shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of securities.

7.10 If the indemnification provided under this Section from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, that the liability of a Purchaser shall be limited to the net proceeds received by such Purchaser from the sale of Registrable Shares giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in this Section 7, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.

7.11 The Company further agrees that it shall take such further action as any Purchaser may reasonably request, all to the extent required from time to time to enable such Purchaser to sell shares of Common Stock held by such Purchaser without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the request of any Purchaser, the Company shall deliver to such Purchaser a written certification of a duly authorized officer as to whether it has complied with such requirements.

Annex A-18

7.12 Notwithstanding anything to the contrary in the foregoing, this Section 7 and all the Company’s obligations under Section 7 shall terminate upon the earlier of (i) the sixtieth (60th) calendar day immediately following the Maturity Date (as defined in the Global Note) and (ii) the date as of which no Registrable Securities remain outstanding, except that the obligations of the Company and the Purchaser under Sections 7.6, 7.7, 7.8, 7.9, and 7.10 shall survive the termination of this Section 7.

8.      Miscellaneous

8.1 Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement

8.2 Assignment. The Purchaser may, at any time until two (2) Business Days prior to the Note Closing, assign their rights under this Agreement to any other Person, provided that such Person shall execute any form of joinder to this Agreement as may be reasonably requested by the Company.

8.3 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in the federal courts of the United States of America or the courts of the State of New York, in each case, located in the Borough of Manhattan in The City of New York. Each party hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereby irrevocably waives any right it may have, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection with or arising out of this Agreement or any transaction contemplated hereby.

8.4 Counterparts; Manner of Delivery. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

8.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.6 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at 111 S. Jackson St., Suite 531, Seattle, WA 98104, legal@leafly.com, yoko.miyashita@leafly.com and kimberly.boler@leafly.com with a copy to Weil, Gotshal & Manges LLP, 201 Redwood Shores Parkway, Redwood Shores, California or kyle.krpata@weil.com, and to Purchaser at the address(es) set forth on the signature pages attached hereto or at such other address(es) as the Company or Purchaser may designate by ten (10) days’ advance written notice to the other parties hereto.

8.7 Modification; Waiver. Except as provided in Section 2.5(a)(iv) with respect to Schedule 1.1 hereto, no modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the Company and the Purchasers purchasing at least a majority of the Notes. Any provision of the Notes may be amended or waived by written consent of the Company and the majority of the then outstanding principal amount of the Notes held by Purchasers party hereto.

Annex A-19

8.8 Expense Reimbursement. The Company agrees: (a) to pay or reimburse the Purchasers for all reasonable third-party, out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Note Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all reasonable and documented attorney costs; provided that the attorney costs for the development, preparation, negotiation and execution of this Agreement and the other Note Documents shall not exceed $250,000 and (b) to pay or reimburse all reasonable and documented out-of-pocket legal fees and legal expenses reasonably incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Note Documents (including all reasonable and documented out-of-pocket legal fees and expenses incurred during any “workout” or restructuring in respect of the obligations under the Notes and during any legal proceedings, including any proceeding under bankruptcy or insolvency laws). Any amounts due under clause (a) of this Section 8.8 that are required to be paid on the Note Closing shall be invoiced at least one (1) Business Day prior to the Note Closing. All amounts otherwise due under clause (b) of this Section 8.8 shall be deemed part of the obligations hereunder when incurred and shall be payable within ten (10) Business Days after demand therefor. The agreements in this Section 8.7 shall survive the Termination Date.

8.9 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to each Purchaser, upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by Purchaser of any breach or default under this Agreement, or any waiver by any Purchaser of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to the Purchaser, shall be cumulative and not alternative.

8.10 Entire Agreement. This Agreement and the Exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

8.11 Exculpation among Purchasers. Each Purchaser acknowledges that the Purchaser is not relying on any person, firm or corporation, other than the Company and its officers and board members, in making its investment or decision to invest in the Company.

8.12  Broker’s Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this subsection being untrue.

8.13 Indemnification.

(a) The Company agrees to indemnify and hold harmless each Purchaser and their respective Affiliates of all such persons, directors, officers, employees, counsel, trustees, advisors, agents and attorneys-in-fact (collectively, the “Indemnitees”) from and against any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel to the Indemnitees, excluding allocated costs of internal counsel) (limited to one primary outside counsel for the Indemnitees, plus, in each case, any special or local counsel in each relevant jurisdiction and, in the case of an actual or reasonably perceived conflict of interest where the Indemnitees affected by such conflict inform the Company of such conflict and, thereafter, retain their own counsel, of another firm of counsel for all such affected Indemnitees) or arising out of or in connection with (a) the execution or delivery of this Agreement or any amendment, amendment and restatement, modification or waiver of the provisions hereof or thereof, or any agreement or instrument contemplated hereby or thereby, (b) any Note or the use or proposed use of the proceeds therefrom, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by the third party or by the Company or its affiliates, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee be available to the extent that such losses, claims, damages, liabilities

Annex A-20

or related expenses (w) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee (or such Indemnitee’s Related Parties), (x) are determined by a court of competent jurisdiction by final and non-appealable judgment to be attributable to a material breach of such Indemnitee (or such Indemnitee’s Related Parties) of its obligations under this Agreement or any agreement or instrument contemplated hereby or thereby, (y) relate to disputes solely among or between holders, or (z) relate to any alleged breach of this Agreement by the holders or Purchasers, whether brought by a third party, the Company or its affiliates; provided, further, that, for the avoidance of doubt, losses, claims, liabilities or related expenses subject to indemnification or reimbursement under this Section 8.13 shall not include taxes. For the purposes of this Section 8.13, “Related Parties” shall mean, with respect to any person, such person’s affiliates and the partners, directors, officers, employees, trustees, administrators, managers, agents, advisors and subadvisors.

(b) To the fullest extent permitted by applicable law, (i) the Company shall not assert and hereby waives any claim against any Indemnitee, and (ii) no Indemnitee shall assert, and each Indemnitee hereby waives, any claim against the Company on any theory of liability for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, the Notes or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the transactions contemplated hereby or thereby. The obligations of the Company under this Section 8.13 will survive the termination of this Agreement.

8.14 Eligibility. Each of the Company and the Purchasers agree that they each shall take all actions necessary to ensure that the Notes are eligible at DTC on the Note Closing (provided such actions shall not result in changes to the economic terms of the Notes).

8.15 Termination. This Agreement and the commitment to purchase the Notes shall terminate upon the earliest to occur of (i) the date the Company or Leafly Holdings Inc. publicly announces that it is terminating the Agreement and Plan of Merger and (ii) February 28, 2022; provided that no Notes have been issued as of such date of termination. If any Notes are issued and purchased pursuant to this Agreement, this Agreement shall terminate on the date that (i) the commitments to purchase Notes hereunder has expired or terminated and (ii) the outstanding principal amount of the Notes, plus all accrued and unpaid interest thereon, and all other amounts due and payable hereunder and under the Notes has been paid in full, in cash or Conversion Shares, as applicable.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

Annex A-21

In Witness Whereof, the parties have executed this Note Purchase Agreement as of the date first written above.

Company:
Merida Merger Corp. I
By:	/s/ Peter Lee
Name:	Peter Lee
Title:	President

[Signature Page to Note Purchase Agreement]

Annex A-22

Sponsor:
Merida Holdings, LLC
By:	/s/ Peter Lee
Name:	Peter Lee
Title:	President

[Signature Page to Note Purchase Agreement]

Annex A-23

In Witness Whereof, the parties have executed this Note Purchase Agreement as of the date first written above.

Purchasers:
CrossingBridge Low Duration High Yield Fund
By:	/s/ David Sherman
Name:	David Sherman
Title:	Authorized Agent as Investment Adviser
Address:
c/o CrossingBridge Advisors, LLC, 427 Bedford Road Suite 230, Pleasantville, NY 10570

[Signature Page to Note Purchase Agreement]

Annex A-24

In Witness Whereof, the parties have executed this Note Purchase Agreement as of the date first written above.

Purchasers:
Destinations Low Duration Fixed Income Fund
By:	/s/ David Sherman
Name:	David Sherman
Title:	Authorized Agent as Investment Adviser
Address:
c/o CrossingBridge Advisors, LLC, 427 Bedford Road Suite 230, Pleasantville, NY 10570

[Signature Page to Note Purchase Agreement]

Annex A-25

In Witness Whereof, the parties have executed this Note Purchase Agreement as of the date first written above.

Purchasers:
Leaffilter North Holdings Inc.
By:	/s/ David Sherman
Name:	David Sherman
Title:	Authorized Agent as Investment Adviser
Address:
c/o Cohanzick Management, LLC, 427 Bedford Road Suite 230, Pleasantville, NY 10570

[Signature Page to Note Purchase Agreement]

Annex A-26

In Witness Whereof, the parties have executed this Note Purchase Agreement as of the date first written above.

Purchasers:
OlsonUbben LLC
By:	/s/ David Sherman
Name:	David Sherman
Title:	Authorized Agent as Investment Adviser
Address:
c/o Cohanzick Management, LLC, 427 Bedford Road Suite 230, Pleasantville, NY 10570

[Signature Page to Note Purchase Agreement]

Annex A-27

In Witness Whereof, the parties have executed this Note Purchase Agreement as of the date first written above.

Purchasers:
Destinations Global Fixed Income Opportunities Fund
By:	/s/ David Sherman
Name:	David Sherman
Title:	Authorized Agent as Investment Adviser
Address:
c/o CrossingBridge Advisors, LLC, 427 Bedford Road Suite 230, Pleasantville, NY 10570

[Signature Page to Note Purchase Agreement]

Annex A-28

In Witness Whereof, the parties have executed this Note Purchase Agreement as of the date first written above.

Purchasers:
RiverPark Strategic Income Fund
By:	/s/ David Sherman
Name:	David Sherman
Title:	Authorized Agent as Investment Adviser
Address:
c/o Cohanzick Management, LLC, 427 Bedford Road Suite 230, Pleasantville, NY 10570

[Signature Page to Note Purchase Agreement]

Annex A-29

In Witness Whereof, the parties have executed this Note Purchase Agreement as of the date first written above.

Purchasers:
CrossingBridge Ultra Short Duration Fund
By:	/s/ David Sherman
Name:	David Sherman
Title:	Authorized Agent as Investment Adviser
Address:
c/o CrossingBridge Advisors, LLC, 427 Bedford Road Suite 230, Pleasantville, NY 10570

[Signature Page to Note Purchase Agreement]

Annex A-30

Annex B

Form of Global Note

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON THE CONVERSION HEREOF, IF ANY, MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED OR PLEDGED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE:

BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT EITHER IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF LEAFLY HOLDINGS, INC. (FORMERLY KNOWN AS MERIDA MERGER CORP. I, THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND IS EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR

(C) TO A PERSON THAT YOU REASONABLY BELIEVE TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

Annex B-1

MERIDA MERGER CORP. I

8.00% Convertible Senior Notes due 2025

No. 144A-1

CUSIP No. [              ]

FOR VALUE RECEIVED, Merida Merger Corp. I, a Delaware corporation (to be renamed Leafly Holdings, Inc., following the consummation of the mergers contemplated by the Agreement and Plan of Merger, the “Company”)), hereby promises to pay to CEDE & CO. or its registered assigns (the “Holder”), in lawful money of the United States of America, the principal sum of THIRTY MILLION DOLLARS ($30,000,000), as revised by the Schedule of Increases and Decreases in Global Note attached hereto, on January 31, 2025, and interest thereon, as set forth below.

This Convertible Promissory Note (this “Note”) shall bear interest from the Issuance Date (as defined below), or from the most recent date to which interest has been paid or provided for, on the unpaid principal balance at a rate equal to 8.0% per annum, computed on the basis of a 360 day year consisting of twelve 30-day months; provided, however, that in the event any interest is paid on the Notes which is deemed to be in excess of the then legal maximum rate, the portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of the Notes.

This Note is being issued by the Company pursuant to the terms of that certain Note Purchase Agreement, dated as of January 11, 2022, as amended from time to time (the “Purchase Agreement”), to the persons and entities identified therein as Purchasers. Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

Except in the case of an optional redemption of this Note pursuant to Section 9, a Fundamental Change Offer pursuant to Section 6 or an Asset Sale Offer pursuant to Section 10(e), this Note may not be prepaid, in whole or in part.

Reference is made to the further provisions of this Note set forth in Annex A hereto.

1. Defined Terms.

(a) “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. Notwithstanding anything to the contrary herein, (x) the determination of whether one Person is an “Affiliate” of another Person for purposes of this Note shall be made based on the facts at the time such determination is made or required to be made, as the case may be, hereunder; and (y) no Person shall be an Affiliate of the Company solely by reason of owning this Note or any other Notes issued pursuant to the Purchase Agreement.

(b) “Agent” means [•]1.

(c) “Applicable Procedures” means, with respect to a Depositary, as to any matter at any time, the policies and procedures of such Depositary, if any, that are applicable to such matter at such time.

(d) “Asset Sale” (i) means the sale, lease, conveyance or other disposition of any properties or assets of the Company or its Subsidiaries (in each case, other than Capital Stock of the Company); provided, that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by Section 10(g) hereof and not by Section 10(e) hereof; or (ii) the issuance or sale of Capital Stock in any of the Company’s Subsidiaries (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Subsidiary). Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale: (A) the disposition of obsolete or worn out property or other assets no longer used or useful (as reasonably determined by the Company and giving effect to its business plans) in the business of the Company and its Subsidiaries in the ordinary course of business; (B) the sale of inventory

____________

1        Agent provisions to be included prior to the Issuance Date.

Annex B-2

in the ordinary course of business; (C) dispositions permitted by Section 10(g), Restricted Payments permitted by Section 10(c) and Permitted Investments; (D) any transfer or other disposition of property or assets by a Subsidiary to the Company or by the Company or a Subsidiary of the Company to a Subsidiary of the Company; (E) dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between, the joint venture partners set forth in joint venture arrangements and similar binding arrangements; (F) the use or transfer of money or Cash Equivalents in a manner not prohibited by this Note; (G) the licensing or sub-licensing, on a non-exclusive basis of patents, trademarks, copyrights and other Intellectual Property rights in the ordinary course of business and licensing or sub-licensing that may be exclusive that are limited in scope, duration or geography, in each case, for such consideration as is deemed to be fair by the Company in the ordinary course of business; (H) the sale or discount, with or without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof; (I) any involuntary loss, damage or destruction of property and assets or any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property and assets; provided that any Net Proceeds received in connection with any loss, damage, destruction, condemnation, seizure or taking pursuant to this clause (I) shall be subject to the obligation to reinvest such Net Proceeds or make an Asset Sale Offer pursuant to Section 10(e), but not the requirement to obtain fair market value or 75% cash and Cash Equivalents; (J) the leasing or subleasing of assets of the Company or any of its Subsidiaries in the ordinary course of business; (K) dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement property; (L) the creation of any Lien permitted by this Note; (M) leases or subleases of property of the Company or its Subsidiaries in the ordinary course of business; (N) any abandonment, failure to renew or other disposition in the ordinary course of business of Intellectual Property that is, in the reasonable good faith determination of the Company, not material to the conduct of the business of the Company and its Subsidiaries; (O) deposits of copies of source code and release of such copies of source code pursuant to escrow arrangements entered into in the ordinary course of business; provided that any such deposit does not result in the permanent transfer of ownership of such source code; (P) any surrender or waiver of contract rights or settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business; and (Q) any sale, transfer or other disposition, in any single transaction or series of related transactions, having a fair market value, as determined in good faith by the Company, of less than $5 million.

(e) “Business Day” means a day on which banks are open for general banking (other than Internet banking) business in each of New York, New York and Seattle, Washington.

(f) “Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity; provided that debt securities that are convertible into or exchangeable for Capital Stock shall not constitute Capital Stock prior to their conversion or exchange, as the case may be.

(g) “Capitalized Lease Obligation” means any lease obligation which, under GAAP, is or will be required to be capitalized on the books of the Company, taken at the amount thereof accounted for as Indebtedness (net of all interest with respect to such Indebtedness) accrued or capitalized during such period (whether or not actually paid during such period).

(h) “Cash Equivalents” means (i) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one year from the date acquired; (ii) certificates of deposit with maturities of not more than one year from the date acquired, issued by any U.S. federal or state chartered commercial bank of recognized standing which has capital and unimpaired surplus in excess of $500,000,000, or any bank or its holding company that has a short-term commercial paper rating of at least A-1 or the equivalent by Standard & Poor’s Ratings Services or at least P-1 or the equivalent by Moody’s Investors Service, Inc.; (iii) repurchase agreements and reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in clause (i) above and entered into only with commercial banks having the qualifications described in clause (ii) above or such other financial institutions with a short-term commercial paper rating of at least A-1 or the equivalent by Standard & Poor’s Ratings Services or at least P-1 or the equivalent by Moody’s Investors Service, Inc.; (iv) commercial paper issued by any Person incorporated under the laws of the United States of America or any state thereof and rated at least A-1 or the equivalent thereof by Standard & Poor’s Ratings Services or at least P-1 or the equivalent thereof by Moody’s Investors Service, Inc., in each case with maturities of not more than one year from the date acquired; (v) investments in money market funds registered under the Investment Company Act of 1940, which have net assets of at least $500,000,000 and at least eighty-five percent (85%) of whose assets consist of

Annex B-3

securities and other obligations of the type described in clauses (i) through (iv) above; and (vi) such other investments similar to those described in clauses (i) through (v) above in liquid assets that are permitted pursuant to the Company’s investment policy as approved by the Company’s board of directors.

(i) “Conversion Date” shall have the meaning specified in Section 4(d).

(j) “Common Stock” means the Company’s common stock, par value $0.0001 per share.

(k) “Company Order” means a written order of the Company, signed on behalf of the Company by an officer and delivered to the Agent.

(l) “Conversion Price” means $1,000 divided by the Conversion Rate as of such time. The initial Conversion Price as of the Issuance Date is $12.50 per share of Common Stock.

(m) “Conversion Rate” shall have the meaning ascribed thereto in Section 4 hereof.

(n) “Daily VWAP” means the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “LFLY <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

(o) “Defaulted Amounts” means any amounts on any Note (including, without limitation, the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for, subject to any applicable cure periods.

(p) “Depositary” means, with respect to each Global Note, the Person specified as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Notes, and thereafter, “Depositary” shall mean or include such successor.

(q) “Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Company or one of its Subsidiaries in connection with an Asset Sale that is so designated as “Designated Non-Cash Consideration”, which document evidencing sets forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale or other disposition of or conversion of or collection on such Designated Non-Cash Consideration.

(r) “Disqualified Capital Stock” means Capital Stock that (a) requires the payment of any dividends (other than dividends payable solely in shares of Qualified Capital Stock), (b) matures or is mandatorily redeemable or subject to mandatory repurchase or redemption or repurchase at the option of the holders thereof (other than solely for Qualified Capital Stock and cash in lieu of fractional shares of such Qualified Capital Stock), in each case in whole or in part and whether upon the occurrence of any event, pursuant to a sinking fund obligation on a fixed date or otherwise (including as the result of a failure to maintain or achieve any financial performance standards) or (c) is convertible or exchangeable, automatically or at the option of any holder thereof, into any Indebtedness, Capital Stock or other assets other than Qualified Capital Stock, in the case of each of clauses (a), (b) and (c), prior to the date that is 91 days after the Maturity Date (other than (i) upon payment in full of the Notes or (ii) upon a “change in control”); provided, however, that (x) only the portion of Capital Stock which so matures or is mandatorily redeemable or subject to mandatory repurchase or redemption at the option of the holder thereof or is so convertible or exchangeable prior to such date shall be deemed to be Disqualified Capital Stock and (y) if such Capital Stock is issued to any current or former employee, director, officer, manager or consultant or to any plan for the benefit of current or former employees, directors, officers, managers or consultants of the Company or its Subsidiaries or by any such plan to such employees, directors, officers, managers or consultants, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the Company or a Subsidiary in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

(s) “Effective Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination,

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as applicable. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of shares of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

(t) “Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

(u) “Fundamental Change” shall be deemed to have occurred at the time after the consummation of the mergers contemplated by the Agreement and Plan of Merger any of the following occurs prior to the Maturity Date:

(A) a “person” or “group” within the meaning of Section 13(d) of the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), other than the Company and its wholly owned Subsidiaries, files a Schedule TO (or any successor schedule, form or report) or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Common Stock representing more than 50% of the voting power of the Common Stock; provided that no “person” or “group” shall be deemed to be the beneficial owner of any securities tendered pursuant to a tender or exchange offer made by or on behalf of such “person” or “group” until such tendered securities are accepted for purchase or exchange under such offer; or

(B) the consummation of (i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination or changes solely in par value) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (ii) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or assets; or (iii) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more of the Company’s direct or indirect wholly owned Subsidiaries; provided, however, that neither (x) a transaction described in clause (i) or (ii) in which the holders of all classes of the Common Stock immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Stock of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction nor (y) any merger of the Company solely for the purpose of changing its jurisdiction of incorporation that results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock of the surviving entity shall be a Fundamental Change pursuant to this clause (B);

provided, however, that a transaction or transactions described in clauses (A) or (B) above shall not constitute a Fundamental Change, if at least 90% of the consideration received or to be received by the common stockholders of the Company, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions such consideration becomes Reference Property (as defined in Section 8) for the Notes, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights. Any event, transaction or series of related transactions that constitute a Fundamental Change under both clause (A) and clause (B) above (determined without regard to the proviso in clause (B) above) shall be deemed to be a Fundamental Change solely under clause (B) above (and, for the avoidance of doubt, shall be subject to the proviso in clause (B) above). If any transaction in which the Common Stock is replaced by the equity securities of another entity occurs, references to the Company in this definition shall instead be references to such other entity.

(v) “GAAP” means generally accepted accounting principles in the United States in effect on the date of the Note Closing, except that (i) with respect to any reports or financial information required to be delivered pursuant to Section 10(a), GAAP means generally accepted accounting principles in the United States as in effect

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during the applicable period covered by such report or financial information and (ii) any lease that would not be considered a capital lease pursuant to GAAP prior to the effectiveness of Accounting Standards Codification 842 (whether or not such lease was in effect on such date) shall be treated as an operating lease for all purposes under this Note and shall not be deemed to constitute a Capitalized Lease Obligation or Indebtedness thereunder.

(w) “Global Notes” mean that, so long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to limitations as set out in this Note, this Note shall be in global form registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a certificated Note shall be effected through the Depositary in accordance with the provisions of this Note (including the restrictions on transfer set forth in Annex A) and the Applicable Procedures.

(x) “Holder Majority” shall mean Holders of a majority in aggregate principal amount of Notes then outstanding.

(y) “Indebtedness” of any Person, means, without duplication, all indebtedness of such Person for borrowed money, Capitalized Lease Obligations and all guarantee obligations by such Person of Indebtedness of another Person; provided that Indebtedness shall not include (A) any such balance that constitutes an obligation in respect of a commercial letter of credit, trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business or consistent with industry practice, (B) accruals for payroll and other liabilities accrued in the ordinary course of business, (C) intercompany loans and liabilities among the Company or any of its Subsidiaries or among Subsidiaries of the Company, (D) prepaid or deferred revenue arising in the ordinary course of business, (E) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy unperformed obligations of the seller of such asset, (F) earn-out and other similar contingent obligations incurred as part of the purchase price of an acquisition and (G) obligations owing under any hedging agreements not entered into for speculative purposes or cash management obligations.

(z) “Intellectual Property” means any and all rights in, arising out of, or associated with any of the following in any jurisdiction throughout the world: (a) issued patents and patent applications (whether provisional or non-provisional), including divisionals, continuations, continuations-in-part, substitutions, reissues, reexaminations, extensions, or restorations of any of the foregoing; (b) trademarks, service marks, certification marks, logos, trade dress, trade names, and other similar indicia of source or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications for registration, and renewals of, any of the foregoing; (c) copyrights, copyrightable or copyrighted works and all registrations, applications for registration, and renewals of any of the foregoing; (d) internet domain names and social media account or user names (including “handles”); (e) mask works, and all registrations, applications for registration, and renewals thereof; (f) product designs, industrial designs, blueprints, drawings, specifications, documentations, programming materials, reports, catalogs, literature and all registrations, applications for registration, and renewals therefor; (g) trade secrets, know-how, inventions (whether or not patentable), and all improvements thereto, discoveries, technology, processes, techniques, and other confidential and proprietary information and all rights therein; (h) proprietary computer programs, operating systems, applications, firmware and other code, including all source code, object code, application programming interfaces, data files, databases, protocols, specifications, and other documentation thereof; (i) rights of publicity; and (j) all other intellectual or industrial property and proprietary rights, together with all royalties, fees, income, payments, and other proceeds now or hereafter due or payable to with respect to any of the foregoing, and all claims and causes of action with respect to any of the foregoing whether accruing before, on, or after the date hereof including all rights to and claims for damages, restitution, and injunctive and other legal or equitable relief for past, present, or future infringement, misappropriation, or other violation thereof.

(aa) “Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons in the forms of loans (including guarantees or other obligations), advances or capital contributions (including by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others, but excluding accounts receivable, trade credit, advances to customers, commissions, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Capital Stock or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. The amount of any Investment outstanding at any time shall be the amount actually

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invested (or, with respect to Investments other than in cash and Cash Equivalents, the fair market value (as determined in good faith by the Company) of such Investment at the time such Investment was made), reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by the Company or any Subsidiary in respect of such Investment.

(bb) “Issuance Date” means January [•], 2022.

(cc) “Last Reported Sale Price” of the Common Stock (or other security for which a closing sale price must be determined) on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock (or such other security) is traded. If the Common Stock (or such other security) is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price per share for the Common Stock (or such other security) in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock (or such other security) is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices per share for the Common Stock (or such other security) on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. The “Last Reported Sale Price” shall be determined without regard to after-hours trading or any other trading outside of regular trading session hours.

(dd) “Lien” means any lien, claim, charge, pledge, security interest, assignment, hypothecation, deed of trust, mortgage, lease, conditional sale, retention of title or other preferential arrangement having substantially the same economic effect as any of the foregoing.

(ee) “Mandatory Conversion” means a conversion pursuant to Section 5.

(ff) “Mandatory Conversion Date” means the Conversion Date for a Mandatory Conversion, as provided in Section 5(b).

(gg) “Maturity” means when used with respect to this Note, means the date on which the outstanding principal amount of this Note becomes due and payable as therein or herein provided, whether at the Maturity Date or by declaration of acceleration or otherwise.

(hh) “Nasdaq” means the NASDAQ Stock Market or other similar market place of recognized national standing, or any other internationally recognized exchange.

(ii) “Net Proceeds” means, with respect to any Asset Sale, the aggregate proceeds in cash or Cash Equivalents received by the Company or any of its Subsidiaries in respect thereof, net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, amounts paid in connection with the termination of hedging obligations repaid with Net Proceeds, and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale, all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures or to holders of royalty or similar interests as a result of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, including without limitation, pension and post−employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

(jj) “Officer” means the Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer of the Company or the General Counsel of the Company.

(kk) “Outstanding Amount” has the meaning set forth in Section 2.

(ll) “Permitted Business” means (i) any business engaged in by the Company or any of its Subsidiaries on the Issuance Date and (ii) any business or other activities that are reasonably similar, ancillary, complementary or

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related to, or a reasonable extension, development or expansion of, the businesses in which the Company and its Subsidiaries are engaged on the Issuance Date.

(mm) “Permitted Investments” means (i) extensions of trade credit in the ordinary course of business; (ii) Investments in Cash Equivalents; (iii) Indebtedness permitted by Section 10(b); (iv) (A) loans and advances to employees of the Company or any of its Subsidiaries in the ordinary course of business (including for travel, entertainment, relocation expenses) and (B) additional loans or advances to newly-hired employees of the Company or any of its Subsidiaries in the ordinary course of business for the purpose of paying relocation expenses or bonuses (signing or otherwise) of such employees in an aggregate amount not to exceed $2 million at any time outstanding; (v) Investments existing on the Issuance Date or made pursuant to binding commitments in effect on the Issuance Date or an Investment consisting of any extension, modification or renewal of any such Investment or binding commitment existing on the Issuance Date; provided that the amount of any such Investment may be increased in such extension, modification or renewal only (A) as required by the terms of such Investment or binding commitment as in existence on the Issuance Date or (B) as otherwise permitted under this Note; (vi) any Investment by the Company or any Subsidiary of the Company in the Company or any other Subsidiary of the Company; (vii) any Investment by the Company or any Subsidiary of the Company in a Person that is primarily engaged in a Permitted Business if as a result of such Investment (A) such Person becomes a Subsidiary of the Company or (B) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Subsidiary (and any Investment held by such Person that was not acquired by such Person in contemplation of so becoming a Subsidiary or in contemplation of such merger, consolidation, amalgamation, transfer, conveyance or liquidation); (viii) any Investment in securities or other assets received in connection with an Asset Sale or any other disposition of assets not constituting an Asset Sale; (ix) Investments in connection with the Transaction or the Repurchase Agreements as in effect on the Issuance Date; (x); Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers in the ordinary course of business; (xi) guarantee obligations and customary indemnitees and insurance for directors and officers of the Company or any of its Subsidiaries; (xii) Investments in the form of cash deposit or prepayment of expenses to vendors, suppliers and trade creditors so long as such deposits are made and such expenses are incurred in the ordinary course of business; (xiii) deposits of cash with banks or other depositary institutions and deposits required by governmental agencies or utilities, in each case in the ordinary course of business; (xiv) joint ventures or strategic alliances in the ordinary course of Company’s business consisting of the licensing of technology, the development of technology or the providing of technical support; and (xv) other Investments in an aggregate amount not to exceed $10 million at any time outstanding.

(nn) “Permitted Lien” means (i) Liens securing Indebtedness incurred pursuant to Section 10(b); (ii) judgment and attachment Liens and notices of lis pendens and associated rights related to litigation, in each case, being contested in good faith by appropriate proceedings and for which adequate reserves have been made; (iii) grants of software, other technology, trademark, copyright and patent licenses on a non-exclusive basis in the ordinary course of business and grants of software, other technology, trademark, copyright and patent licenses or sub-licenses that may be exclusive that are limited in scope, duration or geography, in each case, for such consideration as is deemed to be fair by the Company; (iv) Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Subsidiary of the Company (other than pursuant to the Transaction; provided that such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary and such Lien does not extend to or cover any other assets or property of such Person (other than proceeds or products thereof); (v) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of business; (vi) Liens against the escrow account in respect of the Repurchase Agreements in effect on the Issuance Date; and (vii) other Liens with respect to which the aggregate amount of the obligations secured thereby does not exceed $1,000,000 at any time outstanding.

(oo) “Person” shall mean a legal entity, including a corporation, a limited liability company, a partnership, a joint venture, a trust, an unincorporated organization and a government or any department or agency thereof.

(pp) “Qualified Capital Stock” means any Capital Stock other than Disqualified Capital Stock.

(qq) “Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other applicable security) have the right to receive any cash, securities

Annex B-8

or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise).

(rr) “Regular Record Date” means, with respect to any Interest Payment Date, means the July 15 or January 15 (whether or not such day is a Business Day) immediately preceding the applicable July 31 or January 31 Interest Payment Date, respectively.

(ss) “Redemption Agreements” means all share transfer, non-redemption and forward purchase agreements entered into by Merida and the Sponsor in connection with the Agreement and Plan of Merger.

(tt) “Requisite Holders” means Holders of at least two-thirds of the aggregate principal amount of Notes then outstanding.

(uu) “Restricted Investment” means an Investment other than a Permitted Investment.

(vv) “Senior Indebtedness” means any Indebtedness of the Issuer or its Subsidiaries which is not Subordinated Indebtedness.

(ww) “Subordinated Indebtedness” means any Indebtedness incurred by the Company or its Subsidiaries that is expressly subordinated in right of payment to all of the Company’s or such Subsidiary’s obligations under this Note or guarantee thereof pursuant to a customary subordination provisions.

(xx) “Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests entitled to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

(yy) “Trading Day” means, with respect to the Nasdaq, a day on which such exchange is open for the transaction of business and with respect to another exchange or an over-the-counter market means a day on which such exchange or market is open for the transaction of business.

(zz) “Transaction” means the transactions contemplated by the Agreement and Plan of Merger dated as of August 9, 2021 and amended on September 8, 2021 and January 11, 2022 between Merida Merger Corp. I, Leafly Holdings, Inc. and the other signatories thereto. For the avoidance of doubt, the Transaction shall not constitute a Fundamental Change, Section 10(g) shall not apply to the Transaction and the Transaction shall not result in an adjustment to the Conversion Rate.

2. Payment of Principal. Unless this Note has been converted or redeemed in accordance with the terms and conditions hereof, the entire outstanding principal amount of this Note, together with any accrued and unpaid interest (collectively, the “Outstanding Amount”), shall be fully due and payable on January 31, 2025 (the “Maturity Date”).

3. Payment of Interest.

(a) During the term of this Note, interest shall accrue on the outstanding principal amount at a rate of 8.00% per annum from, and including, the Issuance Date to, but excluding the Maturity Date.

(b) Accrued interest shall be payable in cash, semi-annually in arrears, on July 31 and January 31 of each year (each such date, an “Interest Payment Date”), or if any such day is not a Business Day, on the next succeeding Business Day, to the Holder of record on the Regular Record Date. The first interest payment following the Issuance Date will be due on July 31, 2022.

(c) At any time that an Event of Default exists and is continuing, unless the Holder Majority otherwise agrees and without affecting any Purchaser’s rights and remedies hereunder or under the Purchase Agreement, all of the obligations due under this Note shall bear interest at the rate specified in Section 3(a) plus 2% per annum (the “Default Interest”) from, and including the date of occurrence of such Event of Default, such Default Interest to be

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payable in cash upon demand therefor by the Holder Majority or, if not demanded, on the dates interest is required to be paid pursuant to Section 3(b).

4. Optional Conversion.

(a) Subject to and upon compliance with the provisions of this Section 4, each Holder of this Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note (including the accrued and unpaid interest thereon) at any time prior to the close of business on the second Trading Day immediately preceding the Maturity Date, at an initial conversion rate of 80 shares of Common Stock (subject to adjustment as provided in Section 6, the “Conversion Rate”) per $1,000 of principal amount of Notes and a number of shares of Common Stock equal to the Conversion Rate per $1,000 of accrued and unpaid interest on any Notes (subject to, and in accordance with, the settlement provisions of Section 4(b), an “Optional Conversion”).

(b) To exercise its conversion rights in the event of an Optional Conversion, the Holder shall comply with the Applicable Procedures of the Depositary in effect at that time and, if required, pay funds equal to the interest payable on the next Interest Payment Date to which such Holder is not entitled pursuant to Section 4(d) and pay all transfer or similar taxes, if any, pursuant to Section 4(g). Upon compliance by such Holder with such Applicable Procedures, the electing Holder shall notify the Company of the exercise of its conversion rights with respect to such Holder’s Notes or portion thereof and if required, pay funds equal to the interest payable on the next Interest Payment Date to which such Holder is not entitled pursuant to Section 4(d) and pay all transfer or similar taxes, if any, pursuant to Section 4(g).

(c) The Notes (or portion thereof) shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set out in Section 4(b) above. The Company shall deliver the shares of Common Stock (in book entry form) registered in the name of the Holder or its assigns at the appropriate Conversion Rate, subject to adjustment in accordance with Section 7 no later than the second Trading Day following the applicable Conversion Date (the “Share Delivery Date”). No fractional shares shall be issued upon an Optional Conversion. Any shares of Common Stock to be issued upon an Optional Conversion shall be rounded down to the nearest whole share. Upon the conversion in full or in part of this Note into Common Stock of the Company pursuant to the terms hereof, in lieu of any fractional shares to which the Holder would otherwise be entitled, the Company shall pay the Holder an amount in cash equal to such fraction multiplied by the price at which this Note converts, which amount shall be payable at the same time as delivery of the shares of Common Stock issuable to the Holder in accordance with this Section 4. In addition, to the extent the Holder has converted only a portion of the outstanding principal amount of this Note and such Notes are not then in book entry form in accordance with Section 1.4 of Annex A, a replacement Note for the outstanding principal amount of the Note not converted will be delivered to the Holder at the same time as the delivery of any shares of Common Stock issuable in accordance with this Section 4.

(d) The Company’s settlement of the Optional Conversion shall be deemed to satisfy in full its obligation to pay the principal amount of the Notes so converted and accrued and unpaid interest thereon, if any, to, but excluding, the relevant Conversion Date. Accrued and unpaid interest on the principal amount so converted, if any, to, but excluding, the relevant Conversion Date shall be converted into shares of Common Stock at the Conversion Rate. If the principal amount of any Notes are converted after the close of business on a Regular Record Date but prior to the open of business on the immediately following Interest Payment Date, Holders of such Notes as of the close of business on such Regular Record Date (in addition to having the value of such interest converted in connection with such conversion) will receive the full amount of interest payable on such Notes in cash on such Interest Payment Date notwithstanding the conversion. Therefore, the principal amount of any Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so converted on the corresponding Interest Payment Date (regardless of whether the converting Holder was the Holder of record on the corresponding Regular Record Date); provided that no such payment shall be required (١) for conversions following the close of business on the Regular Record Date immediately preceding the Maturity Date; (٢) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; or (٣) to the extent of any Defaulted Amounts, if any Defaulted Amounts exist at the time of conversion with respect to such Note.

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(e) The Company shall be forever released from all of its obligations and liabilities under the Notes with respect to the principal amount of Notes and accrued interest thereon, if any, so converted and such principal amount of Notes so converted shall be deemed paid, and of no further force and effect, and the Company shall, if such Notes are not then in book entry form in accordance with Section 1.4 of Annex A, issue a new Note evidencing any remaining outstanding principal amount of Notes not converted pursuant to the Optional Conversion.

(f) The Company shall reserve, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the outstanding principal amount of Notes, plus accrued and unpaid interest thereon, if any, from time to time as such Notes are presented for conversion.

(g) The Company shall pay any and all stamp, stock transfer, stock issuance and other similar taxes or any other fees that may be payable in respect of any issuance or delivery of shares of Common Stock of the Company upon conversion of this Note pursuant to this Section 4, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Company or its Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Company or its Agent receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(h) Upon the conversion of an interest in any Global Note, the Company or its Agent or the custodian at the direction of the Company, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby.

5. Mandatory Conversion.

(a) On or after January 31, 2024, the Company may, in its sole discretion, elect (the “Company Mandatory Conversion Right”) to convert all or a portion of the outstanding principal amount of this Note, as well as accrued and unpaid interest thereon, in whole but not in part, at the applicable Conversion Rate then in effect if the Daily VWAP of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on, and including, the Trading Day immediately preceding the date on which the Company provides the Mandatory Conversion Notice in accordance with Section 5(b) below, exceeds $18.00 (the “Company Mandatory Conversion Condition”).

(b) To exercise the Company Mandatory Conversion Right, the Company shall provide written notice of its election (the “Mandatory Conversion Notice”) to the Holder. Such notice shall state (i) that the Note has been called for Mandatory Conversion; (ii) the effective date of the Mandatory Conversion (the “Mandatory Conversion Date”); (iii) the current Conversion Rate; (iv) the name and address of the Paying Agent and Conversion Agent; and (v) the CUSIP and ISIN numbers, if any, of the Notes.

(c) If the Company exercises the Company Mandatory Conversion Right in accordance with this Section 5, then a Conversion Date will automatically, and without the need for any action on the part of any Holder, the Company or any Conversion Agent, be deemed to occur, with respect to each Note then outstanding, on the Mandatory Conversion Date. The Mandatory Conversion Date will be a Business Day of the Company’s choosing that is no more than forty-five (45), nor less than ten (10), Business Days after the Company sends the Mandatory Conversion Notice; provided that the Mandatory Conversion Date shall be no later than the second Scheduled Trading Day prior to the Maturity Date. The Company shall pay or deliver, as the case may be, the consideration due in respect of the Company Mandatory Conversion Right on the second Trading Day immediately following the Mandatory Conversion Date.

6. Repurchase at Option of Holders Upon a Fundamental Change.

(a) If a Fundamental Change occurs at any time prior to the Maturity Date, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion of the principal amount thereof properly surrendered and not validly withdrawn pursuant to Section 6(g) that is equal to $1,000 or an integral multiple of $1,000, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 Business Days or more than 35 Business Days following the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the Fundamental Change Repurchase Date (the “Fundamental

Annex B-11

Change Repurchase Price”). The Fundamental Change Repurchase Date shall be subject to postponement in order to allow the Company to comply with applicable law.

(b) Repurchases of Notes under this Section 6 shall be made, at the option of the Holder thereof, upon:

(A) compliance by the Holder with the Applicable Procedures for surrendering interests in Global Notes being repurchased, in each case on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(B) book entry transfer of the Global Notes being repurchased in compliance with the Applicable Procedures of the Depositary, such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

(i) the portion of the principal amount of Notes to be repurchased, which must be in minimum denominations of $1,000 or an integral multiple thereof; and

(ii) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Note;

provided, however that the Fundamental Change Repurchase Notice must comply with the Applicable Procedures.

Notwithstanding anything herein to the contrary, any Holder delivering the Fundamental Change Repurchase Notice contemplated by this Section 6 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Company or the Depositary, as applicable, in accordance with the Applicable Procedures.

(c) On or before the 20th Business Day after the occurrence of the effective date of a Fundamental Change, the Company shall provide to all Holders of Notes and the Agent, if applicable, a written notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. Such notice shall be delivered in accordance with the Applicable Procedures of the Depositary. Each Fundamental Change Company Notice shall specify:

(iii) the events causing the Fundamental Change;

(iv) the effective date of the Fundamental Change;

(v) the last date on which a Holder may exercise the repurchase right pursuant to this Section 6;

(vi) the Fundamental Change Repurchase Price;

(vii) the Fundamental Change Repurchase Date;

(viii) the name and address of the Agent, if applicable;

(ix) if applicable, the Conversion Rate and any adjustments to the Conversion Rate; and

(x) the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit any Holder’s repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 6. Simultaneously with providing such notice, the Company will publish such information on its website or through such other public medium as the Company may use at that time.

(d) Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders in connection with a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from an Event of Default by the Company in the payment of the Fundamental Change Repurchase Price

Annex B-12

with respect to such Notes). Any instructions for book-entry transfer of the Notes in compliance with the Applicable Procedures shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

(e) Notwithstanding anything to the contrary in this Note, the Company shall not be required to repurchase, or to make an offer to repurchase, the Notes upon a Fundamental Change if a third party makes such an offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company as set forth in this Section 6 (including, without limitation, the requirement to comply with applicable securities laws), and such third party purchases all Notes or portions thereof properly surrendered and not validly withdrawn under its offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company as set forth in this Section 6 (including the requirement to pay the Fundamental Change Repurchase Price on the later of the applicable Fundamental Change Repurchase Date and the time of book-entry transfer of the relevant Notes or portions thereof); provided that the Company shall continue to be obligated to (x) deliver the applicable Fundamental Change Repurchase Notice to the Holders (which Fundamental Change Repurchase Notice shall state that such third party shall make such an offer to purchase the Notes) and to simultaneously with such Fundamental Change Repurchase Notice publish a notice containing such information in a newspaper of general circulation in the City of New York or publish the information on the Company’s website or through such other public medium as the Company may use at that time, (y) comply with applicable securities laws as set forth in this Global Note in connection with any such purchase and (z) pay the applicable Fundamental Change Repurchase Price on the later of the applicable Fundamental Change Repurchase Date and the time of book-entry transfer or delivery of the relevant Notes or portions thereof in the event such third party fails to make such payment in such amount at such time.

(f) For purposes of this Section 6, the Company may appoint any Person to be an Agent, depositary, tender agent, paying agent or other agent to accomplish the purposes set forth herein.

(g) Withdrawal of Fundamental Change Repurchase Notice. A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the office of the Company or the Agent, as applicable in accordance with this Section 6(g) at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(A) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, which must be $1,000 or an integral multiple thereof, and

(B) the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that the notice of withdrawal must comply with the Applicable Procedures of the Depositary.

(h) Deposit of Fundamental Change Repurchase Price or Repurchase Price. The Company will deposit with the Paying Agent, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date (subject to extension in order to allow the Company to comply with applicable law), an amount of money sufficient to repurchase all of the Notes (or portions thereof) to be repurchased at the appropriate Fundamental Change Repurchase Price, as applicable. Subject to receipt of funds and/or Notes by the Company or Agent, as applicable, payment for Notes surrendered for repurchase (and, to the extent applicable, not validly withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date (provided the Holder has satisfied the conditions in Section 6) and (ii) the time of book-entry transfer of such Note to the Company, or Agent, as applicable, by the Holder thereof in the manner required by Section 6, as applicable, by making a payment by wire transfer of immediately available funds to the account of the Depositary or its nominee.

If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Company or paying Agent, as applicable, holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date, or, if extended in order to allow the Company to comply with applicable law, such later date, then, with respect to the Notes that have been properly surrendered for repurchase and have not been validly withdrawn in accordance with the provisions of this Note and the Applicable Procedures of the Depositary, (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes on the

Annex B-13

Fundamental Change Repurchase Date, or, if extended in order to allow the Company to comply with applicable law, such later date (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Company or Agent, as applicable) and (iii) all other rights of the Holders of such Notes with respect to the Notes will terminate on the Fundamental Change Repurchase Date, or, if extended in order to allow the Company to comply with applicable law, such later date (other than (x) the right to receive the Fundamental Change Repurchase Price or Repurchase Price, as applicable, and (y) to the extent not included in the Fundamental Change Repurchase Price or Repurchase Price, as applicable, accrued and unpaid interest, if applicable).

(i) Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer upon a Fundamental Change pursuant to this Section 6, the Company will, if required:

(A) comply with the provisions of any tender offer rules under the Exchange Act that may then be applicable;

(B) file a Schedule TO or any other required schedule under the Exchange Act; and

(C) otherwise comply in all material respects with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes;

in each case, so as to permit the rights and obligations under this Section 6 to be exercised in the time and in the manner specified in this Section 6 subject to postponement in order to allow the Company to comply with applicable law. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Note relating to the Company’s obligations to purchase the Notes (or portions thereof) upon a Fundamental Change, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions of this Note by virtue of such conflict.

7. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if the Holder of this Note participates (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding this Note, in any of the transactions described in this Section 7, without having to convert this Note, as if the Holder held a number of shares of Common Stock equal to the then applicable Conversion Rate, multiplied by the outstanding principal amount (expressed in thousands) of this Note held by such Holder.

(a) If the Company exclusively issues shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

CR’ = CR0 x	OS’
OS0

where, CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable; CR’ = the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or Effective Date, as applicable; OS0 = the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date, as applicable, before giving effect to such dividend, distribution, share split or share combination; and; OS’ = the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination. Any adjustment made under this Section 7(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 7(a) is declared but not so paid or made or any share split or combination of the type described in this Section 7(a) is announced but the outstanding shares of Common Stock are not split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors of the Company determines in good faith not to pay such dividend or distribution or not to split or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or such split or combination had not been announced.

Annex B-14

(b) If the Company issues to all or substantially all holders of the Common Stock any rights, options or warrants (other than pursuant to a stockholders rights plan or rights agreement) entitling them to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sales Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

CR’ = CR0 x	OS’ + X
OS0 + Y

where CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance; CR’ = the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date; OS0 = the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date; X = the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 7(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of the Common Stock are not delivered after the exercise or expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased, effective as of the date the Board of Directors of the Company determines not to issue such rights, options or warrants, to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 7(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at a price per share that is less than such average of the Last Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors of the Company in good faith.

(c) If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances (including share splits) as to which an adjustment was effected pursuant to Section 7(a), Section 7(b) or Section 7(e), (ii) rights issued pursuant to any stockholders rights plan or rights agreement of the Company then in effect, (iii) dividends or distributions paid exclusively in cash as to which the provisions set forth in Section 7(d) shall apply, (iv) dividends or distributions of Reference Property in exchange for or upon conversion of the Common Stock in a Share Exchange Event, and (v) Spin-Offs as to which the provisions set forth below in this Section 7(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

CR’ = CR0 x	SP0
OS0 - FMV

Where CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution; CR’ = the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date; SP0 = the average of the Last Reported Sale Prices of the Common Stock over the 10

Annex B-15

consecutive Trading Day period ending on, and including the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and FMV = the fair market value (as determined by the Board of Directors in good faith) of the Distributed Property so distributed with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 7(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to pay or make such distribution, to the Conversion Rate that would then be in effect if such distribution had not been declared. If the Company issues rights, options or warrants to acquire Capital Stock or other securities that are exercisable only upon the occurrence of certain triggering events, the Company shall not adjust the conversion rate pursuant to the clauses above until the earliest of these triggering events occurs. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 of principal and accrued and unpaid interest, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for the distribution. If the Board of Directors of the Company determines in good faith the “FMV” (as defined above) of any distribution for purposes of this Section 7(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 7(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

CR’ = CR0 x	FMV0 + MP0
MP0

Where CR0 = the Conversion Rate in effect immediately prior to the end of the Valuation Period; CR’ = the Conversion Rate in effect immediately after the end of the Valuation Period; FMV = the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Prices as set forth in Section1(cc) as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first ten (10) consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and MP0 = the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The increase to the Conversion Rate under the preceding paragraph shall occur at the close of business on the last Trading Day of the Valuation Period; provided that if the relevant Conversion Date occurs during the Valuation Period, references to “10” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and the Conversion Date in determining the Conversion Rate. If any dividend or distribution that constitutes a Spin-Off is declared but not so paid or made, the Conversion Rate shall be immediately decreased, effective as of the date the Board of Directors of the Company determines in good faith not to pay or make such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or announced.

For purposes of this Section 7(c), rights, options or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 7(c) (and no adjustment to the Conversion Rate under this Section 7(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the

Annex B-16

Conversion Rate shall be made under this Section 7(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Note, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 7(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 7(a), Section 7(b) and this Section 7(c), if any dividend or distribution to which this Section 7(c) is applicable also includes one or both of:

(A) a dividend or distribution of shares of Common Stock to which Section (a) is applicable (the “Clause A Distribution”); or

(B) a dividend or distribution of rights, options or warrants to which Section (b) is applicable (the “Clause B Distribution”),

then, in either case, (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 7(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 7(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 7(a) and Section 7(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date” within the meaning of Section 7(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 7(b).

(d) If the Company pays or makes any dividend or distribution which is not an Ordinary Cash Dividend (an “Extraordinary Dividend”) to all or substantially all holders of the Common Stock, the Conversion Rate shall be increased based on the following formula:

CR’ = CR0 x	SP0
SP0 - C

where, CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such Extraordinary Dividend; CR’ = the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such Extraordinary Dividend; SP0 = the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such Extraordinary Dividend; and C = the amount in cash per share the Company distributes to all or substantially all holders of the Common Stock.

Any increase pursuant to this Section 7(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such Extraordinary Dividend. If such Extraordinary Dividend is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines in good faith not to make or pay such Extraordinary Dividend, to be the Conversion Rate that would then be in effect if such Extraordinary

Annex B-17

Dividend had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 of principal of, and accrued and unpaid interest on, Notes, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such cash Extraordinary Dividend.

For purposes of this Section 7(d), “Ordinary Cash Dividends” means any cash dividend or cash distribution which, when combined on a per share basis, with the per share amounts of all other cash dividends and cash distributions paid on the Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution to the extent it does not exceed $0.50 (which amount shall be adjusted to appropriately reflect any of the events referred to in other subsections of this Section 6).

(e) If the Company or any of its Subsidiaries make a payment in respect of a tender or exchange offer for the Common Stock (other than an odd lot tender offer), to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

CR’ = CR0 x	AC + (SP’ x OS)
OS0 x SP’

Where, CR0 = the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires (the date such tender offer or exchange offer expires, the “Expiration Date”); CR’ = the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date; AC = the aggregate value of all cash and any other consideration (as determined by the Board of Directors in good faith) paid or payable for shares of Common Stock purchased in such tender or exchange offer; OS0 = the number of shares of Common Stock outstanding immediately prior to the Expiration Date (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); OS’ = the number of shares of Common Stock outstanding immediately after the Expiration Date (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and SP’ = the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date. The increase to the Conversion Rate under this Section 7(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that if the relevant Conversion Date occurs during the ten (10) Trading Days immediately following, and including, the Trading Day next succeeding the Expiration Date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Expiration Date of such tender or exchange offer and the Conversion Date in determining the Conversion Rate. In addition, if the Trading Day next succeeding the date such tender or exchange offer expires is after the 10th Trading Day immediately preceding, and including, the date immediately preceding the relevant Conversion Date in respect of a conversion of Notes, references to “10” or “10th” in the preceding paragraph and this paragraph shall be deemed to be replaced, solely in respect of that conversion of Notes, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, and including, the last Trading Day immediately preceding the relevant Conversion Date.

In the event that the Company or one of its Subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company is, or such Subsidiary is, permanently prevented by applicable law from consummating any such purchases, or all such purchases are rescinded, then the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made or had been made only in respect of the purchases that have been consummated.

(f) Notwithstanding anything to the contrary in this Section 7 or any other provision of this Note, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date, and the Holder that has converted this Note on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record

Annex B-18

holder of the shares of Common Stock as of the related Optional Conversion Date or Mandatory Conversion Date, as applicable, based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 7, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such converting Holder. Instead, the Holder shall be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g) Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of shares of the Common Stock or any securities convertible into or exchangeable for shares of the Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities. In no event will the Conversion Rate be adjusted such that the Conversion Price shall be less than the par value per share of Common Stock. Notwithstanding anything in this Section 7 to the contrary, the Company shall not be required to adjust the Conversion Rate unless the adjustment would result in an increase or decrease of at least 1.0% of the applicable Conversion Rate. However, the Company shall carry forward any adjustments that are less than 1% of the Conversion Rate, take such carried-forward adjustments into account in any subsequent adjustment, and make such carried-forward adjustments regardless of whether the aggregate amount of such adjustments is less than 1% on the Optional Conversion Date or Mandatory Conversion Date, as applicable.

(h) In addition to those adjustments required by clauses (a),(b), (c), (d) and (e) of this Section 7, and to the extent permitted by applicable law and subject to the applicable rules of the Nasdaq on which the Common Stock is listed, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors of the Company determines in good faith that such increase would be in the Company’s best interest. In addition, to the extent permitted by applicable law and subject to the applicable rules of Nasdaq, the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall deliver to the Holder a notice of the increase at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(i) Except as stated in this Note, the Company shall not adjust the Conversion Rate for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities. For illustrative purposes only and without limiting the generality of the preceding sentence, the Conversion Rate shall not be adjusted:

(A) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(B) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;

(C) upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (B) of this subsection and outstanding as of the date the Notes were first issued;

(D) upon the repurchase of any shares of Common Stock pursuant to an open market share repurchase program or other buy-back transaction, including structured or derivative transactions, that is not a tender or exchange offer of the nature described in Section 7(e);

(E) solely for a change in the par value (or lack of par value) of the Common Stock; or

(F) for accrued and unpaid interest, if any.

(j) All calculations and other determinations under this Section 6 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share.

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(k) For purposes of this Section 7, the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares of Common Stock issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(l) Whenever any provision of this Note requires the Company to calculate the Last Reported Sale Prices over a span of multiple days, the Board of Directors shall make appropriate adjustments (without duplication in respect of any adjustment made pursuant to Section 7) to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, of the event occurs, at any time during the period when the Last Reported Sale Prices are to be calculated.

8. Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.

(a) In the case of:

(A) any recapitalization, reclassification or change of the Common Stock (other than changes in par value or resulting from a subdivision or combination),

(B) any consolidation, merger, combination or similar transaction involving the Company,

(C) any sale, lease or other transfer to a third party of all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole, or

(D) any statutory share exchange,

in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Share Exchange Event”), then at and after the effective time of such Share Exchange Event, the right to convert each $1,000 of principal amount of this Note shall be changed into a right to convert such amount of principal amount of this Note into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Share Exchange Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Share Exchange Event and, prior to or at the effective time of such Share Exchange Event, the Company or the successor or acquiring Person, as the case may be, shall execute with the Holder a supplemental Note providing for such change in the right to convert each $1,000 of principal amount of this Note; provided, however, that at and after the effective time of the Share Exchange Event (I) any shares of Common Stock that the Company would have been required to deliver upon conversion of this Note in accordance with Section 4 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have been entitled to receive in such Share Exchange Event and (II) the Last Reported Sale Price shall be calculated based on the value of a unit of Reference Property.

If the Share Exchange Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property into which this Note will be convertible shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Common Stock, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. If the holders of the Common Stock receive only cash in such Share Exchange Event, then for all conversions for which the relevant Conversion Date occurs after the effective date of such Share Exchange Event (A) the consideration due upon conversion of each $1,000 of principal amount of this Note shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date, multiplied by the price paid per share of Common Stock in such Share Exchange Event and (B) the Company shall satisfy its obligation to effect a conversion of this Note by paying such cash amount to the Holder on the third Business Day immediately following the relevant Conversion Date. The Company shall notify the Holder in writing of such weighted average as soon as reasonably practicable after such determination is made.
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If the Reference Property in respect of any Share Exchange Event includes, in whole or in part, shares of common equity, such supplemental Note described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Section 8 with respect to the portion of the Reference Property consisting of such common equity. If, in the case of any Share Exchange Event, the Reference Property includes shares of stock, securities or other property or assets (including any combination thereof), other than cash and/or cash equivalents, of a Person other than the Company or the successor or purchasing corporation, as the case may be, in such Share Exchange Event, then such supplemental Note shall also be executed by such other Person, if such other Person is an affiliate of the Company or the successor or acquiring company, and shall contain such additional provisions to protect the interests of the Holder of this Note as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing.

(b) None of the foregoing provisions shall affect the right of the Holder to convert this Note into shares of Common Stock, as set forth in Section 4 prior to the effective date of such Share Exchange Event.

(c) The above provisions of this Section 8 shall similarly apply to successive Share Exchange Events.

9. Optional Redemption.

(a) From time to time during the period beginning on January 31, 2023 and ending the 40th Trading Day immediately before the Maturity Date, the Company may, in its sole discretion, redeem all or a portion of this Note at a cash redemption price (the “Redemption Price”) equal to 100% of the principal amount of this Note (plus accrued and unpaid interest, if any, to, but excluding, the redemption date) (the “Optional Redemption”).

(b) In the event of an Optional Redemption, the Company shall at least fifteen (15) days prior to the Redemption Date, deliver or caused to be delivered electronically in accordance with the Applicable Procedures of the Depositary a notice of redemption (the “Redemption Notice”) to the Holder, informing it (i) that all or a portion of this Note has been called for Optional Redemption; (ii) the amount of the aggregate principal amount of the Note that the Company has elected to redeem; and (iii) the effective date on which such redemption will occur (the “Redemption Date).

(c) Notwithstanding the foregoing, the Holder shall be entitled to exercise its Optional Conversion rights with respect to all or a portion of the outstanding principal amount subject to such Optional Redemption at any time prior to 5:00 pm Eastern Time on the Business Day prior to such Redemption Date. An election by the Holder of its Optional Conversion right with respect to any such principal amount subject to such Optional Redemption shall supersede any Optional Redemption with respect to such principal amount as if the Company did not make an election to redeem such principal amount.

(d) Once the Redemption Notice is delivered, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. On and after the Redemption Date, unless the Company defaults in the payment of the Redemption Price, interest will cease to accrue on the Notes or portion thereof called for redemption and all rights of Holders with respect to such Notes or portion thereof will terminate except for the right to receive payment of the Redemption Price upon surrender for redemption. Upon surrender in accordance with the Applicable Procedures of the Depositary, such Notes or portions thereof shall be paid at the Redemption Price plus accrued and unpaid interest, if any, but not including, the Redemption Date. If less than all of the Notes are called for redemption, the Notes or portions thereof that are subject to such redemption shall be chosen in accordance with the Applicable Procedures.

(e) The Company shall be forever released from all of its obligations and liabilities under this Note with respect to the principal amount so redeemed and such principal amount of this Note shall be deemed repaid, in whole or in part, as applicable, and of no further force and effect, and the Depositary shall, make a notation on such Global Note as to the reduction in the principal amount represented thereby.

10. Additional Covenants of the Company.

(a) Reports.

(A) While this Note is outstanding, the Company shall deliver to the Holder, within 15 days after the same are required to be filed with the Securities and Exchange Commission (the “Commission”), copies of any documents or reports that the Company is required to file with the Commission pursuant to

Annex B-21

Section 13 or 15(d) of the Exchange Act (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act (or any successor thereto)). Notwithstanding the foregoing, the Company shall in no event be required to deliver to, or otherwise provide or disclose to, any Holder any information for which the Company is requesting (assuming such request has not been denied), or has received, confidential treatment from the Commission, or any correspondence with the Commission. Any such document or report that the Company files with the Commission via the Commission’s EDGAR system (or any successor thereto) shall be deemed to be delivered to the Holder for purposes of this Section 10(a) at the time such documents are filed via the EDGAR system (or such successor).

(B) While this Note is outstanding, at any time that the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall provide to each Purchaser, the information that would have been required by clause (A) above on the same dates as would have been required by clause (A) above.

(b) Indebtedness. While this Note is outstanding, the Company shall not, and shall not permit any of its Subsidiaries, to incur Indebtedness that constitutes Senior Indebtedness in an aggregate principal amount at any time outstanding of more than $10,000,000, which amount may be increased by the amount of any fees, discounts, premiums (including reasonable tender premiums), penalties and expenses that are paid with the proceeds of Senior Indebtedness incurred in compliance with this Section 10(b) in connection with the refinancing of any other Senior Indebtedness that was incurred in compliance with this Section 10(b) (excluding for the purposes of this increase, any Subordinated Indebtedness and Indebtedness not subject to the $10,000,000 limitation as a result of the following proviso); provided that this Section 10(b) shall not apply to: (i) Indebtedness of any Person or business that is acquired by the Company or any of its Subsidiaries or merged into or consolidated with the Company or any of its Subsidiaries provided that such Indebtedness was not incurred in contemplation of such acquisition, merger or consolidation; (ii) any guarantee by the Company or any Guarantor of Indebtedness of the Company or any Guarantor so long as the incurrence of Indebtedness is permitted by this Section 10(b), and (iii) Indebtedness, the net proceeds of which, are used to refund, replace or refinance any Indebtedness permitted to be incurred pursuant to clause (i) of this Section 10(b) provided that there is no increase in the principal amount thereof (except by an amount equal to fees, discounts, premiums (including reasonable tender premiums), penalties and expenses). The Company will at all times while this Note is outstanding, cause the Outstanding Amount under this Note to be designated as “Senior Debt” (or any other defined term having a similar purpose) within the meaning of any agreements governing any Subordinated Indebtedness of the Company.

(c) Restricted Payments. While this Note is outstanding, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

(A) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Subsidiaries’ Capital Stock (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Subsidiaries’ Capital Stock in their capacity as such (other than dividends or distributions payable in Capital Stock (other than Disqualified Capital Stock) of the Company or to the Company or a Subsidiary of the Company);

(B) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Capital Stock of the Company or any direct or indirect parent of the Company;

(C) purchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is contractually subordinated in right of payment to the Notes, except (i) from the Company or a Subsidiary of the Company or (ii) the purchase, redemption, defeasance or other acquisition or retirement of any such Indebtedness made in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, redemption, defeasance or other acquisition or retirement; or

(D) make any Restricted Investment;

(all such payments and other actions set forth in clauses (A) through (D) above being collectively referred to as “Restricted Payments”).

Annex B-22

Notwithstanding the foregoing, the preceding provisions shall not prohibit:

(i) the payment of any dividend or other distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Note;

(ii) so long as no Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of Capital Stock of the Company or any Subsidiary of the Company held by any present or former employee, director, officer or consultant (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing) of the Company or any of its Subsidiaries pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement (and any successor plans and arrangements thereto) (including, for the avoidance of doubt, any principal and interest payable on any notes issued by the Company in connection with any such repurchase, retirement or other acquisition), or any stock subscription or shareholder agreement; provided that the aggregate amount of Restricted Payments made under this clause (ii) shall not exceed in any calendar year $10.0 million (with unused amounts in any fiscal year being carried over to succeeding fiscal years); provided, further that such amount in any calendar year shall be increased by an amount not to exceed (A) the cash proceeds from the sale of Capital Stock of the Company and, to the extent contributed to the Company, Capital Stock of any parent entity, in each case to current or former employees, directors or consultants of the Company, any parent entity or any of the Company’s Subsidiaries that occurs after the Issuance Date plus (B) the cash proceeds of key man life insurance policies received by the Company, its Subsidiaries and to the extent contributed to the Company, any parent entity or the Company after the Issuance Date; less (C) the amount of any Restricted Payments made in any prior calendar year pursuant to clauses (A) and (B) of this clause (ii);

(iii) the payment of any dividend or any other payment or distribution by a Subsidiary of the Company to the holders of its Capital Stock of any class on a pro rata basis to the holders of such class;

(iv) payments to holders of Capital Stock (or to the holders of Indebtedness that is convertible into or exchangeable for Capital Stock upon such conversion or exchange) in lieu of the issuance of fractional shares;

(v) repurchases of Capital Stock deemed to occur in connection with the exercise (including by cashless exercise) or vesting of stock options or similar instruments, including to the extent necessary to pay withholding or similar taxes related to such exercise or vesting of stock options or similar instruments;

(vi) Restricted Payments paid solely in Capital Stock (other than Disqualified Capital Stock) of the Company;

(vii) (a) Restricted Payments made on or about the Issuance Date in connection with the Transaction and (b) any Restricted Payments pursuant to the Repurchase Agreements in effect on the Issuance Date;

(viii) the acquisition, redemption or retirement of Capital Stock in exchange for, or out of the proceeds of the substantially concurrent issuance of, Capital Stock of the Company;

(ix) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Company, so long as:

(1) the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness being so purchased, repurchased, redeemed, defeased, acquired or retired for value, plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so purchased, repurchased, redeemed, defeased, acquired or retired and any tender premium and any costs, fees and expenses incurred in connection therewith;

(2) such new Indebtedness is subordinated to the Notes at least to the same extent as such Subordinated Indebtedness so purchased, repurchased, redeemed, defeased, acquired or retired for value;

(3) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so purchased, repurchased, redeemed, defeased, acquired or retired; and

Annex B-23

(4) such new Indebtedness has a weighted average life to maturity equal to or greater than the remaining weighted average life to maturity of the Subordinated Indebtedness being so purchased, repurchased, redeemed, defeased, acquired or retired;

(x) repurchases or retirement for value of Capital Stock deemed to occur upon exercise of stock options or warrants if such Capital Stock represents a portion of the exercise price of such options or warrants; and

(xi) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (xi) not to exceed $5 million.

The amount of all Restricted Payments (other than cash) shall be the fair market value (determined, for purposes of this Section 10(c)) by the Company in good faith.

(d) Liens. While this Note is outstanding, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any assets or property of the Company or its Subsidiaries that secures obligations under Indebtedness, unless (i) in the case of Liens securing Subordinated Indebtedness, this Note is secured by a Lien on such assets and properties that is senior in priority to such Liens and (ii) in all other cases, this Note is equally and ratably secured by a Lien on such assets and properties.

(e) Asset Sales. The Company will not, and will not permit any of its Subsidiaries to, consummate an Asset Sale unless:

(A) the Company (or such Subsidiary, as the case may be) receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of the Asset Sale at least equal to the fair market value (as determined at the time of contractually agreeing to such Asset Sale), as determined in good faith by the Company, of the assets or Common Stock issued or sold or otherwise disposed of; and

(B) at least 75% of the consideration received in the Asset Sale by the Company or such Subsidiary is in the form of cash or Cash Equivalents.

For purposes of clause (B) above, the amount of (i) any liabilities (as shown on the Company’s or the applicable Subsidiary’s most recent balance sheet or in the notes thereto or, if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Company’s consolidated balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as determined in good faith by the Company) of the Company or any Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets and from which the Company and all Subsidiaries have been validly released by all creditors in writing, (ii) any securities received by the Company or such Subsidiary from such transferee that are converted by the Company or Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of such Asset Sale, and (iii) any Designated Non-Cash Consideration received by the Company or any of its Subsidiaries in such Asset Sale having an aggregate fair market value (as determined in good faith by the Board of Directors of the Company), taken together with all other Designated Non-Cash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed $2.5 million (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received without giving effect to subsequent changes in value), shall be deemed to be cash for purposes of this paragraph and for no other reason.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company (or, if applicable, the Subsidiary) may apply those Net Proceeds at its option:

(1) to reduce obligations under other Indebtedness of the Company that ranks pari passu in right of payment with this Note (provided that if the Company shall so reduce obligations under Indebtedness that rank pari passu in right of payment with this Note (other than secured Indebtedness), it will equally and ratably reduce obligations under this Note by making, or causing the Company to make, an offer to purchase (in accordance with the procedures set forth below for an Asset Sale Offer (as defined below) to all Holders of this Note and any other Notes issued pursuant to the Purchase Agreement at a price equal to 100% of the principal amount thereof, plus

Annex B-24

accrued and unpaid interest, if any, on the pro rata principal amount of this Note and all other Notes issued pursuant to the Purchase Agreement), in each case, other than Indebtedness owed to the Company or an Affiliate of the Company;

(2) solely to the extent the assets disposed of in such Asset Sale were property securing Indebtedness permitted to be incurred under Section 10(b), to reduce obligations under such secured Indebtedness (and if such Indebtedness is revolving in nature, to correspondingly reduce commitments thereunder);

(3) to make (i) an investment in any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock and results in the Company or a Subsidiary owning an amount of the Capital Stock of such business such that such business constitutes a Subsidiary, (ii) capital expenditures, (iii) general working capital including hiring, compensating and otherwise providing for additional employees of the Company or a Subsidiary, or (iv) an investment in other non-current assets (other than Cash Equivalents, in the case of each of (i), (ii), (iii) and (iv), in each case (x) used or useful in a Permitted Business or (y) to replace the businesses, properties and/or assets that are the subject of such Asset Sale); and/or

(4) any combination of the foregoing.

provided that, in the case of clause (3) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Company, or such other Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”); provided further that if any Acceptable Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

Any Net Proceeds from an Asset Sale not applied or invested in accordance with the preceding paragraph within the time periods set forth above shall constitute “Excess Proceeds.” Pending the final application of any Net Proceeds, the Company or the applicable Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Note.

When the aggregate amount of Excess Proceeds exceeds $15 million, the Company or the applicable Subsidiary will, within twenty (20) Business Days, make an offer (an “Asset Sale Offer”) to the Holder and all holders of Indebtedness that ranks pari passu in right of payment with the Notes (including any Notes issued under the Purchase Agreement) and contains provisions similar to those set forth in this Section 10(e) with respect to offers to purchase with the proceeds of sales of assets to purchase, on a pro rata basis, the maximum principal amount of this Note and such other Indebtedness that ranks pari passu in right of payment with this Note that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the date of purchase, and will be payable in cash.

If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company or the applicable Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by this Note. If the aggregate principal amount of Notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Notes to be purchased will be selected on a pro rata basis and in accordance with the Applicable Procedures. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds hereunder will be reset at zero. To the extent Excess Proceeds exceed the outstanding aggregate principal amount of the Notes (and, if required by the terms thereof, all Indebtedness that ranks pari passu with the Notes), the Company need only make an Asset Sale Offer up to the outstanding aggregate principal amount of Notes (and any such Indebtedness that ranks pari passu with the Notes), and any additional Excess Proceeds will not be subject to this covenant and will be permitted to be used for any purpose otherwise permitted hereunder in the Company’s discretion.

Upon the expiration of the period for which the Asset Sale Offer remains open (the “Offer Period”), the Company shall cancel this Note or portions thereof that have been properly tendered to and are to be accepted by the Company in accordance with the procedures of the Depositary. On the date of purchase, the Company shall deliver payment to each tendering Holder in the amount of the purchase price in accordance with the procedures of the Depositary.

Holders electing to have a Note purchased shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to this Note as Schedule 1, duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. A Holder shall be entitled to withdraw its election if the Company receives not later than one Business Day prior to the purchase date, a telegram,

Annex B-25

telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered by the Holder for purchase and a statement that such Holder is withdrawing his election to have such Note purchased. If at the end of the Offer Period more Notes are tendered pursuant to an Asset Sale Offer than the Company is required to purchase, selection of such Notes for purchase shall be made by the Company, on a pro rata basis, by lot or by such other method as the Company shall deem fair and appropriate (and in such manner as complies with applicable legal requirements). Upon the purchase of an interest in this Global Note, the Company or the custodian at the direction of the Company, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby.

Notices of an Asset Sale Offer shall delivered in accordance with the applicable procedures of DTC. If any Note is to be purchased in part only, any notice of purchase that relates to such Note shall state the portion of the principal amount thereof that is to be purchased. The Asset Sale Offer shall remain open for a period of at least 20 Business Days following its commencement. If the date of purchase is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest, up to but excluding the date of purchase, shall be paid to the Person in whose name a Note is registered at the close of business on such Regular Record Date, and no additional interest shall be payable to a Holder who tender Notes pursuant to the Asset Sale Offer.

A new Note in principal amount equal to the unpurchased portion of any Note purchased in part shall be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the purchase date, unless the Company defaults in payment of the purchase price, interest shall cease to accrue on the Note or portion thereof purchased.

The Company or the applicable Subsidiary will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 10(e), the Company or the applicable Subsidiary will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 10(e) by virtue of such conflict.

(f) Transactions with Affiliates. While this Note is outstanding, the Company will not, and will not permit any of its Subsidiaries to, enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Company and its Subsidiaries or any entity that becomes a Subsidiary as a result of such transaction) involving an aggregate consideration in excess of $1.0 million unless such transaction is (i) otherwise permitted under this Note; (ii) in the ordinary course of business of the Company relevant Subsidiary of the Company or (iii) upon fair and reasonable terms no less favorable to the Company and the relevant Subsidiary of the Company, than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate; provided that the following transactions shall not be subject to this Section 10(f): (A) customary fees paid to non-officer directors of the Company; (B) employment agreements, employee benefit plans, indemnification provisions, equity incentive plans and other similar compensatory arrangements entered into by Company and its Subsidiaries with employees, consultants, officers and directors of the Company and its Subsidiaries, including reimbursement of expenses, in the ordinary course of business; (C) Restricted Payments permitted pursuant to Section 10(c) and Permitted Investments; and (iv) any agreement or payment entered into or pursuant to or in connection with the Transaction, the transactions contemplated by the Purchase Agreement or otherwise in effect on the Issuance Date and, in each case, any amendment, extension, modification thereto so long as such amendment, extension or modification is not, in the good faith judgment of the Company, disadvantageous in any material respect to the Holder, taken as a whole.

(g) Consolidation, Merger and Sale of Assets.

(A) While this Note is outstanding, subject to the provisions of clause (B) below, the Company shall not consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to another Person, unless (i) the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company) shall expressly assume all of the obligations of the Company under this Note; and (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Note.

Annex B-26

(B) In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Company (if other than the Company) of the due and punctual payment of the principal of and accrued and unpaid interest, if any, on this Note, the due and punctual delivery and/or payment, as the case may be, of any consideration due upon conversion of this Note and the due and punctual performance of all of the covenants and conditions of this Note to be performed by the Company, such Successor Company (if not the Company) shall succeed to and, except in the case of a lease of all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole, shall be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, and the Company shall be discharged from its obligations under this Note (except in the case of a lease of all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole). In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Section 10(g) the Person named as the “Company” in this Note (or any successor that shall thereafter have become such in the manner prescribed in this Section 10(g)) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of this Note and from its obligations under this Note.

(h) Maintenance of Corporate Existence. Subject to Section 10(g) and Section 3 of the Notation of Guarantee, while the Note is outstanding, the Company and the Guarantor, shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence in accordance with its organizational documents (as the same may be amended from time to time).

(i) Insurance. While this Note is outstanding, the Company and its Subsidiaries maintain with financially sound and reputable insurance companies (as determined by the Company in good faith) insurance in such amounts and against such risks as are customarily maintained by companies in the same or similar businesses operating in the same or similar locations.

11. Events of Default.

(a) Upon the occurrence and during the continuance of any Event of Default, the Agent, with the written consent of the Requisite Holders, or the Requisite Holders may exercise any right, power or remedy granted to the Holders pursuant to the Notes or otherwise permitted by law (either by suit in equity or by action at law, or both), including, for clarity, the right of acceleration as set forth in Section 12 hereof.

(b) “Event of Default” means the occurrence of any one or more of the following:

(A) default in any payment of interest pursuant to the Notes when due and payable, and the default continues for a period of thirty (30) calendar days;

(B) default in the payment of the outstanding principal amount of the Notes when due and payable (whether on the Maturity Date, upon any required repurchase, upon declaration of acceleration or otherwise);

(C) the Company or the Guarantor defaults in its performance of its covenants contained in this Note or Section 7 (Registration Rights) of the Purchase Agreement, which default, has not been cured within thirty (30) calendar days after the Company’s receipt of written notice from the Requisite Holders specifying such default, provided that notwithstanding the foregoing, a default in the performance of the covenant contained in Section 10(a) hereof shall only be an Event of Default if such default has not been cured within sixty (60) calendar days after the Company’s receipt of written notice from the Requisite Holders specifying such default;

(D) the Company or the Guarantor files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing;

(E) an involuntary petition is filed against the Company of the Guarantor (unless such petition is dismissed or discharged within sixty (60) days) under any bankruptcy statute now or hereafter in effect or a custodian, receiver, trustee, assignee for the benefit of creditors or other similar official is appointed

Annex B-27

with respect to the Company or the Guarantor or to take possession, custody or control of any property of the Company or the Guarantor;

(F) the Company’s or the Guarantor’s Board of Directors adopts a resolution for the complete liquidation, dissolution or winding up of the Company or the Guarantor;

(G) (i) the failure by the Company or any Subsidiary to pay any Indebtedness (other than Indebtedness owing to the Company or any of its Subsidiaries) within any applicable grace period after final maturity or (ii) a default by the Company or any Subsidiary of Indebtedness that results in the acceleration of such Indebtedness by the holders thereof because of such default, in the case of each of clauses (i) and (ii), if the total amount of such Indebtedness that is unpaid or accelerated, as applicable, exceeds $5 million;

(H) the Company fails to comply with its obligations to convert the Notes in accordance with the terms of this Note upon exercise of a Holder’s Optional Conversion, and such default continues for five (5) Business Days; or

(I) the Company fails to cause the Guarantor to execute and deliver the Joinder Agreement and the Notation of Guarantee as of the Joinder Time pursuant to the Purchase Agreement.

(c) So long as any Notes are outstanding, the Company shall deliver to the Agent and the Holders within five (5) Business Days of any Officer becoming aware of a default of the Company’s or the Guarantor’s obligations under the Notes or Section 7 (Registration Rights) of the Purchase Agreement, specifying such default. In the event the Company fails to provide such notice within such five Business Day period, the cure periods contained in Section 11(b)(C) shall begin on the fifth Business Day following an Officer becoming aware of such default as if the Company received written notice from the Requisite Holders of such default on such fifth Business Day.

12. Acceleration.

(a) If an Event of Default (other than an Event of Default specified in Section 11(b)(D), 11(b)(E) or 11(b)(E)) occurs and is continuing, upon receipt by the Agent or the Company, as applicable, of written notice from the Requisite Holders, the Agent, on behalf of the Requisite Holders, or the Requisite Holders may declare the principal of and accrued but unpaid interest on the Notes to be due and payable. Upon such a declaration, such principal and accrued but unpaid interest shall be due and payable immediately. If an Event of Default specified in Section 11(b)(D), 11(b)(E) or 11(b)(E) with respect to the Company or the Guarantor occurs, the principal of and interest on the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Holders.

(b) The Holder Majority, on behalf of the Holders of the Notes, by written notice to the Company may rescind or cancel any declaration of an existing or past Default or Event of Default and its consequences if such waiver, rescission or cancellation would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto.

(c) In the event of any Event of Default arising from Section 11(b)(G), such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded, automatically and without any further action by the Holder, if prior to 20 days after such Event of Default arose, the Company delivers notice in writing to the Holder stating that (i) the Indebtedness that is the basis for such Event of Default has been discharged or (ii) that the holders thereof have rescinded or waived the acceleration, notice or action, as the case may be, giving rise to such Event of Default or (iii) the default that is the basis for such Event of Default has been cured and if such Indebtedness was accelerated, such acceleration was rescinded or waived.

13. Miscellaneous.

(a) Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

(b) Construction. Unless the context of this Note otherwise requires: (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire

Annex B-28

Agreement; (iv) the terms “Article,” “Section,” “Schedule,” “Exhibit” and “Annex” refer to the specified Article, Section, Schedule, Exhibit or Annex of or to this Agreement unless otherwise specified; (v) the word “including” means “including without limitation”; and (vi) the word “or” shall be disjunctive but not exclusive.

(c) Successors and Assigns; Third Party Beneficiaries. Except as provided in Section 10(g), the Company may not assign, by operation of law or otherwise, in whole or in part, any of its rights, interests or obligations under this Note without the prior written consent of all of the Holders.

(d) Transfers. The Holder acknowledges and agrees that this Note is being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the offer and sale of this Note has not been registered under the Securities Act or any other applicable securities laws. The Holder acknowledges and agrees that this Note may not be offered, resold, transferred, pledged or otherwise disposed of by the Holder absent an effective registration statement under the Securities Act except in compliance with any exemption therefrom. The Holder acknowledges and agrees that the Notes are subject to transfer restrictions and, as a result of these transfer restrictions, the Holder may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Notes and may be required to bear the financial risk of an investment in the Notes for an indefinite period of time. The Holder acknowledges and agrees that it, he or she has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of the Notes.

(e) Governing Law. This Note shall be governed by and construed under the laws of the State of New York applicable to agreements made and to be performed in such state.

(f) Counterparts. This Note may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(g) Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail if sent during normal business hours of the recipient, if not, then on the next business day, (ii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at 111 S. Jackson St., Suite 531, Seattle, WA 98104, legal@leafly.com, yoko.miyashita@leafly.com and kimberly.boler@leafly.com, with a copy to Weil, Gotshal & Manges LLP, 201 Redwood Shores Parkway, Redwood Shores, California or kyle.krpata@weil.com, and to Purchaser at the address(es) set forth on the signature pages attached hereto or at such other address(es) as the Company or Purchaser may designate by ten (10) days’ advance written notice to the other parties hereto.

(h) Modification; Waivers.

(A) No amendment, modification or waiver of any provision of the Notes or Notation of Guarantee consent to departure therefrom shall be effective unless in writing and approved by the Company and the Holder Majority, except that, without the consent of any Holder the Company may, when authorized by the resolutions of the Board of Directors of the Company, amend this Note:

(i) to cure any ambiguity, mistake, omission, defect or inconsistency;

(ii) to provide for the assumption by a successor to the obligations of the Company under this Note;

(iii) to add to the covenants or Events of Default of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company;

(iv) to make any change that, as determined by the Board of Directors in good faith, does not materially adversely affect the rights of any Holder;

(v) provide for the appointment of an Agent to facilitate the payment of the outstanding principal amount, interest, if any, Default Interest, if any, Conversion Shares, and Redemption Price, if and when due

Annex B-29

and payable or issuable, as applicable, and/or any other administrative functions, if and when deemed desirable by the Company, with such Agent to be selected and engaged in the Company’s sole discretion;

(vi) comply with the rules of any applicable securities depositary in a manner that does not adversely affect the rights of any Holder;

(vii) increase the Conversion Rate as provided in this Note; or

(viii) to make any amendment to the provisions of the Note relating to the transfer or legending of the Notes; provided, however, that (i) compliance with such amendment would not result in Notes being transferred in violation of the Securities Act, or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

(B) with the consent (evidenced in a manner satisfactory to the Company) of the Majority Holder, the Company, when authorized by the resolutions of the Board of Directors, at the Company’s sole expense, may from time to time and at any time enter into an amendment, modification or waiver to this Note and Notation of Guarantee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Note and Notation of Guarantee, or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder of an outstanding Note affected, no such amendment, modification or waiver shall:

(i) reduce the principal amount of Notes whose Holders must consent to an amendment;

(ii) reduce the rate of or extend the stated time for payment of interest, including any Default Interest, on any Note;

(iii) reduce the principal amount of any Notes or extend the Maturity Date of any Note;

(iv) make any change that adversely affects the conversion rights of any Notes other than as expressly permitted or required by this Note;

(v) make any Note payable in a currency, in a form, or at a place of payment, other than that stated in the Note;

(vi) change the ranking or priority of the Notes or, to the extent the Notes are not in book-entry form, the requirement to repurchase or redeem the Notes in accordance with the provisions this Note on a non pro-rata basis (provided that this provision shall not prevent the Company from effecting open market purchases on a non-pro rata basis);

(vii) make any change to this Section 13(h) that requires each Holder’s consent or any change to Section 13(c); and

(viii) except as provided in the Notation of Guarantee (as in effect on the Note Closing or as it may be amended in accordance with the terms of the Notes), release the Guarantor from the Notation of Guarantee.

(C) Holders do not need to approve the particular form of any proposed amendment. It shall be sufficient if such Holders approve the substance thereof. After any amendment becomes effective, the Company shall deliver to the Holders a notice summarizing such amendment. However, the failure to give such notice to the Holders, or any defect in the notice, will not impair or affect the validity of the amendment. Upon the execution of any amendment pursuant to the provisions of this Section 13(h), this Note and the Notation of Guarantee shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Note and the Notation of Guarantee of the Company, the Guarantor and the Holders shall thereafter be determined, exercised and enforced hereunder and thereunder subject in all respects to such modifications and amendments and all the terms and conditions of any amendment shall be and be deemed to be part of the terms and conditions of these Notes and the Notation of Guarantee for any and all purposes.

(i) Pari Passu Payments. In the event that the Notes are not in book entry form, the payment of all or any portion of the Outstanding Amount shall be pari passu in right of payment and in all other respects to the other Notes issued pursuant to the Purchase Agreement. If any Holder of a certificated Note receives payments in excess

Annex B-30

of its pro rata share of the Company’s payments to all Holders of Notes, then such Holder shall hold in trust all such excess payments for the benefit of the Holders and shall pay such amounts held in trust to such other Holders upon demand by such Holders. For the avoidance of doubt, the provisions of this Section 13(i) shall not limit the Company’s ability to effect an open market purchase of any Notes with one or more Holders on a non-pro rata basis.

(j) Payments on Non-Business Days. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

(k) Treatment of Note. To the extent permitted by GAAP and applicable federal income tax law, the Company and the Holder will treat, account and report this Note as debt and not equity for accounting and tax purposes and with respect to any returns filed with federal, state or local tax authorities.

(l) No Shareholder Rights. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a shareholder in respect of meetings of shareholders for the election of directors of the Company or any other matters or any rights whatsoever as a shareholder of the Company.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

Annex B-31

In Witness Whereof, the Company has executed this Convertible Promissory Note as of January [•], 2022.

Company:
Merida Merger Corp. I
By:
	Name:	Peter Lee
	Title:	President

Annex B-32

Annex A

1. Issue, Description, Execution, Registration and Exchange of Notes

1.1 Form of Notes. This Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Note as may be required by the Company, the Agent or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

This Global Note shall represent such principal amount of the outstanding Notes as shall be specified herein and shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon. The aggregate principal amount of outstanding Notes represented hereby may from time to time be increased or reduced to reflect redemptions, repurchases, cancellations, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Company, the Agent, as applicable, or the Agent, at the direction of the Company, in such manner and upon instructions given by the Holder of such Notes in accordance with this Note. Payment of principal (including the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a Regular Record Date or other means of determining Holders eligible to receive payment is provided for herein.

1.2 Date and Denomination of Notes; Payments of Interest and Defaulted Amounts.

(a) The Notes shall be issuable in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples in excess thereof. This Global Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of such Global Note, subject to periods where interest stops accruing pursuant to Sections 4(d), 5(a), 6(a) and 9(a) of this Global Note.

(b) The Person in whose name the Global Note on registered on the Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. The principal amount of the Global Note shall be payable by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Company shall pay, or cause a Paying Agent to pay, interest by wire transfer of immediately available funds to the account of the Depositary or its nominee.

1.3 Execution and Delivery of Notes.

(a) This Global Note shall be signed in the name and on behalf of the Company by the manual, facsimile or other electronic signature of one of its officers.

(b) In case any officer of the Company who shall have signed any of the Notes shall cease to be such officer before the Notes so signed shall have been delivered, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the officers of the Company, although at the date of the execution of this Indenture any such person was not such an Officer.

1.4 Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary.

(a) So long as the Notes are eligible for book-entry settlement with the Depositary, this Global Note shall bear the legends included on this Global Note. The transfer and exchange of beneficial interests in this Global Note shall be effected through the Depositary in accordance with this Note (including the restrictions on transfer set forth herein) and the Applicable Procedures.

(b) Every Note that bears or is required under this Section 1.4(b) to bear the Restrictive Legend (together with any Conversion Shares issued upon conversion of the Notes that is required to bear the legend set forth in Section 1.4(c), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 1.4(b) (including the legend set forth below), unless such restrictions on transfer shall be

Annex B-33

eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 1.4(b) and Section 1.4(c), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

This Global Note is required to bear a legend in substantially the following form (the “Restrictive Legend”) (or any similar legend, not inconsistent with this Indenture, required by the Depositary for such Global Note):

THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON THE CONVERSION HEREOF, IF ANY, MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED OR PLEDGED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE:

BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT EITHER IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF LEAFLY HOLDINGS, INC. (FORMERLY KNOWN AS MERIDA MERGER CORP. I, THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND IS EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR

(C) TO A PERSON THAT YOU REASONABLY BELIEVE TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED.

Any Note (or security issued in exchange or substitution therefor) (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon compliance with the procedures of the Depositary, be issued without a Restrictive Legend and restricted CUSIP number, it being understood that the Depositary of any Global Note may require a mandatory exchange or other process to cause such Global Note to be identified by an unrestricted CUSIP number in the facilities of such Depositary. Without limiting the generality of any other provision of this Note, the Agent will be entitled to receive an instruction letter from the Company before taking any action with respect to effecting any such mandatory exchange or other process. The Company and the Agent reserve the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that any proposed transfer of any Note is being made in compliance with the Securities Act and applicable state securities laws.

Annex B-34

The Company shall be entitled to instruct the Agent in writing to so surrender any Global Note as to which any of the conditions set forth in clause (i) through (iii) of the first sentence of the immediately preceding paragraph have been satisfied, and, upon such instruction, the Agent shall so surrender such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the Restrictive Legend specified in this Section 1.4(b) and shall not be assigned (or deemed assigned) a restricted CUSIP number.

Notwithstanding any other provisions of this Global Note (other than the provisions set forth in this Section 1.4(b), a Global Note may not be transferred as a whole or in part except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Agent as custodian for Cede & Co.

If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days or (iii) an Event of Default with respect to the Notes has occurred and is continuing and a beneficial owner of this Note requests that its beneficial interest herein be issued as a certificated Note, the Company shall execute, and the Agent, upon receipt of an officer’s certificate and a Company Order for the authentication and delivery of a certificated Note, shall authenticate and deliver (x) in the case of clause (iii), a certificated Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), a certificated Note to each beneficial owner of this Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Note in exchange for such Global Note, and upon delivery of this Global Note to the Agent such Global Notes shall be canceled.

Certificated Notes issued in exchange for all or a part of this Global Note pursuant to this Section 1.4(b) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, or, in the case of clause (iii) of the immediately preceding paragraph, the relevant beneficial owner, shall instruct the Agent. Upon execution and authentication, the Agent shall deliver such certificated Notes to the Persons in whose names such certificated Notes are so registered.

At such time as all interests in this Global Note have been converted, canceled, repurchased or transferred, this Global Note shall be, upon receipt thereof, canceled by the Agent in accordance with standing procedures and existing instructions between the Depositary and the Agent.

Neither the Company nor any other Agent of the Company shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Neither the Company nor the Agent shall have any responsibility or liability for any act or omission of the Depositary. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to, or upon the order of, the registered Holder(s) (which shall be the Depositary or its nominee in the case of a Global Note).

The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the Applicable Procedures of the Depositary. The Agent may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(c) Any stock certificate representing Common Stock issued upon conversion of the Notes or portion thereof shall bear a legend in substantially the following form (unless such Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such Common Stock has been issued

Annex B-35

upon conversion of a Note that has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Trustee and any transfer Agent for the Common Stock):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF LEAFLY HOLDINGS, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL CLOSING DATE OF THE SERIES OF NOTES UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND IS EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR

(C) TO A PERSON THAT YOU REASONABLY BELIEVE TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT FOR THE COMPANY’S COMMON STOCK RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER FOR THE COMPANY TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Any such Common Stock (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer Agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 1.4(b).

(d) Any Note or Common Stock issued upon conversion or exchange of the Notes or a portion thereof that is repurchased or owned by the Company or any Affiliate of the Company (or any Person who was an Affiliate of the Company at any time during the three months immediately preceding) may not be resold by the Company or such Affiliate (or such Person, as the case may be) unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Note or Common Stock, as the case may be, no longer being a “restricted security” (as defined under Rule 144).

Annex B-36

1.5 Cancellation of Certificated Notes Paid, Converted, Etc. The Company shall cause any Notes in certificated form surrendered for the purpose of payment at maturity, repurchase upon a Fundamental Change or Asset Sale Offer, redemption or conversion, if surrendered to any Person that the Company controls other than the Agent, to be surrendered to the Agent for cancellation of that portion of the principal of such Note being repaid, repurchased, redeemed or converted and such portion of the principal of the Note they will no longer be considered outstanding upon their payment at maturity, repurchase, redemption or conversion. All principal portions of certificated Notes delivered to the Agent or Company for cancellation shall be canceled promptly by the Agent. Except as expressly permitted by any of the provisions of this Note, no certificated Notes shall be authenticated in exchange for any Notes surrendered to the Agent or Company for cancellation. The Company or Agent shall dispose of canceled certificated Notes in accordance with its customary procedures. After such cancellation, the Company or Agent shall deliver a certificate of such cancellation to the Company, at the Company’s written request in a Company Order. If less than all of the principal amount of the certificated Note is surrendered for cancellation, a replacement certificated Note equal to the remaining outstanding principal amount shall be authenticated and delivered to the applicable Holder. [Appropriate provisions for cancellation in connection with transfers and exchanges that specify that the principal remains outstanding shall be added].

1.6 CUSIP Numbers. The Company in issuing the Notes may use CUSIP numbers (if then generally in use), and, if so, the Agent shall use CUSIP numbers in all notices issued to Holders as a convenience to such Holders; provided that the Agent shall have no liability for any defect in the CUSIP numbers as they appear on any Note, notice or elsewhere and that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Agent in writing of any change in the CUSIP numbers.

Annex B-37

Schedule 1

Option of Holder to Elect Purchase

If you want to elect to have the Notes purchased by the Company pursuant to Section 10(e) of the Note, check the box below:

☐ Section 10(e)

If you want to elect to have only part of the Notes purchased by the Company pursuant to Section 10(e) of the Note, state the amount you elect to have purchased: $_____________

Date: __________________________________	Your Signature: ________________________
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.: _______________________________________

Signature guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

Annex B-38

ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. no.)

and irrevocably appoint ______________________________________ Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

Date: __________________________________

Your Signature: ______________________________________________________________

Signature Guarantee: __________________________________________________________

(Signature must be guaranteed)

______________________________________________________________

(Sign exactly as your name appears on the face of this Note)

The signature should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

The undersigned hereby certifies that it ☐ is / ☐ is not an Affiliate of the Company and that, to its knowledge the proposed transferee ☐ is / ☐ is not an Affiliate of the Company.

In connection with any transfer or exchange of any of the Notes evidenced by this certificate occurring prior to the date that is one year after the later of the date of the original issuance of such Notes and the last date, if any on which such notes were owned by the Company or any Affiliate of the Company, the undersigned hereby confirms that such Notes are being:

CHECK ONE BOX BELOW:

(1)	☐	acquired for the undersigned’s own account, without transfer; or
(2)	☐	transferred to the Company; or
(3)	☐	transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as emended (the “Securities Act”); or
(4)	☐	transferred pursuant to an effective registration statement under the Securities Act; or
(5)	☐	transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933 as amended.

Annex B-39

Unless one of the boxes is checked, the Depositary or Agent will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof, provided however, that if box (3) or (5) is checked, the Company may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended, such as the exemption provided by Rule 144 under such Act.

Signature: ______________________________________________________________

Signature: ______________________________________________________________

Signature Guarantee: ______________________________________________________________

(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF BOX (1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: __________________________________

Annex B-40

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Agent or DTC

Annex B-41

Annex C

AMENDMENT No. 2 TO AGREEMENT AND PLAN OF MERGER

This Amendment No. 2 to Agreement and Plan of Merger (this “Amendment No. 2”) is made and entered into as of January 11, 2022, by and among Merida Merger Corp. I, a Delaware corporation (“Parent”), Merida Merger Sub, Inc., a Washington corporation (“First Merger Sub”), Merida Merger Sub II, LLC, a Washington limited liability company (“Second Merger Sub”), and Leafly Holdings, Inc., a Washington corporation (the “Company” and together with Parent, First Merger Sub and Second Merger Sub, the “Parties”), and amends that certain Agreement and Plan of Merger, dated as of August 9, 2021, by and among the Parties, as amended by that certain Amendment No. 1 to Agreement and Plan of Merger (“Amendment No. 1”), by and among the Parties, dated as of September 8, 2021 (as amended, the “Merger Agreement”). Except as otherwise set forth herein, capitalized terms used herein have the meanings set forth in the Merger Agreement.

Recitals

WHEREAS, the Parties entered into the Merger Agreement on August 9, 2021;

WHEREAS, the Parties entered into Amendment No. 1 on September 8, 2021, which amended the Required Parent Stockholder Vote and the Parent Stockholder Approval (each as defined therein);

WHEREAS, the Parties have determined to amend certain provisions of the Merger Agreement in furtherance of the consummation of the transactions contemplated by the Merger Agreement; and

WHEREAS, the amendment contemplated herein reflects the agreement of the Parties at the time of execution of the Merger Agreement.

Agreement

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth in herein and in the Merger Agreement, and intending to be legally bound hereby, the Parties agree as follows:

Article I. The Amendment.

1.01 Amendment to Section 1.01. Section 1.01 of the Merger Agreement is hereby amended as follows:

(a) The definition of “Closing Parent Cash” is hereby amended and restated in its entirety to read as follows:

“Closing Parent Cash” means an amount equal to: (a) the funds contained in the Trust Account as of the Effective Time; plus (b) all other Cash and Cash Equivalents of Parent (excluding, for the avoidance of doubt, any amount in the foregoing clause “(a)”) as of the Effective Time; plus (c) an amount equal to the aggregate principal amount received by the Company in connection with the Convertible Note Financing; plus (d) the amount delivered to Parent at or prior to the Closing in connection with an Additional Financing, if any; plus (e) the aggregate principal amount received or to be received by Parent pursuant to the 2022 Convertible Note Purchase Agreement calculated as of the Note Closing (as defined in the 2022 Convertible Note Purchase Agreement) minus (f) the aggregate amount of cash proceeds that will be required to satisfy the redemption of any shares of Parent Common Stock pursuant to the Offer (to the extent not already paid).

(b) The definition of “Minimum Cash Condition” is hereby amended and restated in its entirety to read as follows:

“Minimum Cash Condition” has the meaning specified in Section 10.03(e).

(c) The following defined term is added to Section 1.01 of the Merger Agreement in the appropriate alphabetical order:

“2022 Convertible Note Purchase Agreement” means that certain Note Purchase Agreement, dated as of January 11, 2022, by and among Parent, Sponsor and the purchasers thereto.

Annex C-1

Article II. Miscellaneous Provisions.

2.01 Effect of Amendment. This Amendment No. 2 shall be effective as of the date first written above. For the avoidance of any doubt, all references: (a) in the Merger Agreement to “this Agreement” and (b) to the Merger Agreement in any other agreements, exhibits, schedules and disclosure schedules referred to in the Merger Agreement, will, in each case, be deemed to be references to the Merger Agreement as amended by this Amendment No. 2. Except as amended hereby, the Merger Agreement will continue in full force and effect and shall be otherwise unaffected hereby.

2.02 Governing Law. This Amendment No. 2 and all claims or causes of action based upon, arising out of, or related to this Amendment No. 2 or any of the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

2.03 Captions; Counterparts. The captions in this Amendment No. 2 are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Amendment No. 2. This Amendment No. 2 may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

2.04 Entire Agreement. This Amendment No. 2, Amendment No. 1, the Merger Agreement (together with the Company Schedules, the Parent Schedules and the Exhibits to the Merger Agreement), the Confidentiality Agreement and the other Transaction Agreements collectively constitute the entire agreement among the Parties relating to the transactions contemplated by the Merger Agreement and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties or any of their respective Subsidiaries relating to the transactions contemplated hereby. No representations, warranties, covenants, understandings, or agreements, oral or otherwise, relating to the transactions contemplated by the Merger Agreement exist between the Parties except as expressly set forth or referenced in this Amendment No. 2, the Merger Agreement, the Confidentiality Agreement and the other Transaction Agreements.

2.05 Amendments. This Amendment No. 2 may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed in the same manner as the Merger Agreement.

2.07 Jurisdiction; WAIVER OF TRIAL BY JURY. Any Action based upon, arising out of or related to this Amendment No. 2, or the transactions contemplated hereby, shall be brought in the Court of Chancery of the State of Delaware or, if such court declines to exercise jurisdiction or if subject matter jurisdiction over the matter that is the subject of such Action is vested exclusively in the U.S. federal courts, any federal or state court located in Delaware County, Delaware, or, if such court declines to exercise jurisdiction, any federal or state court located in New York County, New York, and each of the Parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Amendment No. 2 or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law, or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 2.7. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS Amendment No. 2 OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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Annex C-2

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 2 to be executed as of the date first written above.

MERIDA MERGER CORP. I
By:	/s/ Peter Lee
	Name:	Peter Lee
	Title:	President
MERIDA Merger Sub, Inc.
By:	/s/ Peter Lee
	Name:	Peter Lee
	Title:	CEO
MERIDA MERGER SUB II, LLC
By:	/s/ Peter Lee
	Name:	Peter Lee
	Title:	CEO

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER]

Annex C-3

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 2 to be executed as of the date first written above.

LEAFLY HOLDINGS, Inc.
By:	/s/ Yoko Miyashita
	Name:	Yoko Miyashita
	Title:	Chief Executive Officer

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER]

Annex C-4

Annex D

January 11, 2022

Ladies and Gentlemen:

Reference is hereby made to (a) that certain Agreement and Plan of Merger, dated August 9, 2021 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among Merida Merger Corp. I, a Delaware corporation (“Parent”), Merida Merger Sub, Inc., a Washington corporation, Merida Merger Sub II, LLC, a Washington limited liability company, and Leafly Holdings, Inc., a Washington corporation (the “Company”) and (b) those certain agreements (the “Share Transfer, Non-Redemption and Forward Purchase Agreements”) entered into by and among Parent, Merida Holdings, LLC, a Delaware limited liability company (the “Sponsor”), and certain holders (the “Public Stockholders”) of shares of Parent Common Stock. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.

Pursuant to such Share Transfer, Non-Redemption and Forward Purchase Agreements, Parent has agreed to pay certain fees as provided for in such Share Transfer, Non-Redemption and Forward Purchase Agreements and the Sponsor has agreed to transfer certain shares of Parent Common Stock to the Public Stockholders. Attached hereto as Exhibit A is a schedule setting forth all of the fees to be paid and shares of Parent Common Stock to be transferred pursuant to such agreements.

In addition to the shares of Parent Common Stock to be transferred by the Sponsor pursuant to the Share Transfer, Non-Redemption and Forward Purchase Agreements, the Sponsor hereby agrees that it shall (a) at the Closing, deliver and surrender for cancellation to Parent an aggregate of 13,000 shares of Parent Common Stock held by the Sponsor at no cost and (b) on the date that is three months following the Closing Date, deliver and surrender for cancellation to Parent up to an aggregate of 26,000 shares of Parent Common Stock at no cost, with the exact number of Parent Shares to be delivered and surrendered for cancellation to be determined based on the final amount of the cash fees to be paid by Parent pursuant to the Share Transfer, Non-Redemption and Forward Purchase Agreements at such date (i.e., one share contributed for each $10.00 of cash paid pursuant to such agreements, up to a maximum of 26,000 shares). Notwithstanding anything in this letter agreement or the Merger Agreement to the contrary, all shares of Parent Common Stock held by the Sponsor and set forth on Exhibit A shall be included in the portion of the Net Sponsor Promote Shares contemplated by Section 4.04(a)(i) of the Merger Agreement.

This letter agreement has been duly and validly authorized, executed and delivered by each party hereto, and this letter agreement constitutes a valid and binding agreement of such party enforceable against such party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

This letter agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by Parent, Sponsor and the Company.

Neither this letter agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto in whole or in part (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto, and any such assignment without such consent shall be null and void. This letter agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Any attempted assignment in violation of the terms of this letter agreement shall be null and void, ab initio.

No failure or delay by any party hereto exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the parties hereto hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party.

This letter agreement, and all claims or causes of action based upon, arising out of, or related to this letter agreement or any of the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction. This letter agreement shall terminate upon termination of the Merger Agreement.

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Annex D-1

In Witness Whereof, the parties have executed this letter agreement as of the date first written above.

Company:
Leafly Holdings, Inc.
By:	/s/ Yoko Miyashita
Name:	Yoko Miyashita
Title:	Chief Executive Officer
Parent:
Merida Merger Corp. I
By:	/s/ Peter Lee
Name:	Peter Lee
Title:	President
Sponsor:
Merida Holdings, LLC
By:	/s/ Peter Lee
Name:	Peter Lee
Title:	President

Annex D-2

Annex E

THE LEAFLY HOLDINGS, INC. 2021 EQUITY INCENTIVE PLAN

1.           Purpose.    The purpose of the Leafly Holdings, Inc. 2021 Equity Incentive Plan is to further align the interests of eligible participants with those of the Company’s stockholders by providing incentive compensation opportunities tied to the performance of the Company and its Common Stock. The Plan is intended to advance the interests of the Company and increase stockholder value by attracting, retaining and motivating key personnel upon whose judgment, initiative and effort the successful conduct of the Company’s business is largely dependent.

2.           Definitions.    Capitalized terms used and not otherwise defined herein shall have the meanings set forth below:

“Affiliate” means, with respect to a Person, any other Person directly or indirectly controlling, controlled by, or under common control with such first Person.

“Award” means a Stock Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit, or Stock-Based Award granted under the Plan.

“Award Agreement” means a notice or an agreement entered into between the Company and a Participant or provided by the Company to a Participant setting forth the terms and conditions of an Award granted to a Participant as provided in Section 14.2 hereof.

“Board” means the Board of Directors of the Company.

“Cause” has the meaning set forth in Section 12.2 hereof.

“Change in Control” has the meaning set forth in Section 11.4 hereof.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means (i) the Compensation Committee of the Board, (ii) such other committee of no fewer than two members of the Board who are appointed by the Board to administer the Plan or (iii) the Board, as determined by the Board.

“Common Stock” means the Company Common Stock, par value $0.0001 per share (and any shares or other securities into which such Common Stock may be converted or into which it may be exchanged).

“Company” means Leafly Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

“Date of Grant” means the date on which an Award under the Plan is granted by the Committee or such later date as the Committee may specify to be the effective date of an Award.

“Disability” means, unless otherwise defined in an Award Agreement, a disability described in Treasury Regulations Section 1.409A-3(i)(4)(i)(A). A Disability shall be deemed to occur at the time of the determination by the Committee of the Disability.

“Effective Date” has the meaning set forth in Section 15.1 hereof.

“Eligible Person” means any Person who is an officer, employee, Non-Employee Director, or any natural person who is a consultant or other personal service provider of the Company or any of its Subsidiaries.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Fair Market Value” means, as applied to a specific date, the price of a share of Common Stock that is based on the opening, closing, actual, high, low or average selling prices of a share of Common Stock reported on any established stock exchange or national market system including without limitation the National Association of Securities Dealers, Inc. Automated Quotation System (“NASDAQ”), the New York Stock Exchange and the National Market System on the applicable date, the preceding trading day, the next succeeding trading day, or an average of

Annex E-1

trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise or unless otherwise specified in an Award Agreement, Fair Market Value shall be deemed to be equal to the closing price of a share of Common Stock on the date as of which Fair Market Value is to be determined, or if shares of Common Stock are not publicly traded on such date, as of the most recent date on which shares of Common Stock were publicly traded. Notwithstanding the foregoing, if the Common Stock is not traded on any established stock exchange or national market system, the Fair Market Value means the price of a share of Common Stock as established by the Committee.

“Incentive Stock Option” means a Stock Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code and the regulations thereunder.

“Non-Employee Director” means a member of the Board who is not an employee of the Company or any of its Subsidiaries.

“Nonqualified Stock Option” means a Stock Option granted under Section 6 hereof that is not an Incentive Stock Option.

“Participant” means any Eligible Person who holds an outstanding Award under the Plan.

“Person” means an individual, corporation, partnership, association, trust, unincorporated organization, limited liability company or other legal entity. All references to Person shall include an individual Person or a group (as defined in Rule 13d-5 under the Exchange Act) of Persons.

“Plan” means the Leafly Holdings, Inc. Equity Incentive Plan as set forth herein, effective as of the Effective Date and as may be amended from time to time, as provided herein, and includes any sub-plan or appendix that may be created and approved by the Board to allow Eligible Persons of Subsidiaries to participate in the Plan.

“Restricted Stock Award” means a grant of shares of Common Stock to an Eligible Person under Section 8 hereof that are issued subject to such vesting and transfer restrictions as the Committee shall determine, and such other conditions, as are set forth in the Plan and the applicable Award Agreement.

“Restricted Stock Unit” means a contractual right granted to an Eligible Person under Section 9 hereof representing notional unit interests equal in value to a share of Common Stock to be paid or distributed at such times, and subject to such conditions, as set forth in the Plan and the applicable Award Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Service” means a Participant’s employment with the Company or any Subsidiary or a Participant’s service as a Non-Employee Director, consultant or other service provider with the Company or any Subsidiary, as applicable.

“Stock Appreciation Right” means a contractual right granted to an Eligible Person under Section 7 hereof entitling such Eligible Person to receive a payment, representing the excess of the Fair Market Value of a share of Common Stock over the base price per share of the right, at such time, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

“Stock-Based Award” means a grant of shares of Common Stock or any award that is valued by reference to shares of Common Stock to an Eligible Person under Section 10 hereof.

“Stock Option” means a contractual right granted to an Eligible Person under Section 6 hereof to purchase shares of Common Stock at such time and price, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

“Subsidiary” means an entity (whether or not a corporation) that is wholly or majority owned or controlled, directly or indirectly, by the Company or any other Affiliate of the Company that is so designated, from time to time, by the Committee, during the period of such Affiliated status; provided, however, that with respect to Incentive Stock Options, the term “Subsidiary” shall include only an entity that qualifies under Section 424(f) of the Code as a “subsidiary corporation” with respect to the Company.

“Treasury Regulations” means regulations promulgated by the United States Treasury Department.

Annex E-2

3.           Administration.

3.1          Committee Members.    The Plan shall be administered by the Committee. To the extent deemed necessary by the Board, each Committee member shall satisfy the requirements for (i) an “independent director” under rules adopted by the NASDAQ or other principal exchange on which the Common Stock is then listed and (ii) a “nonemployee director” within the meaning of Rule 16b-3 under the Exchange Act. Notwithstanding the foregoing, the mere fact that a Committee member shall fail to qualify under any of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The Board may exercise all powers of the Committee hereunder and may directly administer the Plan. Neither the Company nor any member of the Board or Committee shall be liable for any action or determination made in good faith by the Board or Committee with respect to the Plan or any Award thereunder.

3.2         Committee Authority.    The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (i) determine the Eligible Persons to whom Awards shall be granted under the Plan, (ii) prescribe the restrictions, terms and conditions of all Awards, (iii) interpret the Plan and terms of the Awards, (iv) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and interpret, amend or revoke any such rules, (v) make all determinations with respect to a Participant’s Service and the termination of such Service for purposes of any Award, (vi) correct any defect(s) or omission(s) or reconcile any ambiguity(ies) or inconsistency(ies) in the Plan or any Award thereunder, (vii) make all determinations it deems advisable for the administration of the Plan, (viii) decide all disputes arising in connection with the Plan and to otherwise supervise the administration of the Plan, (ix) subject to the terms of the Plan, amend the terms of an Award in any manner that is not inconsistent with the Plan, (x) accelerate the vesting or, to the extent applicable, exercisability of any Award at any time (including, but not limited to, upon a Change in Control or upon termination of Service of a Participant under certain circumstances (including, without limitation, upon retirement)) and (xi) adopt such procedures, modifications or subplans as are necessary or appropriate to permit participation in the Plan by Eligible Persons who are foreign nationals or provide services outside of the United States. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and Eligible Persons, whether or not such Persons are similarly situated. The Committee shall, in its discretion, consider such factors as it deems relevant in making its interpretations, determinations and actions under the Plan including, without limitation, the recommendations or advice of any officer or employee of the Company or board of directors of a Subsidiary or such attorneys, consultants, accountants or other advisors as it may select. All interpretations, determinations, and actions by the Committee shall be final, conclusive, and binding upon all parties.

3.3          Delegation of Authority.    The Committee shall have the right, from time to time, to delegate in writing to one or more officers of the Company the authority of the Committee to grant and determine the terms and conditions of Awards granted under the Plan, subject to the requirements of Section 157(c) of the Delaware General Corporation Law (or other successor provision), other applicable law or such other limitations as the Committee shall determine. In no event shall any such delegation of authority be permitted with respect to Awards granted to any member of the Board or to any Eligible Person who is subject to Rule 16b-3 under the Exchange Act. The Committee shall also be permitted to delegate, to any appropriate officer or employee of the Company, responsibility for performing certain ministerial functions under the Plan. In the event that the Committee’s authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Committee’s delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.

4.           Shares Subject to the Plan.

4.1         Number of Shares Reserved.    Subject to adjustment as provided in Section 4.3 and Section 4.5 hereof, the total number of shares of Common Stock that are available for issuance under the Plan (the “Share Reserve”) shall equal 4,977,024.1 Within the Share Reserve, the total number of shares of Common Stock available for issuance as Incentive Stock Options shall equal the maximum number of shares available for issuance under the Plan. Each share of Common Stock subject to an Award shall reduce the Share Reserve by one share. Any shares of Common Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

____________

1         Share reserve shall be equal to 10.0% of the fully diluted shares of Common Stock as of the Closing.

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4.2         Annual Increase in Shares Reserved.    On the first day of each fiscal year of the Company during the term of the Plan, commencing on January 1, 2022 and ending on (and including) January 1, 2031, the Share Reserve shall automatically increase by a number of shares of Common Stock such that the number of shares that may be issued under the plan shall equal 10% of the fully diluted shares of Common Stock as of the last day of the preceding fiscal year, but shall in no event be increased by more than 4,977,024 shares of Common Stock per fiscal year.2

4.3         Share Replenishment.    Following the Effective Date, to the extent that an Award granted under this Plan is cancelled, expired, repurchased, forfeited, surrendered, exchanged for cash, settled in cash or by delivery of fewer shares of Common Stock than the number underlying the Award, or otherwise terminated without delivery of the shares of Common Stock to the Participant under the Plan, the unissued shares of Common Stock will (i) not be deemed to have been delivered under the Plan, (ii) be available for future Awards under the Plan, and (iii) increase the Share Reserve by one share for each share that is retained by or returned to the Company. Shares of Common Stock that are withheld from any Award granted under this Plan in payment of the exercise, base or purchase price or taxes relating to such an Award shall be available for future Awards under the Plan, and shall increase the Share Reserve by one share for each share that is retained by or returned to the Company. Shares of Common Stock repurchased by the Company on the open market with the proceeds of an Option, will be deemed to have been delivered under the Plan and will not be available for future Awards under the Plan. The payment of dividend equivalents in cash in conjunction with any outstanding Award shall not count against the Share Reserve.

4.4         Awards Granted to Non-Employee Directors.    No Non-Employee Director may be granted, during any calendar year, Awards having a fair value (determined on the date of grant) that, when added to all other cash compensation paid to the Non-Employee Director in respect of the Non-Employee Director’s service as a member of the Board for such calendar year, exceeds $500,000.

4.5         Adjustments.    If there shall occur any change with respect to the outstanding shares of Common Stock by reason of any recapitalization, reclassification, stock dividend, extraordinary cash dividend, stock split, reverse stock split or other distribution with respect to the shares of Common Stock or any merger, reorganization, consolidation, combination, spin-off or other corporate event or transaction or any other change affecting the Common Stock (other than regular cash dividends to stockholders of the Company), the Committee shall, in the manner and to the extent it considers appropriate and equitable to the Participants and consistent with the terms of the Plan, cause an adjustment to be made to (i) the maximum number and kind of shares of Common Stock or other securities provided in Sections 4.1 and 4.2 hereof, (ii) the number and kind of shares of Common Stock, units or other securities or rights subject to then outstanding Awards, (iii) the exercise, base or purchase price for each share or unit or other security or right subject to then outstanding Awards, (iv) other value determinations applicable to the Plan and/or outstanding Awards, and/or (v) any other terms of an Award that are affected by the event. Notwithstanding the foregoing, (a) any such adjustments shall, to the extent necessary to avoid additional taxes, be made in a manner consistent with the requirements of Section 409A of the Code and (b) in the case of Incentive Stock Options, any such adjustments shall, to the extent practicable, be made in a manner consistent with the requirements of Section 424(a) of the Code, unless otherwise determined by the Committee.

5.           Eligibility and Awards.

5.1         Designation of Participants.    Any Eligible Person may be selected by the Committee to receive an Award and become a Participant. The Committee has the authority, in its discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted, the number of shares of Common Stock or units subject to Awards to be granted and the terms and conditions of such Awards consistent with the terms of the Plan. In selecting Eligible Persons to be Participants, and in determining the type and amount of Awards to be granted under the Plan, the Committee shall consider any and all factors that it deems relevant or appropriate. Designation of a Participant in any year shall not require the Committee to designate such Person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to such Participant in any other year.

5.2         Determination of Awards.    The Committee shall determine the terms and conditions of all Awards granted to Participants in accordance with its authority under Section 3.2 hereof. An Award may consist of one type of right or benefit hereunder or of two or more such rights or benefits granted in tandem.

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2         Fixed amount to be determined.

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5.3         Award Agreements.    Each Award granted to an Eligible Person shall be represented by an Award Agreement. The terms of the Award, as determined by the Committee, will be set forth in the applicable Award Agreements as described in Section 14.2 hereof.

6.           Stock Options.

6.1         Grant of Stock Options.    A Stock Option may be granted to any Eligible Person selected by the Committee, except that an Incentive Stock Option may be granted only to an Eligible Person satisfying the conditions of Section 6.7(a) hereof. Each Stock Option shall be designated on the Date of Grant, in the discretion of the Committee, as an Incentive Stock Option or as a Nonqualified Stock Option. All Stock Options granted under the Plan are intended to comply with or be exempt from the requirements of Section 409A of the Code, to the extent applicable.

6.2         Exercise Price.    Unless otherwise determined by the Committee, the exercise price per share of a Stock Option (other than a Stock Option substituted or assumed under Section 14.10) shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Date of Grant. The Committee may in its discretion specify an exercise price per share that is higher than the Fair Market Value of a share of Common Stock on the Date of Grant.

6.3         Vesting of Stock Options.    The Committee shall, in its discretion, prescribe in an award agreement the time or times at which or the conditions upon which, a Stock Option or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Option may be based on the continued Service of the Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified performance goal(s) and/or on such other terms and conditions as approved by the Committee in its discretion. If the vesting requirements of a Stock Option are not satisfied, the Award shall be forfeited.

6.4         Term of Stock Options.    The Committee shall in its discretion prescribe in an Award Agreement the period during which a vested Stock Option may be exercised; provided, however, that the maximum term of a Stock Option shall be ten (10) years from the Date of Grant. If the Fair Market Value of a share of Common Stock exceeds the Exercise Price on the last day that the Stock Option may be exercised under an Award Agreement, the affected Participant shall be deemed to have exercised the vested portion of such Option in a net exercise under Section 6.5(ii)(C) below and net share withholding for taxes (unless otherwise agreed) without the requirement of any further action. The Committee may provide that a Stock Option will cease to be exercisable upon or at the end of a specified time period following a termination of Service for any reason as set forth in the Award Agreement or otherwise. A Stock Option may be earlier terminated as specified by the Committee and set forth in an Award Agreement upon or following the termination of a Participant’s Service with the Company or any Subsidiary, including by reason of voluntary resignation, death, Disability, termination for Cause or any other reason. Subject to compliance with Section 409A of the Code, as applicable, and the provisions of this Section 6, the Committee may extend at any time the period in which a Stock Option may be exercised, but not beyond ten (10) years from the Date of Grant.

6.5         Stock Option Exercise; Tax Withholding.    Subject to such terms and conditions as specified in an Award Agreement (including applicable vesting requirements), a Stock Option may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Company, together with payment of the aggregate exercise price and applicable withholding tax. Payment of the exercise price may be made: (i) in cash or by cash equivalent acceptable to the Committee, or, (ii) to the extent permitted by the Committee in its sole discretion in an Award Agreement or otherwise (A) in shares of Common Stock valued at the Fair Market Value of such shares on the date of exercise, (B) through an open-market, broker-assisted sales transaction pursuant to which the Company is promptly delivered the amount of proceeds necessary to satisfy the exercise price, (C) by reducing the number of shares of Common Stock otherwise deliverable upon the exercise of the Stock Option by the number of shares of Common Stock having a Fair Market Value on the date of exercise equal to the exercise price, (D) by a combination of the methods described above or (E) by such other method as may be approved by the Committee. In accordance with Section 14.11 hereof, and in addition to and at the time of payment of the exercise price, the Participant shall pay to the Company the full amount of any and all applicable income tax, employment tax and other amounts required to be withheld in connection with such exercise, payable under such of the methods described above for the payment of the exercise price as may be approved by the Committee and set forth in the Award Agreement.

6.6         Limited Transferability of Nonqualified Stock Options.    All Stock Options shall be nontransferable except (i) upon the Participant’s death, in accordance with Section 14.3 hereof or (ii) in the case of Nonqualified Stock Options only, for the transfer of all or part of the Stock Option to a Participant’s “family member” (as defined for

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purposes of the Form S-8 registration statement under the Securities Act), or as otherwise permitted by the Committee to the extent also permitted by the general instructions of the Form S-8 registration statement, as may be amended from time to time, in each case as may be approved by the Committee in its discretion at the time of proposed transfer; provided, in each case, that any permitted transfer shall be for no consideration. The transfer of a Nonqualified Stock Option may be subject to such terms and conditions as the Committee may in its discretion impose from time to time. Subsequent transfers of a Nonqualified Stock Option shall be prohibited other than in accordance with Section 14.3 hereof.

6.7         Additional Rules for Incentive Stock Options.

(a)         Eligibility.    An Incentive Stock Option may be granted only to an Eligible Person who is considered an employee for purposes of Treasury Regulation Section 1.421-1(h) with respect to the Company or any Subsidiary that qualifies as a “subsidiary corporation” with respect to the Company for purposes of Section 424(f) of the Code.

(b)         Annual Limits.    No Incentive Stock Option shall be granted to a Participant as a result of which the aggregate Fair Market Value (determined as of the Date of Grant) of the Common Stock with respect to which incentive stock options under Section 422 of the Code are exercisable for the first time in any calendar year under the Plan and any other stock option plans of the Company or any Subsidiary or parent corporation, would exceed $100,000, determined in accordance with Section 422(d) of the Code. This limitation shall be applied by taking Stock Options into account in the order in which granted. Any Stock Option grant that exceeds such limit shall be treated as a Nonqualified Stock Option.

(c)         Additional Limitations.    In the case of any Incentive Stock Option granted to an Eligible Person who owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary, the exercise price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the Date of Grant and the maximum term shall be five (5) years.

(d)         Termination of Service.    An Award of an Incentive Stock Option may provide that such Stock Option may be exercised not later than (i) three (3) months following termination of Service of the Participant with the Company and all Subsidiaries (other than as set forth in clause (ii) of this Section 6.7(d)) or (ii) one year following termination of Service of the Participant with the Company and all Subsidiaries due to death or permanent and total disability within the meaning of Section 22(e)(3) of the Code, in each case as and to the extent determined by the Committee to comply with the requirements of Section 422 of the Code.

(e)         Other Terms and Conditions; Nontransferability.    Any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of the Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an “incentive stock option” under Section 422 of the Code. A Stock Option that is granted as an Incentive Stock Option shall, to the extent it fails to qualify as an “incentive stock option” under the Code, be treated as a Nonqualified Stock Option. An Incentive Stock Option shall by its terms be nontransferable other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.

(f)          Disqualifying Dispositions.    If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or one year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.

6.8         Repricing Prohibited.    Subject to the adjustment provisions contained in Section 4.5 hereof and other than in connection with a Change in Control, without the prior approval of the Company’s stockholders, neither the Committee nor the Board shall cancel a Stock Option when the exercise price per share exceeds the Fair Market Value of one share of Common Stock in exchange for cash or another Award or cause the cancellation, substitution or amendment of a Stock Option that would have the effect of reducing the exercise price of such a Stock Option previously granted under the Plan or otherwise approve any modification to such a Stock Option, that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the NASDAQ or other principal exchange on which the Common Stock is then listed.

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6.9         No Rights as Stockholder.    The Participant shall not have any rights as a stockholder with respect to the shares underlying a Stock Option until such time as shares or Common Stock are delivered to the Participant pursuant to the terms of the Award Agreement.

7.           Stock Appreciation Rights.

7.1         Grant of Stock Appreciation Rights.    Stock Appreciation Rights may be granted to any Eligible Person selected by the Committee. Stock Appreciation Rights may be granted on a basis that allows for the exercise of the right by the Participant, or that provides for the automatic exercise or payment of the right upon a specified date or event. Stock Appreciation Rights shall be non-transferable, except as provided in Section 14.3 hereof. All Stock Appreciation Rights granted under the Plan are intended to comply with or otherwise be exempt from the requirements of Section 409A of the Code, to the extent applicable.

7.2         Terms of Stock Appreciation Rights.    The Committee shall in its discretion provide in an Award Agreement the time or times at which or the conditions upon which, a Stock Appreciation Right or portion thereof shall become vested and/or exercisable. If the Fair Market Value of a share of Common Stock exceeds the base price on the last day that the Stock Appreciation Right may be exercised under an Award Agreement, the affected Participant shall be deemed to have exercised the vested portion of such Stock Appreciation Right and net share withholding for taxes (unless otherwise agreed) shall be effected without the requirement of any further action. The requirements for vesting and exercisability of a Stock Appreciation Right may be based on the continued Service of a Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified performance goal(s) and/or on such other terms and conditions as approved by the Committee in its discretion. If the vesting requirements of a Stock Appreciation Right are not satisfied, the Award shall be forfeited. A Stock Appreciation Right will be exercisable or payable at such time or times as determined by the Committee; provided, however, that the maximum term of a Stock Appreciation Right shall be ten (10) years from the Date of Grant. Subject to compliance with Section 409A of the Code, as applicable, and the provisions of this Section 7.2, the Committee may extend at any time the period in which a Stock Appreciation Right may be exercised, but not beyond ten (10) years from the Date of Grant. The Committee may provide that a Stock Appreciation Right will cease to be exercisable upon or at the end of a period following a termination of Service for any reason. The base price of a Stock Appreciation Right shall be determined by the Committee in its discretion; provided, however, that the base price per share shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Date of Grant (other than with respect to a Stock Appreciation Right substituted or assumed under Section 14.10).

7.3         Payment of Stock Appreciation Rights.    A Stock Appreciation Right will entitle the holder, upon exercise or other payment of the Stock Appreciation Right, as applicable, to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise or payment of the Stock Appreciation Right over the base price of such Stock Appreciation Right, by (ii) the number of shares as to which such Stock Appreciation Right is exercised or paid. Payment of the amount determined under the foregoing may be made, as approved by the Committee and set forth in the Award Agreement, in shares of Common Stock valued at their Fair Market Value on the date of exercise or payment, in cash or in a combination of shares of Common Stock and cash, subject to applicable tax withholding requirements.

7.4         Repricing Prohibited.    Subject to the adjustment provisions contained in Section 4.5 hereof and other than in connection with a Change in Control, without the prior approval of the Company’s stockholders, neither the Committee nor the Board shall cancel a Stock Appreciation Right when the base price per share exceeds the Fair Market Value of one share of Common Stock in exchange for cash or another Award or cause the cancellation, substitution or amendment of a Stock Appreciation Right that would have the effect of reducing the base price of such a Stock Appreciation Right previously granted under the Plan or otherwise approve any modification to such Stock Appreciation Right that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the NASDAQ or other principal exchange on which the Common Stock is then listed.

7.5         No Rights as Stockholder.    The Participant shall not have any rights as a stockholder with respect to the shares underlying a Stock Appreciation Right unless and until such time as shares or Common Stock are delivered to the Participant pursuant to the terms of the Award Agreement.

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8.           Restricted Stock Awards.

8.1         Grant of Restricted Stock Awards.    A Restricted Stock Award may be granted to any Eligible Person selected by the Committee. The Committee may require the payment by the Participant of a specified purchase price in connection with any Restricted Stock Award.

8.2         Vesting Requirements.    The restrictions imposed on shares granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement. The requirements for vesting of a Restricted Stock Award may be based on the continued Service of the Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified performance goal(s) and/or on such other terms and conditions as approved by the Committee in its discretion. If the vesting requirements of a Restricted Stock Award are not satisfied, the Award shall be forfeited and the shares of Common Stock subject to the Award shall be returned to the Company.

8.3         Transfer Restrictions.    Shares granted under any Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge or charge until all applicable restrictions are removed or have expired, except as provided in Section 14.3 hereof. Failure to satisfy any applicable restrictions shall result in the subject shares of the Restricted Stock Award being forfeited and returned to the Company. The Committee may require in an Award Agreement that certificates (if any) representing the shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed, and that certificates (if any) representing the shares granted or sold under a Restricted Stock Award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired.

8.4         Rights as Stockholder.    Subject to the foregoing provisions of this Section 8 and the applicable Award Agreement, the Participant shall have all rights of a stockholder with respect to the shares granted to the Participant under a Restricted Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto, unless the Committee determines otherwise at the time the Restricted Stock Award is granted. The Committee shall determine and set forth in a Participant’s Award Agreement whether or not a Participant holding a Restricted Stock Award granted hereunder shall have the right to exercise voting rights with respect to the period during which the Restricted Stock Award is subject to forfeiture (the “Restriction Period”), and have the right to receive dividends on the Restricted Stock Award during the Restriction Period (and, if so, on what terms) provided that if a Participant has the right to receive dividends paid with respect to the Restricted Stock Award, such dividends shall be subject to the same vesting terms as the related Restricted Stock Award.

8.5         Section 83(b) Election.    If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall file, within thirty (30) days following the Date of Grant, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s making or refraining from making an election with respect to the Award under Section 83(b) of the Code.

9.           Restricted Stock Units.

9.1         Grant of Restricted Stock Units.    A Restricted Stock Unit may be granted to any Eligible Person selected by the Committee. The value of each Restricted Stock Unit is equal to the Fair Market Value of a share of Common Stock on the applicable date or time period of determination, as specified by the Committee. Restricted Stock Units shall be subject to such restrictions and conditions as the Committee shall determine. Restricted Stock Units shall be non-transferable, except as provided in Section 14.3 hereof.

9.2         Vesting of Restricted Stock Units.    The Committee shall, in its discretion, determine any vesting requirements with respect to Restricted Stock Units, which shall be set forth in the Award Agreement. The requirements for vesting of a Restricted Stock Unit may be based on the continued Service of the Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified performance goal(s) and/or on such other terms and conditions as approved by the Committee in its discretion. If the vesting requirements of a Restricted Stock Unit Award are not satisfied, the Award shall be forfeited.

9.3         Payment of Restricted Stock Units.    Restricted Stock Units shall become payable to a Participant at the time or times determined by the Committee and set forth in the Award Agreement, which may be upon or following the vesting of the Award. Payment of a Restricted Stock Unit may be made, as approved by the Committee and set forth

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in the Award Agreement, in cash or in shares of Common Stock or in a combination thereof, subject to applicable tax withholding requirements. Any cash payment of a Restricted Stock Unit shall be made based upon the Fair Market Value of a share of Common Stock, determined on such date or over such time period as determined by the Committee.

9.4         Dividend Equivalent Rights.    Dividends shall not be paid with respect to Restricted Stock Units. Dividend equivalent rights may be granted with respect to the Shares subject to Restricted Stock Units to the extent permitted by the Committee and set forth in the applicable Award Agreement; provided that any dividend equivalent rights granted shall be subject to the same vesting terms as the related Restricted Stock Units.

9.5         No Rights as Stockholder.    The Participant shall not have any rights as a stockholder with respect to the shares subject to a Restricted Stock Unit until such time as shares of Common Stock are delivered to the Participant pursuant to the terms of the Award Agreement.

10.         Stock-Based Awards.

10.1       Grant of Stock-Based Awards.    A Stock-Based Award may be granted to any Eligible Person selected by the Committee. A Stock-Based Award may be granted for past Services, in lieu of bonus or other cash compensation, as directors’ compensation or for any other valid purpose as determined by the Committee, and shall be based upon or calculated by reference to the Common Stock. The Committee shall determine the terms and conditions of such Awards, and such Awards may be made without vesting requirements. In addition, the Committee may, in connection with any Stock-Based Award, require the payment of a specified purchase price.

10.2       Rights as Stockholder.    The Participant shall not have any rights as a stockholder with respect to the shares of Common Stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto, until such time as shares of Common Stock, if any, are issued to the Participant pursuant to the terms of the Award Agreement. If a Participant has the right to receive dividends paid with respect to the Stock-Based Award, such dividends shall be subject to the same vesting terms as the related Stock-Based Award, if applicable.

11.         Change in Control.

11.1       Effect on Awards.    Upon the occurrence of a Change in Control, all outstanding Awards shall either be (a) continued or assumed by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent (with such continuation or assumption including conversion into the right to receive securities, cash or a combination of both), or (b) substituted by the surviving company or corporation or its parent for awards (with such substitution including conversion into the right to receive securities, cash or a combination of both), with substantially similar terms for outstanding Awards (with appropriate adjustments to the type of consideration payable upon settlement of the Awards or other relevant factors, and with any applicable performance conditions deemed achieved (i) for any completed performance period, based on actual performance, or (ii) for any partial or future performance period, at the greater of the target level or actual performance, in each case as determined by the Committee (with the Award remaining subject only to time vesting), unless otherwise provided in an Award Agreement).

11.2       Certain Adjustments.    Notwithstanding Section 11.1, to the extent that outstanding Awards are not continued, assumed or substituted pursuant to Section 11.1 upon the occurrence of a Change in Control, the Committee is authorized (but not obligated) to make adjustments in the terms and conditions of outstanding Awards, including without limitation the following (or any combination thereof):

(a)         acceleration of exercisability, vesting and/or payment of outstanding Awards immediately prior to the occurrence of such event or upon or following such event;

(b)         upon written notice, providing that any outstanding Stock Options and Stock Appreciation Rights are exercisable during a period of time immediately prior to the scheduled consummation of the event or such other period as determined by the Committee (contingent upon the consummation of the event), and at the end of such period, such Stock Options and Stock Appreciation Rights shall terminate to the extent not so exercised within the relevant period; and

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(c)         cancellation of all or any portion of outstanding Awards for fair value (in the form of cash, Common Stock, other property or any combination thereof) as determined in the sole discretion of the Committee; provided, however, that, in the case of Stock Options and Stock Appreciation Rights or similar Awards, the fair value may equal the excess, if any, of the value or amount of the consideration to be paid in the Change in Control transaction to holders of shares of Common Stock (or, if no such consideration is paid, Fair Market Value of the shares of Common Stock) over the aggregate exercise or base price, as applicable, with respect to such Awards or portion thereof being cancelled, or if there is no such excess, zero; provided, further, that if any payments or other consideration are deferred and/or contingent as a result of escrows, earn outs, holdbacks or any other contingencies, payments under this provision may be made on substantially the same terms and conditions applicable to, and only to the extent actually paid to, the holders of Common Stock in connection with the Change in Control.

11.3       Certain Terminations of Service.    Notwithstanding the provisions of Section 11.1, if a Participant’s Service with the Company and its Subsidiaries is terminated upon or within six (6) months following a Change in Control, or such longer period as the Committee determines which may be prior to, as of or following a Change in Control, by the Company without Cause or upon such other circumstances as determined by the Committee, the unvested portion (if any) of all outstanding Awards held by the Participant shall immediately vest (and, to the extent applicable, become exercisable) and be paid in full upon such termination, with any applicable performance conditions deemed achieved (i) for any completed performance period, based on actual performance, or (ii) for any partial or future performance period, at the greater of the target level or actual performance, in each case as determined by the Committee, unless otherwise provided in an Award Agreement.

11.4       Definition of Change in Control.    Unless otherwise defined in an Award Agreement or other written agreement approved by the Committee, “Change in Control” means, and shall occur, if:

(a)         any Person (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of Common Stock), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities;

(b)         during any period of two consecutive years (the “Board Measurement Period”) individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c), or (d) of this section, or a director initially elected or nominated as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any Person other than the Board) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the Board Measurement Period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(c)         a merger or consolidation of the Company with any other company or corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than those covered by the exceptions in (i) above) acquires more than 50% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control of the Company; or

(d)         the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets that has been approved by the stockholders of the Company other than (i) the sale or disposition of all or substantially all of the assets of the Company to a Person or Persons who beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding voting securities of the Company at the time of the sale or disposition or (ii) pursuant to a spinoff type transaction, directly or indirectly, of such assets to the stockholders of the Company.

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Notwithstanding the foregoing, to the extent necessary to comply with Section 409A of the Code with respect to the payment of “nonqualified deferred compensation,” “Change in Control” shall be limited to a “change in control event” as defined under Section 409A of the Code.

12.         Forfeiture Events.

12.1       General.    The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award are subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, without limitation, termination of Service for Cause, violation of laws, regulations or material Company policies, breach of noncompetition, non-solicitation, confidentiality or other restrictive covenants that may apply to the Participant, application of a Company clawback policy relating to financial restatement, or other conduct by the Participant that is detrimental to the business or reputation of the Company.

12.2       Termination for Cause.

(a)         Treatment of Awards.    Unless otherwise provided by the Committee and set forth in an Award Agreement, if (i) a Participant’s Service with the Company or any Subsidiary shall be terminated for Cause or (ii) after termination of Service for any other reason, the Committee determines in its discretion either that, (1) during the Participant’s period of Service, the Participant engaged in an act or omission which would have warranted termination of Service for Cause or (2) after termination, the Participant engages in conduct that violates any continuing obligation or duty of the Participant in respect of the Company or any Subsidiary, such Participant’s rights, payments and benefits with respect to an Award shall be subject to cancellation, forfeiture and/or recoupment, as provided in Section 12.3 below. The Company shall have the power to determine whether the Participant has been terminated for Cause, the date upon which such termination for Cause occurs, whether the Participant engaged in an act or omission which would have warranted termination of Service for Cause or engaged in conduct that violated any continuing obligation or duty of the Participant in respect of the Company or any Subsidiary. Any such determination shall be final, conclusive and binding upon all Persons. In addition, if the Company shall reasonably determine that a Participant has committed or may have committed any act which could constitute the basis for a termination of such Participant’s Service for Cause or violates any continuing obligation or duty of the Participant in respect of the Company or any Subsidiary, the Company may suspend the Participant’s rights to exercise any Stock Option or Stock Appreciation Right, receive any payment or vest in any right with respect to any Award pending a determination by the Company of whether an act or omission could constitute the basis for a termination for Cause as provided in this Section 12.2.

(b)         Definition of Cause.    “Cause” means with respect to a Participant’s termination of Service, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant (or where there is such an agreement but it does not define “cause” (or words of like import, which shall include but not be limited to “gross misconduct”)), termination due to a Participant’s (1) failure to substantially perform Participant’s duties or obey lawful directives that continues after receipt of written notice from the Company and a 10-day opportunity to cure; (2) gross misconduct or gross negligence in the performance of Participant’s duties; (3) fraud, embezzlement, theft, or any other act of material dishonesty or misconduct; (4) conviction of, indictment for, or plea of guilty or nolo contendere to, a felony or any crime involving moral turpitude; (5) material breach or violation of any agreement with the Company or its Affiliates, any restrictive covenant applicable to Participant, or any Company policy (including, without limitation, with respect to harassment); or (6) other conduct, acts or omissions that, in the good faith judgment of the Company, are likely to materially injure the reputation, business or a business relationship of the Company or any of its Affiliates; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant that defines “cause” (or words of like import, which shall include but not be limited to “gross misconduct”), “cause” as defined under such agreement. With respect to a termination of Service for a non-employee director, Cause means an act or failure to act that constitutes cause for removal of a director under applicable law. Any voluntary termination of Service by the Participant in anticipation of an involuntary termination of the Participant’s Service for Cause shall be deemed to be a termination for Cause.

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12.3       Right of Recapture.

(a)         General.    If at any time within one year (or such longer time specified in an Award Agreement or other agreement with a Participant or policy applicable to the Participant) after the date on which a Participant exercises a Stock Option or Stock Appreciation Right or on which a Stock-Based Award, Restricted Stock Award or Restricted Stock Unit vests, is settled in shares or otherwise becomes payable, or on which income otherwise is realized or property is received by a Participant in connection with an Award, (i) a Participant’s Service is terminated for Cause, (ii) the Committee determines in its discretion that the Participant is subject to any recoupment of benefits pursuant to the Company’s compensation recovery, “clawback” or similar policy, as may be in effect from time to time, or (iii) after a Participant’s Service terminates for any other reason, the Committee determines in its discretion either that, (1) during the Participant’s period of Service, the Participant engaged in an act or omission which would have warranted termination of the Participant’s Service for Cause or (2) after a Participant’s termination of Service, the Participant engaged in conduct that violated any continuing obligation or duty of the Participant in respect of the Company or any Subsidiary, then, at the sole discretion of the Committee, any gain realized by the Participant from the exercise, vesting, payment, settlement or other realization of income or receipt of property by the Participant in connection with an Award, shall be repaid by the Participant to the Company upon notice from the Company, subject to applicable law. Such gain shall be determined as of the date or dates on which the gain is realized by the Participant, without regard to any subsequent change in the Fair Market Value of a share of Common Stock. To the extent not otherwise prohibited by law, the Company shall have the right to offset the amount of such repayment obligation against any amounts otherwise owed to the Participant by the Company (whether as wages, vacation pay or pursuant to any benefit plan or other compensatory arrangement).

(b)         Accounting Restatement.    If a Participant receives compensation pursuant to an Award under the Plan based on financial statements that are subsequently restated in a way that would decrease the value of such compensation, the Participant will, to the extent not otherwise prohibited by law, upon the written request of the Company, forfeit and repay to the Company the difference between what the Participant received and what the Participant should have received based on the accounting restatement, in accordance with (i) any compensation recovery, “clawback” or similar policy, as may be in effect from time to time to which such Participant is subject and (ii) any compensation recovery, “clawback” or similar policy made applicable by law including the provisions of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules, regulations and requirements adopted thereunder by the Securities and Exchange Commission and/or any national securities exchange on which the Company’s equity securities may be listed (the “Policy”). By accepting an Award hereunder, the Participant acknowledges and agrees that the Policy, whenever adopted, shall apply to such Award, and all incentive-based compensation payable pursuant to such Award shall be subject to forfeiture and repayment pursuant to the terms of the Policy.

13.         Transfer, Leave of Absence, Etc.    For purposes of the Plan, except as otherwise determined by the Committee, the following events shall not be deemed a termination of Service: (a) a transfer to the service of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or (b) an approved leave of absence for military service or sickness, a leave of absence where the employee’s right to re-employment is protected either by a statute or by contract or under the policy pursuant to which the leave of absence was granted, a leave of absence for any other purpose approved by the Company or if the Committee otherwise so provides in writing.

14.         General Provisions.

14.1       Status of Plan.    The Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver shares of Common Stock or make payments with respect to Awards.

14.2       Award Agreement.    An Award under the Plan shall be evidenced by an Award Agreement in a written or electronic form approved by the Committee setting forth the number of shares of Common Stock or other amounts or securities subject to the Award, the exercise price, base price or purchase price of the Award, the time or times at which an Award will become vested, exercisable or payable and the term of the Award. The Award Agreement also may set forth the effect on an Award of a Change in Control and/or a termination of Service under certain circumstances. The Award Agreement shall be subject to and incorporate, by reference or otherwise, all of the applicable terms and conditions of the Plan, and also may set forth other terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of the Plan. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the

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Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Agreement. The Committee need not require the execution of an Award Agreement by a Participant, in which case, acceptance of the Award by the Participant shall constitute agreement by the Participant to the terms, conditions, restrictions and limitations set forth in the Plan and the Award Agreement as well as the administrative guidelines of the Company in effect from time to time. In the event of any conflict between the provisions of the Plan and any Award Agreement, the provisions of the Plan shall prevail.

14.3       No Assignment or Transfer; Beneficiaries.    Except as provided in Section 6.6 hereof or as otherwise provided by the Committee to the extent not prohibited under Section A.1.(5) of the general instructions of Form S-8, as may be amended from time to time, Awards under the Plan shall not be assignable or transferable by the Participant, and shall not be subject in any manner to assignment, alienation, pledge, encumbrance or charge. Notwithstanding the foregoing, in the event of the death of a Participant, except as otherwise provided by the Committee, an outstanding Award may be exercised by or shall become payable to the Participant’s beneficiary as determined under the Company 401(k) retirement plan or other applicable retirement or pension plan. In lieu of such determination, a Participant may, from time to time, name any beneficiary or beneficiaries to receive any benefit in case of the Participant’s death before the Participant receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant and will be effective only when filed by the Participant in writing (in such form or manner as may be prescribed by the Committee) with the Company during the Participant’s lifetime. In the absence of a valid designation as provided above, if no validly designated beneficiary survives the Participant or if each surviving validly designated beneficiary is legally impaired or prohibited from receiving the benefits under an Award, the Participant’s beneficiary shall be the legatee or legatees of such Award designated under the Participant’s last will or by such Participant’s executors, personal representatives or distributees of such Award in accordance with the Participant’s will or the laws of descent and distribution. The Committee may provide in the terms of an Award Agreement or in any other manner prescribed by the Committee that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant’s death. Any transfer permitted under this Section 14.3 shall be for no consideration.

14.4       No Right to Employment or Continued Service.    Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person or any Participant any right to continue in the Service of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any of its Subsidiaries to terminate the employment or other service relationship of an Eligible Person or a Participant for any reason or no reason at any time.

14.5       Rights as Stockholder.    A Participant shall have no rights as a holder of shares of Common Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of such securities. Except as provided in Section 4.5 hereof, no adjustment or other provision shall be made for dividends or other stockholder rights, except to the extent that the Award Agreement provides for dividend payments or dividend equivalent rights. The Committee may determine in its discretion the manner of delivery of Common Stock to be issued under the Plan, which may be by delivery of stock certificates, electronic account entry into new or existing accounts or any other means as the Committee, in its discretion, deems appropriate. The Committee may require that the stock certificates (if any) be held in escrow by the Company for any shares of Common Stock or cause the shares to be legended in order to comply with the securities laws or other applicable restrictions. Should the shares of Common Stock be represented by book or electronic account entry rather than a certificate, the Committee may take such steps to restrict transfer of the shares of Common Stock as the Committee considers necessary or advisable.

14.6       Trading Policy and Other Restrictions.    Transactions involving Awards under the Plan shall be subject to the Company’s insider trading and other restrictions, terms, conditions and policies, established by the Committee from time to time or by applicable law.

14.7       Section 409A Compliance.    To the extent applicable, it is intended that the Plan and all Awards hereunder comply with, or be exempt from, the requirements of Section 409A of the Code and the Treasury Regulations and other guidance issued thereunder, and that the Plan and all Award Agreements shall be interpreted and applied by the Committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code. In the event that any (i) provision of the Plan or an Award Agreement, (ii) Award, payment, transaction or (iii) other action or arrangement contemplated by the provisions of the Plan is determined by the Committee to not comply with the applicable requirements of Section 409A of the Code and the Treasury Regulations and other guidance issued thereunder, the Committee shall have the authority to take such actions and to make such changes to the

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Plan or an Award Agreement as the Committee deems necessary to comply with such requirements. No payment that constitutes deferred compensation under Section 409A of the Code that would otherwise be made under the Plan or an Award Agreement upon a termination of Service will be made or provided unless and until such termination is also a “separation from service,” as determined in accordance with Section 409A of the Code. Notwithstanding the foregoing or anything elsewhere in the Plan or an Award Agreement to the contrary, if a Participant is a “specified employee” as defined in Section 409A of the Code at the time of termination of Service with respect to an Award, then solely to the extent necessary to avoid the imposition of any additional tax under Section 409A of the Code, the commencement of any payments or benefits under the Award shall be deferred until the date that is six (6) months plus one (1) day following the date of the Participant’s termination of Service or, if earlier, the Participant’s death (or such other period as required to comply with Section 409A). For purposes of Section 409A of the Code, a Participant’s right to receive any installment payments pursuant to this Plan or any Award granted hereunder shall be treated as a right to receive a series of separate and distinct payments. For the avoidance of doubt, each applicable tranche of Common Shares subject to vesting under any Award shall be considered a right to receive a series of separate and distinct payments. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

14.8       Section 457A Compliance.    In the event any Award is subject to Section 457A of the Code (“Section 457A”), the Committee may, in its sole discretion and without a Participant’s prior consent, amend the Plan and/or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (i) exempt the Plan and/or any Award from the application of Section 457A, (ii) preserve the intended tax treatment of any such Award, or (iii) comply with the requirements of Section 457A, including without limitation any such regulations, guidance, compliance programs and other interpretative authority that may be issued after the date of the grant. To the extent that an Award constitutes deferred compensation subject to Section 457A, such Award will be subject to taxation in accordance with Section 457A. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 457A of the Code or any damages for failing to comply with Section 457A of the Code.

14.9       Securities Law Compliance.    No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares of Common Stock pursuant to the grant or exercise of an Award, the Company may require the Participant to take any action that the Company determines is necessary or advisable to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares. The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the shares of Common Stock are being acquired solely for investment purposes and without any current intention to sell or distribute such shares.

14.10     Substitution or Assumption of Awards in Corporate Transactions.    The Committee may grant Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other entity, in substitution for awards previously granted by such corporation or other entity or otherwise. The Committee may also assume any previously granted awards of a former employee or a current employee, director, consultant or other service provider of another corporation or entity that becomes an Eligible Person by reason of such corporate transaction. The terms and conditions of the substituted or assumed awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. To the extent permitted by applicable law and the listing requirements of the NASDAQ or other exchange or securities market on which the Common Stock are listed, any such substituted or assumed awards shall not reduce the Share Reserve.

14.11     Tax Withholding.    The Participant shall be responsible for payment of any taxes or similar charges required by law to be paid or withheld from an Award or an amount paid in satisfaction of an Award. Any required withholdings shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Award Agreement may specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award, which may include permitting the Participant to elect to satisfy the withholding obligation by tendering shares of Common Stock to the Company or having the Company withhold a number of shares of Common Stock having a value in each case up to the maximum statutory tax rates in the applicable

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jurisdiction or as the Committee may approve in its discretion (provided that such withholding does not result in adverse tax or accounting consequences to the Company), or similar charge required to be paid or withheld. In addition, to the extent permitted by the Committee in its sole discretion in an Award Agreement or otherwise, and subject to Section 16 of the Exchange Act, withholding may be satisfied through an open-market, broker-assisted sales transaction pursuant to which the Company is promptly delivered the amount of proceeds necessary to satisfy the withholding amount, which shall be subject to any terms and conditions imposed by the Committee. The Company shall have the power and the right to require a Participant to remit to the Company the amount necessary to satisfy federal, state, provincial and local taxes, domestic or foreign, required by law or regulation to be withheld, and to deduct or withhold from any shares of Common Stock deliverable under an Award to satisfy such withholding obligation.

14.12     Unfunded Plan.    The adoption of the Plan and any reservation of shares of Common Stock or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Except upon the issuance of shares of Common Stock pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant’s permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company’s creditors or otherwise, to discharge its obligations under the Plan.

14.13      Other Compensation and Benefit Plans.    The adoption of the Plan shall not affect any other share incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of share incentive or other compensation or benefit program for employees of the Company or any Subsidiary. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute includable compensation for purposes of determining the amount of benefits to which a Participant is entitled under any other compensation or benefit plan or program of the Company or a Subsidiary, including, without limitation, under any pension or severance benefits plan, except to the extent specifically provided by the terms of any such plan.

14.14     Plan Binding on Transferees.    The Plan shall be binding upon the Company, its transferees and assigns, and the Participant, the Participant’s executor, administrator and permitted transferees and beneficiaries.

14.15     Severability.    If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

14.16     Governing Law.    The Plan, all Awards and all Award Agreements, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to the Plan, any Award or Award Agreement, or the negotiation, execution or performance of any such documents or matter related thereto (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with the Plan, any Award or Award Agreement, or as an inducement to enter into any Award Agreement), shall be governed by, and enforced in accordance with, the internal laws of the State of Delaware, including its statutes of limitations and repose, but without regard to any borrowing statute that would result in the application of the statute of limitations or repose of any other jurisdiction.

14.17     No Fractional Shares.    No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares of Common Stock or whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

14.18     No Guarantees Regarding Tax Treatment.    Neither the Company nor the Committee make any guarantees to any Person regarding the tax treatment of Awards or payments made under the Plan. Neither the Company nor the Committee has any obligation to take any action to prevent the assessment of any tax on any Person with respect to any Award under Section 409A of the Code, Section 4999 of the Code or otherwise and neither the Company nor the Committee shall have any liability to a Person with respect thereto.

14.19     Data Protection.    By participating in the Plan, each Participant consents to the collection, processing, transmission and storage by the Company, its Subsidiaries and any third party administrators of any data of a professional or personal nature for the purposes of administering the Plan and in connection with a Participant’s status as a stockholder of the Company upon the issuance of any shares of Common Stock pursuant to an Award.

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14.20      Awards to Non-U.S. Participants.    To comply with the laws in countries other than the United States in which the Company or any of its Subsidiaries or Affiliates operates or has employees, Non-Employee Directors or consultants, the Committee, in its sole discretion, shall have the power and authority to (i) modify the terms and conditions of any Award granted to Participants outside the United States to comply with applicable foreign laws, (ii) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals and (iii) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 14.20 by the Committee shall be attached to this Plan document as appendices.

15.         Term; Amendment and Termination; Stockholder Approval.

15.1       Term.    The Board has adopted this plan as of the date written below. The Plan shall be effective as of the date of its approval by the stockholders of the Company within 12 months of the adoption (the “Effective Date”). Subject to Section 15.2 hereof, the Plan shall terminate on the tenth anniversary of the Effective Date.

15.2       Amendment and Termination.    The Board may from time to time and in any respect, amend, modify, suspend or terminate the Plan; provided, however, that no amendment, modification, suspension or termination of the Plan shall materially and adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award. The Board may seek the approval of any amendment, modification, suspension or termination by the Company’s stockholders to the extent it deems necessary in its discretion for purposes of compliance with Section 422 of the Code or for any other purpose, and shall seek such approval to the extent it deems necessary in its discretion to comply with applicable law or listing requirements of NASDAQ or other exchange or securities market. Notwithstanding the foregoing, the Board shall have broad authority to amend the Plan or any Award under the Plan without the consent of a Participant to the extent it deems necessary or desirable in its discretion to comply with, take into account changes in, or interpretations of, applicable tax laws, securities laws, employment laws, accounting rules and other applicable laws, rules and regulations.

The Plan was adopted by the Board on November 30, 2021.

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Annex F

THE LEAFLY HOLDINGS, INC.

2021 EMPLOYEE STOCK PURCHASE PLAN

1.           General; Purpose.

(a)         The Plan provides a means by which Eligible Employees and/or Eligible Service Providers of either the Company or a Designated Company may be given an opportunity to purchase Common Stock. The Plan permits the Company to grant a series of Purchase Rights to Eligible Employees and/or Eligible Service Providers.

(b)         The Company, by means of the Plan, seeks to retain and assist its Related Corporations or Affiliates in retaining the services of such Eligible Employees and Eligible Service Providers, to secure and retain the services of new Eligible Employees and Eligible Service Providers and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations and Affiliates.

(c)         The Plan includes two components: a 423 Component and a Non-423 Component. The Company intends (but makes no undertaking or representation to maintain) the 423 Component to qualify as an Employee Stock Purchase Plan. The provisions of the 423 Component, accordingly, will be construed in a manner that is consistent with the requirements of Section 423 of the Code, including without limitation, to extend and limit Plan participation in a uniform and non-discriminating basis. In addition, this Plan authorizes grants of Purchase Rights under the Non-423 Component that do not meet the requirements of an Employee Stock Purchase Plan. Except as otherwise provided in the Plan or determined by the Board, the Non-423 Component will operate and be administered in the same manner as the 423 Component. In addition, the Company may make separate Offerings which vary in terms (provided that such terms are not inconsistent with the provisions of the Plan and, with respect to the 423 Component, the requirements of an Employee Stock Purchase Plan), and the Company will designate which Designated Company is participating in each separate Offering and if any Eligible Service Providers will be eligible to participate in a separate Offering. Eligible Employees will be able to participate in the 423 Component or Non-423 Component of the Plan. Eligible Service Providers will only be able to participate in the Non-423 Component of the Plan.

2.           Administration.

(a)         The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b)         The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)   To determine how and when Purchase Rights will be granted and the provisions of each Offering (which need not be identical).

(ii)  To designate from time to time which Related Corporations will be eligible to participate in the Plan as Designated 423 Corporations or as Designated Non-423 Corporations, which Affiliates will be eligible to participate in the Plan as Designated Non-423 Corporations, and which Designated Companies will participate in each separate Offering (to the extent that the Company makes separate Offerings).

(iii) To designate from time to time which persons will be Eligible Service Providers and which Eligible Service Providers will participate in each separate Offering (to the extent that the Company makes separate Offerings).

(iv) To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it deems necessary or expedient to make the Plan fully effective.

(v)  To settle all controversies regarding the Plan and Purchase Rights granted under the Plan.

(vi) To suspend or terminate the Plan at any time as provided in Section 12.

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(vii)              To amend the Plan at any time as provided in Section 12.

(viii)             Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company, its Related Corporations, and Affiliates and to carry out the intent that the 423 Component be treated as an Employee Stock Purchase Plan.

(ix)               To adopt such rules, procedures and sub-plans relating to the operation and administration of the Plan as are necessary or appropriate under applicable local laws, regulations and procedures to permit or facilitate participation in the Plan by Employees or Eligible Service Providers who are non-U.S. nationals or employed or providing services or located or otherwise subject to the laws of a jurisdiction outside the United States. Without limiting the generality of, but consistent with, the foregoing, the Board specifically is authorized to adopt rules, procedures, and sub-plans, which, for purposes of the Non-423 Component, may be beyond the scope of Section 423 of the Code, regarding, without limitation, eligibility to participate in the Plan, handling and making of Contributions, establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock issuances, any of which may vary according to applicable requirements.

(c)         The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated. Whether or not the Board has delegated administration of the Plan to a Committee, the Board will have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(d)         All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3.           Stock Subject to the Plan.

(a)         Subject to the provisions of Section 11(a) relating to Capitalization Adjustments and Section 3(b), the maximum number of shares of Common Stock that may be issued under the Plan (the “Share Reserve”) will not exceed 1,244,256 shares of Common Stock. Each share of Common Stock subject to a Purchase Right shall reduce the Share Reserve by one share.

(b)         On the first day of each fiscal year of the Company during the term of the Plan, commencing on January 1, 2022 and ending on (and including) January 1, 2031, the Share Reserve shall automatically increase by a number of shares of Common Stock such that the number of shares that may be issued under the plan shall equal 2.5% of the fully diluted shares of Common Stock as of the last day of the preceding fiscal year, but shall in no event be increased more than 1,244,256 shares of Common Stock. For the avoidance of doubt, up to the maximum number of shares of Common Stock reserved under this Section 3(a) may be used to satisfy purchases of Common Stock under the 423 Component and any remaining portion of such maximum number of shares may be used to satisfy purchases of Common Stock under the Non-423 Component.

(c)         If any Purchase Right granted under the Plan terminates without having been exercised in full, the shares of Common Stock not purchased under such Purchase Right will again become available for issuance under the Plan.

(d)         The stock purchasable under the Plan will be shares of authorized but unissued or reacquired shares of Common Stock, including shares repurchased by the Company on the open market.

(e)         Any sub-plan adopted pursuant to Section 2(b)(ix) of the the Plan shall be subject to the limits on shares of Common Stock under the Plan (inclusive of any adjustments), and shall be subject to the same share recycling provisions as the Plan (relating to purchase rights granted that terminate without having been exercised in full).

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4.           Grant of Purchase Rights; Offering.

(a)         The Board may from time to time grant or provide for the grant of Purchase Rights to Eligible Employees and/or Eligible Service Providers under an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering will be in such form and will contain such terms and conditions as the Board will deem appropriate, and, with respect to the 423 Component, will comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights will have the same rights and privileges. The terms and conditions of an Offering will be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering will include (through incorporation of the provisions of this Plan by reference in the Offering Document or otherwise) the period during which the Offering will be effective, which period will not exceed 27 months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive.

(b)         If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in forms delivered to the Company: (i) each form will apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) will be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) will be exercised.

(c)         The Board will have the discretion to structure an Offering so that if the Fair Market Value of a share of Common Stock on the first Trading Day of a new Purchase Period within that Offering is less than or equal to the Fair Market Value of a share of Common Stock on the Offering Date for that Offering, then (i) that Offering will terminate immediately as of that first Trading Day, and (ii) the Participants in such terminated Offering will be automatically enrolled in a new Offering beginning on the first Trading Day of such new Offering Period and Purchase Period.

5.           Eligibility.

(a)         Purchase Rights may be granted only to Employees of the Company or, as the Board may designate in accordance with Section 2(b), to Employees of a Related Corporation or, solely with respect to the Non-423 Component, Employees of an Affiliate or Eligible Service Providers.

(b)         The Board may provide that Employees will not be eligible to be granted Purchase Rights under the Plan if, on the Offering Date, the Employee (i) has not completed at least two years of service since the Employee’s last hire date (or such lesser period of time as may be determined by the Board in its discretion), (ii) customarily works not more than 20 hours per week (or such lesser period of time as may be determined by the Board in its discretion), (iii) customarily works not more than five months per calendar year (or such lesser period of time as may be determined by the Board in its discretion), (iv) is an Officer, (v) is a highly compensated employee within the meaning of Section 423(b)(4)(D) of the Code, or (vi) has not satisfied such other criteria as the Board may determine consistent with Section 423 of the Code. Unless otherwise determined by the Board for any Offering Period, an Employee will not be eligible to be granted Purchase Rights unless, on the Offering Date, the Employee customarily works more than 20 hours per week and more than five months per calendar year, and has been employed by the Company, a Related Corporation, or an Affiliate, as the case may be, for at least three continuous months preceding such Offering Date.

(c)         No Employee will be eligible for the grant of any Purchase Rights if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 5(c), the rules of Section 424(d) of the Code will apply in determining the stock ownership of any Employee, and common stock which such Employee may purchase under all outstanding Purchase Rights and options will be treated as stock owned by such Employee.

(d)         As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which, when aggregated, exceeds U.S. $25,000 of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect

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to the Plan, will be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

(e)         An Eligible Service Provider will not be eligible to be granted Purchase Rights unless the Eligible Service Provider is providing bonafide services to the Company or a Designated Company on the applicable Offering Date.

(f)          Notwithstanding anything set forth herein except for Section 5(e) above, the Board may establish additional eligibility requirements, or fewer eligibility requirements, for Employees and/or Eligible Service Providers with respect to Offerings made under the Non-423 Component even if such requirements are not consistent with Section 423 of the Code.

6.           Purchase Rights; Purchase Price.

(a)         On each Offering Date, each Eligible Employee or Eligible Service Provider, pursuant to an Offering made under the Plan, will be granted a Purchase Right to purchase up to that number of shares of Common Stock (rounded down to the nearest whole share) purchasable either with a percentage or with a maximum dollar amount, as designated by the Board; provided however, that in the case of Eligible Employees, such percentage or maximum dollar amount will in either case not exceed 15% of such Employee’s earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date will be no later than the end of the Offering, unless otherwise provided for in an Offering.

(b)         The Board will establish one or more Purchase Dates during an Offering on which Purchase Rights granted for that Offering will be exercised and shares of Common Stock will be purchased in accordance with such Offering.

(c)         In connection with each Offering made under the Plan, the Board may specify (i) a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering, (ii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering, and (iii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date under the Offering. If the aggregate purchase of shares of Common Stock issuable on exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata (based on each Participant’s accumulated Contributions) allocation of the shares of Common Stock (rounded down to the nearest whole share) available will be made in as nearly a uniform manner as will be practicable and equitable.

(d)         The purchase price of shares of Common Stock acquired pursuant to Purchase Rights will be not less than the lesser of:

(i)   an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the Offering Date; or

(ii)  an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

7.           Participation; Withdrawal; Termination.

(a)         An Eligible Employee may elect to authorize payroll deductions as the means of making Contributions by completing and delivering to the Company, within the time specified by the Company, an enrollment form provided by the Company or any third party designated by the Company (each, a “Company Designee”). The enrollment form will specify the amount of Contributions not to exceed the maximum amount specified by the Board. Each Participant’s Contributions will be credited to a bookkeeping account for such Participant under the Plan and will be deposited with the general funds of the Company except where applicable laws or regulations require that Contributions be deposited with a Company Designee or otherwise be segregated.

(b)         If permitted in the Offering, a Participant may begin Contributions with the first payroll or payment date occurring on or after the Offering Date (or, in the case of a payroll date or payment date that occurs after the end of the prior Offering but before the Offering Date of the next new Offering, Contributions from such payroll or payment will be included in the new Offering) or on such other date as set forth in the Offering. If permitted in

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the Offering, a Participant may thereafter reduce (including to zero) or increase his or her Contributions. If required under applicable laws or regulations or if specifically provided in the Offering, in addition to or instead of making Contributions by payroll deductions, a Participant may make Contributions through a payment by cash, check, or wire transfer prior to a Purchase Date, in a manner directed by the Company or a Company Designee.

(c)         During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company or a Company Designee a withdrawal form provided by the Company. The Company may impose a deadline before a Purchase Date for withdrawing. On such withdrawal, such Participant’s Purchase Right in that Offering will immediately terminate and the Company will distribute as soon as practicable to such Participant all of his or her accumulated but unused Contributions without interest and such Participant’s Purchase Right in that Offering will then terminate. A Participant’s withdrawal from that Offering will have no effect on his or her eligibility to participate in any other Offerings under the Plan, but such Participant will be required to deliver a new enrollment form to participate in subsequent Offerings.

(d)         Purchase Rights granted pursuant to any Offering under the Plan will terminate immediately if the Participant either (i) is no longer an Eligible Employee or Eligible Service Provider for any reason or for no reason, or (ii) is otherwise no longer eligible to participate. The Company shall have the exclusive discretion to determine when Participant is no longer actively providing services and the date of the termination of employment or service for purposes of the Plan. As soon as practicable, the Company will distribute to such individual all of his or her accumulated but unused Contributions without interest.

(e)         During a Participant’s lifetime, Purchase Rights will be exercisable only by such Participant. Purchase Rights are not transferable by a Participant, except by will, by the laws of descent and distribution, or, if permitted by the Company, by a beneficiary designation as described in Section 10.

(f)          Unless otherwise specified in the Offering or required by applicable laws, the Company will have no obligation to pay interest on Contributions.

8.           Exercise of Purchase Rights.

(a)         On each Purchase Date, each Participant’s accumulated Contributions will be applied to the purchase of shares of Common Stock (rounded down to the nearest whole share), up to the maximum number of shares of Common Stock permitted by the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares will be issued unless specifically provided for in the Offering.

(b)         Unless otherwise provided in the Offering, if any amount of accumulated Contributions remains in a Participant’s account after the purchase of shares of Common Stock on the final Purchase Date in an Offering, then such remaining amount will roll over to the next Offering.

(c)         No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued on such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable U.S. federal and state, non-U.S. and other securities, exchange control and other laws applicable to the Plan. If on a Purchase Date the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights will be exercised on such Purchase Date, and the Purchase Date will be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in material compliance, except that the Purchase Date will in no event be more than three (3) months from the original Purchase Date. If, on the Purchase Date, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in material compliance with all applicable laws or regulations, as determined by the Company in its sole discretion, no Purchase Rights will be exercised and all accumulated but unused Contributions will be distributed as soon as practicable to the Participants without interest.

9.           Covenants of the Company. The Company will seek to obtain from each U.S. federal or state, non-U.S. or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Purchase Rights and issue and sell shares of Common Stock thereunder unless the Company determines, in its sole discretion, that doing so would cause the Company to incur costs that are unreasonable. If, after commercially reasonable efforts, the Company is unable to obtain the authority that counsel for the Company deems necessary for the grant of Purchase Rights or the lawful issuance and sale of Common Stock under the Plan, and at a commercially reasonable cost, the Company will be relieved from any liability for failure to grant Purchase Rights or to issue and sell Common Stock on exercise of such Purchase Rights.

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10.         Designation of Beneficiary.

(a)         The Company may, but is not obligated to, permit a Participant to submit a form designating any beneficiary or beneficiaries who will receive any shares of Common Stock or Contributions from the Participant’s account under the Plan if the Participant dies before such shares of Common Stock or Contributions are delivered to the Participant. The Company may, but is not obligated to, permit the Participant to change such designation of beneficiary. Each such designation shall revoke all prior designations by the same Participant and will be effective only when filed by the Participant in writing (on a form approved by the Company or as approved by the Company for use by a Company Designee) with the Company during the Participant’s lifetime.

(b)         In the absence of a valid designation as provided in Section 10(a) above, if no validly designated beneficiary survives the Participant or if each surviving validly designated beneficiary is legally impaired or prohibited from receiving any shares of Common Stock or Contributions, the Participant’s beneficiary shall be the legatee or legatees designated under the Participant’s last will or by such Participant’s executors, personal representatives or distributees of such shares of Common Stock or Contributions in accordance with the Participant’s will or the laws of descent and distribution. If no executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and Contributions, without interest, to the Participant’s spouse, dependents or relatives, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate. Any transfer permitted under this Section 10 shall be for no consideration.

11.         Capitalization Adjustments; Dissolution or Liquidation; Change in Control.

(a)         In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities by which the Share Reserve is to increase automatically each year pursuant to Section 3(a), (iii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding Offerings and Purchase Rights, and (iv) the class(es) and number of securities that are the subject of the purchase limits under each ongoing Offering. The Board will make these adjustments, and its determination will be final, binding, and conclusive.

(b)         In the event of a dissolution or liquidation of the Company, the Board will shorten any Offering then in progress by setting a New Purchase Date prior to the consummation of such proposed dissolution or liquidation. The Board will notify each Participant in writing, prior to the New Purchase Date that the Purchase Date for the Participant’s Purchase Rights has been changed to the New Purchase Date and that such Purchase Rights will be automatically exercised on the New Purchase Date, unless prior to such date the Participant has withdrawn from the Offering as provided in Section 7.

(c)         In the event of a Change in Control, then: (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue outstanding Purchase Rights or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Change in Control) for outstanding Purchase Rights, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such Purchase Rights or does not substitute similar rights for such Purchase Rights, then the Participants’ accumulated Contributions will be used to purchase shares of Common Stock (rounded down to the nearest whole share) prior to the Change in Control under the outstanding Purchase Rights (with such actual date to be determined by the Board in its sole discretion), and the Purchase Rights will terminate immediately after such purchase. The Board will notify each Participant in writing, prior to the New Purchase Date that the Purchase Date for the Participant’s Purchase Rights has been changed to the New Purchase Date and that such Purchase Rights will be automatically exercised on the New Purchase Date, unless prior to such date the Participant has withdrawn from the Offering as provided in Section 7.

12.         Amendment, Termination or Suspension of the Plan.

(a)         The Board may amend the Plan at any time in any respect the Board deems necessary or advisable. However, except as provided in Section 11(a) relating to Capitalization Adjustments, stockholder approval will be required for any amendment of the Plan for which stockholder approval is required by applicable laws, regulations or listing requirements, including any amendment that either (i) increases the number of shares of Common Stock available for issuance under the Plan, (ii) expands the class of individuals eligible to become

Annex F-6

Participants and receive Purchase Rights, (iii) materially increases the benefits accruing to Participants under the Plan or reduces the price at which shares of Common Stock may be purchased under the Plan, (iv) extends the term of the Plan, or (v) expands the types of awards available for issuance under the Plan, but in each of (i) through (v) above only to the extent stockholder approval is required by applicable laws, regulations, or listing requirements.

(b)         The Board may suspend or terminate the Plan at any time. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(c)         Any benefits, privileges, entitlements, and obligations under any outstanding Purchase Rights granted before an amendment, suspension, or termination of the Plan will not be materially impaired by any such amendment, suspension, or termination except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code and the regulations and other interpretive guidance issued thereunder relating to Employee Stock Purchase Plans) including without limitation any such regulations or other guidance that may be issued or amended after the date the Plan is adopted by the Board, or (iii) as necessary to obtain or maintain any special tax, listing, or regulatory treatment. To be clear, the Board may amend outstanding Purchase Rights without a Participant’s consent if such amendment is necessary to ensure that the Purchase Right or the 423 Component complies with the requirements of Section 423 of the Code.

13.         Sections 409A and 457A of the Code; Tax Qualification.

(a)         Purchase Rights granted under the 423 Component are intended to be exempt from the application of Section 409A of the Code. Purchase Rights granted under the Non-423 Component to U.S. taxpayers are intended to be exempt from the application of Section 409A of the Code under the short-term deferral exception and any ambiguities will be construed and interpreted in accordance with such intent. Subject to Section 13(b) below, Purchase Rights granted to U.S. taxpayers under the Non-423 Component will be subject to such terms and conditions that will permit such Purchase Rights to satisfy the requirements of the short-term deferral exception or other exemption available under Section 409A of the Code, including the requirement that the shares subject to a Purchase Right be delivered within the short-term deferral period. Subject to Section 13(b) below, in the case of a Participant who would otherwise be subject to Section 409A of the Code, to the extent the Board determines that a Purchase Right or the exercise, payment, settlement, or deferral thereof is subject to Section 409A of the Code, the Purchase Right will be granted, exercised, paid, settled, or deferred in a manner that will comply with Section 409A of the Code, including U.S. Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the adoption of the Plan. Notwithstanding the foregoing, in no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

(b)         Purchase Rights are intended to be exempt from the application of Section 457A of the Code. In the event that the Committee determines that Purchase Rights may be subject to Section 457A of the Code, the Committee may, in its sole discretion and without a Participant’s prior consent, amend the Plan and/or adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (i) exempt the Plan and/or any Purchase Right from the application of Section 457A, (ii) preserve the intended tax treatment of any such Purchase Right, or (iii) comply with the requirements of Section 457A, including without limitation any such regulations, guidance, compliance programs and other interpretative authority that may be issued after the date of the grant. To the extent that a Purchase Right constitutes deferred compensation subject to Section 457A, such Purchase Right will be subject to taxation in accordance with Section 457A. Notwithstanding the foregoing, in no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 457A of the Code or any damages for failing to comply with Section 457A of the Code.

(c)         Although the Company may endeavor to (i) qualify a Purchase Right for special tax treatment under the laws of the United States or jurisdictions outside of the United States, or (ii) avoid adverse tax treatment (e.g., under Section 409A or Section 457A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain special or to avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Section 13(a) above. The Company will be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.

Annex F-7

14.         Effective Date of Plan. The Plan will become effective on the Effective Date. No Purchase Rights will be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval must be within 12 months before or after the date the Plan is adopted (or, if required under Section 12(a) above, amended) by the Board.

15.         Miscellaneous Provisions.

(a)         Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights will constitute general funds of the Company.

(b)         A Participant will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant’s shares of Common Stock acquired on exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

(c)         The Plan and Offerings do not constitute an employment or service contract. Nothing in the Plan or in the Offerings will in any way alter the at-will nature of a Participant’s employment, if applicable, or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue his or her employment or service relationship with the Company, a Related Corporation, or an Affiliate, or on the part of the Company, a Related Corporation, or an Affiliate to continue the employment or service of a Participant.

(d)         The provisions of the Plan will be governed by the laws of the State of Delaware.

(e)         If any particular provision of the Plan is found to be invalid or otherwise unenforceable, such provision will not affect the other provisions of the Plan, but the Plan will be construed in all respects as if such invalid provision were omitted.

(f)          If any provision of the Plan does not comply with applicable laws or regulations, such provision will be construed in such a manner as to comply with applicable laws or regulations.

16.         Definitions. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a)         “423 Component” means the part of the Plan, which excludes the Non-423 Component, pursuant to which Purchase Rights that satisfy the requirements for an Employee Stock Purchase Plan may be granted to Eligible Employees.

(b)         “Affiliate” means any entity, other than a Related Corporation, in which the Company has an equity or other ownership interest or that is directly or indirectly controlled by, controls, or is under common control with the Company, in all cases, as determined

(c)         “Board” means the Board of Directors of the Company.

(d)         “Capitalization Adjustment” means, with respect to the Common Stock subject to the Plan or subject to any Purchase Right after the date the Plan is adopted by the Board, a stock split, reverse stock split, stock dividend, combination, consolidation, recapitalization (including a recapitalization through a large nonrecurring cash dividend) or reclassification of the Common Stock, subdivision of the Common Stock, a rights offering, a reorganization, merger, spin-off, split-up, repurchase, or exchange of Common Stock or other securities of the Company or other significant corporate transaction, or other change affecting the Common Stock occurs.

(e)         “Change in Control” means, and shall occur, if:

(i)          any Person (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of Common Stock), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities;

Annex F-8

(ii)          during any period of two consecutive years (the “Board Measurement Period”) individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in paragraph (i), (iii), or (iv) of this section, or a director initially elected or nominated as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any Person other than the Board) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the Board Measurement Period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(iii)        A merger, or consolidation of the Company with any other company or corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than those covered by the exceptions in (i) above) acquires more than 50% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control of the Company; or

(iv)        the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets that has been approved by the stockholders of the Company other than (x) the sale or disposition of all or substantially all of the assets of the Company to a Person or Persons who beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding voting securities of the Company at the time of the sale or disposition or (y) pursuant to a spinoff type transaction, directly or indirectly, of such assets to the stockholders of the Company.

Notwithstanding the foregoing, to the extent necessary to comply with Section 409A of the Code with respect to the payment of “nonqualified deferred compensation,” “Change in Control” shall be limited to a “change in control event” as defined under Section 409A of the Code.

(f)          “Code” means the U.S. Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(g)         “Committee” means (i) the Compensation Committee of the Board, (ii) such other committee of no fewer than two members of the Board who are appointed by the Board to administer the Plan or (iii) the Board, as determined by the Board.

(h)         “Common Stock” means the common shares of the Company, par value $0.0001 per share (and any shares or other securities into which such Common Stock may be converted or into which it may be exchanged).

(i)          “Company” means Leafly Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

(j)          “Contributions” means the payroll deductions or other payments specifically provided for in the Offering that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account if specifically provided for in the Offering, and then only if the Participant has not already contributed the maximum permitted amount of payroll deductions and other payments during the Offering.

(k)         “Designated 423 Corporation” means any Related Corporation selected by the Board as participating in the 423 Component.

(l)          “Designated Company” means any Designated Non-423 Corporation or Designated 423 Corporation, provided, however, that at any given time, a Related Corporation participating in the 423 Component will not be a Related Corporation participating in the Non-423 Component.

(m)        “Designated Non-423 Corporation” means any Related Corporation or Affiliate selected by the Board as participating in the Non-423 Component.

(n)         “Director” means a member of the Board.

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(o)         “Effective Date” means the [Closing Date (as defined in the Merger Agreement)].

(p)         “Eligible Employee” means an Employee who meets the requirements set forth in the document(s) governing the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan. For purposes of the Plan, the employment relationship will be treated as continuing intact while the Employee is on sick leave or other leave of absence approved by the Company or a Related Corporation or Affiliate that directly employs the Employee. Where the period of leave exceeds three (3) months and the Employee’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated three months and one day following the commencement of such leave.

(q)         “Eligible Service Provider” means a natural person other than an Employee or Director who (i) is designated by the Committee to be an “Eligible Service Provider,” (ii) provides bonafide services to the Company or a Related Corporation, (iii) is not a U.S. taxpayer and (iv) meets the requirements set forth in the document(s) governing the Offering for eligibility to participate in the Offering, provided that such person also meets the requirements for eligibility to participate set forth in the Plan.

(r)          “Employee” means any person, including an Officer or Director, who is treated as an employee in the records of the Company or a Related Corporation or Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(s)          “Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(t)          “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

(u)         “Fair Market Value” means, as applied to a specific date, the price of a share of Common Stock that is based on the opening, closing, actual, high, low or average selling prices of a share of Common Stock reported on any established stock exchange or national market system including without limitation the National Association of Securities Dealers, Inc. Automated Quotation System, the New York Stock Exchange and the National Market System on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, Fair Market Value shall be deemed to be equal to the closing price of a share of Common Stock on the date as of which Fair Market Value is to be determined, or if shares of Common Stock are not publicly traded on such date, as of the most recent date on which shares of Common Stock were publicly traded. Notwithstanding the foregoing, if the Common Stock is not traded on any established stock exchange or national market system, the Fair Market Value means the price of a share of Common Stock as established by the Committee.

(v)         “Fiscal Year” means the fiscal year of the Company.

(w)        “New Purchase Date” means a new Purchase Date set by shortening any Offering then in progress.

(x)         “Non-423 Component” means the part of the Plan, which excludes the 423 Component, pursuant to which Purchase Rights that are not intended to satisfy the requirements for an Employee Stock Purchase Plan may be granted to Eligible Employees and Eligible Service Providers.

(y)         “Offering” means the grant to Eligible Employees or Eligible Service Providers of Purchase Rights, with the exercise of those Purchase Rights automatically occurring at the end of one or more Purchase Periods. The terms and conditions of an Offering will generally be set forth in the “Offering Document” approved by the Board for that Offering.

(z)         “Offering Date” means a date selected by the Board for an Offering to commence.

(aa)        “Offering Period” means a period with respect to which the right to purchase Common Stock may be granted under the Plan, as determined by the Board pursuant to the Plan.

Annex F-10

(bb)       “Officer” means a person who is an officer of the Company or a Related Corporation or Affiliate within the meaning of Section 16 of the Exchange Act.

(cc)        “Participant” means an Eligible Employee or Eligible Service Provider who holds an outstanding Purchase Right.

(dd)       “Plan” means this Leafly Holdings, Inc. 2021 Employee Stock Purchase Plan, including both the 423 Component and the Non-423 Component, as amended from time to time.

(ee)        “Purchase Date” means one or more dates during an Offering selected by the Board on which Purchase Rights will be exercised and on which purchases of shares of Common Stock will be carried out in accordance with such Offering.

(ff)         “Purchase Period” means a period of time specified within an Offering, generally beginning on the Offering Date or on the first Trading Day following an Offering Date, and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.

(gg)       “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.

(hh)       “Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(ii)         “Securities Act” means the U.S. Securities Act of 1933, as amended.

(jj)         “Trading Day” means any day on which the exchange or market on which shares of Common Stock are listed is open for trading.

Annex F-11